PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 10, 1997)

                                  $229,626,000
                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                    COMPANY
                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER
          HOME EQUITY LOAN PASS-THROUGH CERTIFICATES, SERIES 1997-HS5

$43,000,000    6.88%       Class A-1  Certificates     $18,778,000          7.00%         Class A-7   Certificates
$16,800,000    6.56%       Class A-2  Certificates     $20,288,000          6.73%         Class A-L1  Certificates
$55,800,000    6.51%       Class A-3  Certificates     $ 1,220,000          6.88%         Class A-L2  Certificates
$10,600,000    6.50%       Class A-4  Certificates     $         0        8.00%(1)        Class IO    Certificates
$18,100,000    6.67%       Class A-5  Certificates     $19,518,000          7.01%         Class M-1   Certificates
$ 8,300,000    6.76%       Class A-6  Certificates     $ 9,185,000          7.17%         Class M-2   Certificates
             $8,037,000      7.50%(2)       Class B-1  Certificates

------------

(1) Based on the Notional Amount as described herein. After the 30th Distribution Date, the Pass-Through Rate on the Fixed Strip Certificates shall be reduced to 0.00%.

(2) Subject to the Maximum Class B-1 Rate as described herein.
                            ------------------------

    The Series 1997-HS5 Home Equity Loan Pass-Through Certificates will include the following ten classes (the 'Senior Certificates'): (i) Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates; (ii) Class A-7 Certificates (the 'Super Senior Certificates'); (iii) Class A-L1 Certificates;
(iv) Class A-L2 Certificates (the 'Senior Support Certificates' and together with the Class A-L1 Certificates, the 'Lockout Certificates'); and (v) Class IO Certificates (the 'Fixed Strip Certificates'). In addition to the Senior Certificates, the Series 1997-HS5 Home Equity Loan Pass-Through Certificates will also include the following five classes: (i) Class M-1 Certificates and Class M-2 Certificates (together, the 'Class M Certificates'); (ii) Class B-1 Certificates (together with the Class M Certificates, the 'Subordinate Certificates'); and (iii) Class R-I Certificates and Class R-II Certificates (together, the 'Class R Certificates' or the 'Residual Certificates'). Only the Senior Certificates and the Subordinate Certificates (together, the 'Offered Certificates') are offered hereby. See 'Index of Principal Definitions' in the Prospectus for the meanings of capitalized terms and acronyms not otherwise defined herein.

    It is a condition of the issuance of the Senior Certificates (other than the Fixed Strip Certificates) that they be rated 'AAA' by Standard & Poor's Rating Services ('Standard & Poor's') and Fitch Investors Service L.P. ('Fitch'). It is a condition to the issuance of the Fixed Strip Certificates that they be rated 'AAAr' by Standard & Poor's and 'AAA' by Fitch. It is a condition to the issuance of the Class M-1, Class M-2 and Class B-1 Certificates that they be rated not lower than 'AA,' 'A' and 'BBB,' respectively, by Standard & Poor's and Fitch.

    The Offered Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                                   (Continued on following page)

                            ------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
  OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, GMAC MORTGAGE OR ANY
        OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE
          UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY
        GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE
          MASTER SERVICER, GMAC MORTGAGE OR ANY OF THEIR RESPECTIVE
                                  AFFILIATES.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
     MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

    FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE OFFERED CERTIFICATES, SEE 'RISK FACTORS' COMMENCING ON PAGE S-13 HEREIN AND 'RISK FACTORS' IN THE PROSPECTUS COMMENCING ON PAGE 9.

    There is currently no secondary market for the Offered Certificates. Morgan Stanley & Co. Incorporated (the 'Underwriter') intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

    The Offered Certificates will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Offered Certificates, before deducting expenses payable by the Company, will be equal to approximately 101.29% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest thereon from October 1, 1997. The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Senior Certificates will be made only in book-entry form through DTC, Cedel and Euroclear (each as defined herein) as discussed herein and that delivery of the Subordinate Certificates will be made at the offices of the Underwriter, New York, New York, on or about October 30, 1997, against payment therefor in immediately available funds.

                      MORGAN STANLEY DEAN WITTER
OCTOBER 27, 1997

(Continued from previous page)

    The Certificates in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the 'TRUST FUND') consisting primarily of a pool of closed end, fixed-rate, fully-amortizing and balloon payment, one- to four-family, primarily second lien home equity mortgage loans with terms to maturity of approximately five, seven, ten, fifteen, twenty, twenty-five or thirty years as described herein (the 'MORTGAGE LOANS') to be deposited by Residential Funding Mortgage Securities II, Inc. (the 'COMPANY') into the Trust Fund. The characteristics of the Mortgage Loans are described herein under 'Description of the Mortgage Pool.'

    The Senior Certificates (the 'DTC REGISTERED CERTIFICATES') initially will be represented by certificates registered in the name of Cede & Co., as nominee of DTC, as further described herein. Investors in the DTC Registered Certificates may elect to hold their Certificates through DTC, in the United States, or Cedel or Euroclear, in Europe. Definitive certificates will be available for the DTC Registered Certificates only under the limited circumstances described herein. See 'Description of the Certificates -- Book-Entry Registration of the Senior Certificates' herein.

    As described herein, two separate REMIC elections will be made in connection with the Trust Fund for federal income tax purposes. Each class of Offered Certificates will represent ownership of 'regular interests' in the related REMIC and each class of Residual Certificates will constitute the sole class of 'residual interests' in the related REMIC. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

    Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing in November 1997 (each, a 'DISTRIBUTION DATE'). As described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balance thereof (or the Notional Amount thereof in the case of the Fixed Strip Certificates) and the applicable Pass-Through Rate thereof, which will be fixed for all classes of Certificates, and may be reduced by certain interest shortfalls. Distributions in respect of principal on the Senior Certificates (other than the Fixed Strip Certificates, which are not entitled to distributions of principal) will be allocated among the various classes of Senior Certificates as described herein under 'Description of the Certificates -- Principal Distributions.' The rights of the holders of the Subordinate Certificates and Class R Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates to the extent described herein and in the Prospectus. In addition, certain losses otherwise allocable to the Super Senior Certificates will be allocated first to the Senior Support Certificates as described herein.

    THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. IN GENERAL, DEFAULTS ON MORTGAGE LOANS ARE EXPECTED TO OCCUR WITH GREATER FREQUENCY IN THEIR EARLY YEARS AND THE RATE OF DEFAULTS AND THE SEVERITY OF LOSSES ON MORTGAGE LOANS SECURED BY SECOND LIENS MAY BE SUBSTANTIALLY HIGHER THAN MORTGAGE LOANS SECURED BY FIRST LIENS. SEE 'RISK FACTORS' HEREIN AND IN THE PROSPECTUS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME WITHOUT PENALTY. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES MAY ALSO BE ADVERSELY AFFECTED BY THE UNCERTAINTY OF THE AVAILABILITY OF THE NET MONTHLY EXCESS CASH FLOW (AS DEFINED HEREIN) TO COVER ANY UNPAID INTEREST SHORTFALLS (AS DEFINED HEREIN) AND SUCH SHORTFALLS MAY REMAIN UNPAID ON THE FINAL DISTRIBUTION DATE. IN ADDITION, THE YIELD TO MATURITY OF EACH CLASS OF SUBORDINATE CERTIFICATES WILL BE EXTREMELY SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS (AND THE TIMING THEREOF), TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY THE OVERCOLLATERALIZATION AMOUNT (AS DEFINED HEREIN) OR BY ANY CLASS OF SUBORDINATE CERTIFICATES HAVING A LOWER PAYMENT PRIORITY, AS DESCRIBED HEREIN. INVESTORS IN THE FIXED STRIP CERTIFICATES SHOULD FULLY CONSIDER THAT AN EXTREMELY RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. SEE 'SUMMARY -- SPECIAL PREPAYMENT CONSIDERATIONS,'
' -- SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS' AND 'CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS' HEREIN AND 'YIELD AND PREPAYMENT CONSIDERATIONS' IN THE PROSPECTUS.

                            ------------------------
    THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE COMPANY AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED JUNE 10, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            ------------------------
    UNTIL JANUARY 21, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
                                              PROSPECTUS SUPPLEMENT
Summary....................................................................................................    S-4
Risk Factors...............................................................................................   S-13
Description of the Mortgage Pool...........................................................................   S-15
Description of Certificates................................................................................   S-23
Certain Yield and Prepayment Considerations................................................................   S-33
Pooling and Servicing Agreement............................................................................   S-41
Certain Federal Income Tax Consequences....................................................................   S-42
Method of Distribution.....................................................................................   S-43
Legal Opinions.............................................................................................   S-44
Ratings....................................................................................................   S-44
Legal Investment...........................................................................................   S-45
ERISA Considerations.......................................................................................   S-45
Annex I -- Global Clearance, Settlement and Tax Documentation Procedures...................................    I-1

                                                PROSPECTUS
Additional Information.....................................................................................      2
Reports to Certificateholders..............................................................................      2
Incorporation of Certain Information by Reference..........................................................      2
Summary of Prospectus......................................................................................      4
Risk Factors...............................................................................................      9
The Mortgage Pools.........................................................................................     13
Allocation of Revolving Credit Loan Balances...............................................................     19
Mortgage Loan Program......................................................................................     19
Description of the Certificates............................................................................     27
Description of Credit Enhancement..........................................................................     40
Purchase Obligations.......................................................................................     46
The Company................................................................................................     46
Residential Funding Corporation............................................................................     47
The Pooling and Servicing Agreement........................................................................     47
Yield and Prepayment Considerations........................................................................     51
Certain Legal Aspects of Mortgage Loans and Related Matters................................................     57
Certain Federal Income Tax Consequences....................................................................     67
State and Other Tax Consequences...........................................................................     82
ERISA Considerations.......................................................................................     82
Legal Investment Matters...................................................................................     86
Use of Proceeds............................................................................................     87
Methods of Distribution....................................................................................     87
Legal Matters..............................................................................................     88
Financial Information......................................................................................     88
Index of Principal Definitions.............................................................................     89

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. See 'Index of Principal Definitions' in the Prospectus.

Title of Securities.................  Home Equity Loan Pass-Through Certificates, Series 1997-HS5.
Company.............................  Residential Funding Mortgage Securities II, Inc., an affiliate of
                                      Residential Funding. See 'The Company' in the Prospectus.
Master Servicer.....................  Residential Funding Corporation. See 'Pooling and Servicing
                                      Agreement -- The Master Servicer' herein and 'Residential Funding
                                      Corporation' in the Prospectus.
Trustee.............................  The First National Bank of Chicago, a national banking association.
Delivery Date.......................  On or about October 30, 1997.
The Mortgage Pool...................  The Mortgage Pool will consist of a pool of closed end, fixed-rate, fully-
                                      amortizing and balloon payment mortgage loans (the 'MORTGAGE LOANS'), acquired by Residential Funding pursuant to its Home Equity Program with an aggregate unpaid principal balance as of the close of business on the business day prior to October 1, 1997 (the 'CUT-OFF DATE BALANCE' and
                                      October 1, 1997, the 'CUT-OFF DATE') of $229,626,574. 99.9% of the Mortgage
                                      Loans (by Cut-off Date Balance) are secured by second liens on fee simple or leasehold interests in one- to four-family residential real properties
                                      (each, a 'MORTGAGED PROPERTY') and the remainder are secured by first liens. At origination, the Mortgage Loans had individual principal balances of at least $6,000 but not more than $230,000 with an average principal balance at origination of approximately $36,778. The Mortgage Loans have terms to maturity from the date of origination or modification of approximately five, seven, ten, fifteen, twenty, twenty-five or thirty years with respect to 0.2%, 0.1%, 1.4%, 97.1%, 1.2%, 0.1% and 0.1% of the
                                      Mortgage Loans (each, by Cut-off Date Balance), respectively, and a weighted average remaining term to stated maturity of approximately 176 months as of the Cut-off Date. All of the Mortgage Loans with terms to maturity from the date of origination or modification of approximately five, ten, twenty, twenty-five or thirty years and 60.5% of the Mortgage
                                      Loans with terms to maturity from the date of origination or modification of approximately fifteen years (by Cut-off Date Balance of such Mortgage
                                      Loans) are fully-amortizing. All of the Mortgage Loans with terms to maturity of seven years, and 39.5% of the Mortgage Loans with terms to maturity of fifteen years (by Cut-off Date Balance of such Mortgage Loans), require monthly payments of principal based on 30-year amortization schedules and have scheduled maturity dates of seven years or fifteen years, respectively, from the due date of the first monthly payment (each such Mortgage Loan, a 'BALLOON MORTGAGE LOAN'), in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by Cut-off Date Balance of the Mortgage Loans (except as otherwise indicated). All of the Mortgage Loans are initially being subserviced by GMAC Mortgage Corporation.
                                      The Mortgage Loans will bear interest at Mortgage Rates of at least 8.125%
                                      per annum but no more than 16.500% per annum, with a weighted average
                                      Mortgage Rate of 11.6706% per annum as of the Cut-

                                      off Date. The Combined Loan-to-Value Ratio for the Mortgage Loans range from 15% to 101% and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date is approximately 91.67%. 56.3% of the Mortgage Loans have Combined Loan-to-Value Ratios greater than 90%.
                                      52.8% of the Mortgage Loans are located in California.
                                      As of the Cut-off Date, 1.7% of the Mortgage Loans were High Cost Loans.
                                      For a further description of the Mortgage Loans, see 'Description of the
                                      Mortgage Pool' herein.
The Offered Certificates............  The Offered Certificates will be issued pursuant to a Pooling and Servicing
                                      Agreement, to be dated as of October 1, 1997, among the Company, the Master
                                      Servicer and the Trustee (the 'POOLING AND SERVICING AGREEMENT'). The
                                      Offered Certificates will have the following Pass-Through Rates,
                                      Certificate Principal Balances and other features as of the Cut-off Date:

                                       Class A-1    Certificates         6.88%         $43,000,000          Senior
                                       Class A-2    Certificates         6.56%         $16,800,000          Senior
                                       Class A-3    Certificates         6.51%         $55,800,000          Senior
                                       Class A-4    Certificates         6.50%         $10,600,000          Senior
                                       Class A-5    Certificates         6.67%         $18,100,000          Senior
                                       Class A-6    Certificates         6.76%         $ 8,300,000          Senior
                                       Class A-7    Certificates         7.00%         $18,778,000       Super Senior
                                       Class A-L1   Certificates         6.73%         $20,288,000      Lockout/Senior
                                       Class A-L2   Certificates         6.88%         $ 1,220,000      Lockout/Senior
                                                                                                            Support
                                       Class IO     Certificates         8.00%         $         0    Fixed Strip/Senior
                                       Class M-1    Certificates         7.01%         $19,518,000        Subordinate
                                       Class M-2    Certificates         7.17%         $ 9,185,000        Subordinate
                                       Class B-1    Certificates         7.50%         $ 8,037,000        Subordinate

                                      The Offered Certificates are subject to various priorities for payment of interest and principal as described herein. For a description of the allocation of interest and principal distributions among the Senior
                                      Certificates and on the Subordinate Certificates, see 'Description of the
                                      Certificates -- Interest Distributions' and ' -- Principal Distributions'
                                      herein.
Certificate Registration............  The DTC Registered Certificates will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. No
                                      Beneficial Owner will be entitled to receive a Certificate of such class in fully registered, certificated form (a 'DEFINITIVE CERTIFICATE'), except under the limited circumstances described herein. Investors in the DTC
                                      Registered Certificates may elect to hold their Certificates through DTC, in the United States, or Cedel or Euroclear, in Europe. Transfers within
                                      DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The
                                      Subordinate Certificates will be offered in fully registered, certificated form. For further registration information and denomination amounts see
                                      'Description of the Certificates' herein.
Interest Distributions..............  Holders of each class of Offered Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
                                      Interest (as defined herein) on such class on each Distribution Date in the manner and priority set forth herein.
                                      With respect to any Distribution Date, 'ACCRUED CERTIFICATE INTEREST' will be equal to, in respect of each class of Offered Certificates, one month's interest on the Certificate Principal Balance thereof (or the
                                      Notional Amount thereof in the case of the Fixed Strip Certificates) of the
                                      Certificates of such class at the related Pass-Through Rate on such class;
                                      provided that on any Distribution Date on which the Interest Remittance
                                      Amount (as defined herein) is insufficient to pay Accrued Certificate
                                      Interest on any class of Offered Certificates, the amount of such shortfall will be carried forward with interest thereon (such amount, an 'UNPAID
                                      INTEREST SHORTFALL') and be payable on future Distribution Dates subject to available funds. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
                                      The 'PASS-THROUGH RATE' with respect to each class of Offered Certificates
                                      (other than the Fixed Strip Certificates) will be equal to the fixed rate set forth on the cover hereof, subject, in the case of the Class B-1
                                      Certificates, to the Maximum Class B-1 Rate (as defined herein). The
                                      Pass-Through Rate on the Fixed Strip Certificates will equal 8.00% per annum for the first 30 Distribution Dates, and 0.00% thereafter.
                                      The 'NOTIONAL AMOUNT' of the Fixed Strip Certificates as of any
                                      Distribution Date will generally be equal to the Certificate Principal
                                      Balance of the Class A-L1 Certificates as of such Distribution Date.
                                      References herein to the Notional Amount are used solely for certain calculations and do not represent the right of any Class of Certificates to receive distributions allocable to principal.
                                      See 'Description of the Certificates -- Interest Distributions' herein.
Principal Distributions.............  Holders of the Senior Certificates (other than the Fixed Strip
                                      Certificates, which will not be entitled to distributions with respect to principal) will be entitled to receive a distribution of principal on each
                                      Distribution Date, in the manner and priority set forth herein, to the extent of the Senior Principal Distribution Amount (as defined herein).
                                      Following the earlier to occur of (i) the Stepdown Date (as defined herein), so long as no Trigger Event (as defined herein) is in effect, or
                                      (ii) the retirement of the Senior Certificates and any Class M Certificates
                                      senior thereto, holders of the Class M Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the
                                      Principal Distribution Amount (as defined herein) remaining after distributions in respect of principal to the holders of the Senior
                                      Certificates and any class of Class M Certificates having a higher payment priority.
                                      Following the earlier to occur of (i) the Stepdown Date, so long as no
                                      Trigger Event is in effect, or (ii) the retirement of the Senior
                                      Certificates and the Class M Certificates, holders of the Class B-1
                                      Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to the holders of the Senior
                                      Certificates and the Class M Certificates.
                                      See 'Description of the Certificates -- Principal Distributions' herein.
Net Monthly Excess Cash Flow........  Holders of the Offered Certificates may be entitled to receive additional distributions in respect of principal (included in the Principal
                                      Distribution Amount) on each Distribution Date to the extent of Net Monthly
                                      Excess Cash Flow. 'NET MONTHLY EXCESS CASH FLOW' will consist primarily of the portion, if any, of the Interest Remittance Amount not required to pay
                                      Accrued Certificate Interest on the Offered Certificates and any Unpaid
                                      Interest Shortfall on the Senior Certificates. The Net Monthly Excess Cash
                                      Flow generally will be used as follows: (i) first, to pay any Unpaid
                                      Interest Shortfall on the Senior Certificates; (ii) second, as payments in respect of principal on the Offered Certificates to create overcollateralization until the Overcollateralization Amount (as defined herein) has reached the Required Overcollateralization Amount (as defined herein); (iii) third, to pay any Unpaid Interest Shortfall on the
                                      Subordinate Certificates and to reimburse the Subordinate Certificates for any Realized Losses previously allocated thereto, in the order of priority described herein; and (iv) fourth, to be distributed to the Class R
                                      Certificates.
                                      See 'Description of the Certificates -- Net Monthly Excess Cash Flow
                                      Distributions' herein.
Credit Enhancement..................  The credit enhancement provided for the benefit of the Offered
                                      Certificateholders consists of (i) the subordination provisions provided herein and (ii) the overcollateralization provisions described below.
                                      Subordination: The rights of the holders of the Class M-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates, the rights of the holders of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates and the Class M-1
                                      Certificates, the rights of the holders of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates, the
                                      Class M-1 Certificates and the Class M-2 Certificates, in each case to the extent described herein and in the Prospectus.
                                      Overcollateralization: The subordination and cash flow provisions of the
                                      Trust Fund result in a limited acceleration of the Offered Certificates relative to the amortization of the Mortgage Loans. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of the Mortgage Loans over the aggregate
                                      Certificate Principal Balance of the Offered Certificates. Once the
                                      required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.
                                      The actual level of overcollateralization may increase or decrease over time as described herein. An increase would result in a temporary period of accelerated amortization of the Offered Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See
                                      'Description of the Certificates -- Overcollateralization Provisions'
                                      herein.
Advances............................  The Master Servicer is not required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans.
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Allocation of Losses;
  Subordination.....................  On each Distribution Date following the application of all amounts distributable on such date, to the extent the aggregate Stated Principal
                                      Balance of the Mortgage Loans is less than the aggregate Certificate
                                      Principal Balances of the Offered Certificates due to Realized Losses
                                      (other than Excess Losses (as defined herein)), the Certificate Principal
                                      Balances of the Class B-1 Certificates and Class M Certificates shall be reduced as follows, until such deficiency is fully allocated: first, the
                                      Certificate Principal Balance of the Class B-1 Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero; second, the Certificate Principal Balance of the Class M-2
                                      Certificates shall be reduced, until the related Certificate Principal
                                      Balance has been reduced to zero; and third, the Certificate Principal
                                      Balance of the Class M-1 Certificates shall be reduced, until the related
                                      Certificate Principal Balance has been reduced to zero. The Certificate
                                      Principal Balances of the Senior Certificates will not be so reduced and such Certificates will continue to be entitled to receive Accrued
                                      Certificate Interest on their balance subject to available funds. Any loss allocated to a Subordinate Certificate may be repaid through the mechanics of the payment of the Net Monthly Excess Cash Flow as described above.
                                      In addition, any Special Hazard Losses and Fraud Losses (each as defined herein) in excess of the respective amounts of coverage therefor and any
                                      Extraordinary Losses (as defined herein) on the Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates and the
                                      Subordinate Certificates, in reduction of the Certificate Principal
                                      Balances thereof, to the extent of a fraction of such Realized Losses equal to (x) the aggregate Certificate Principal Balance of the Certificates over
                                      (y) the aggregate Stated Principal Balance of the Mortgage Loans, except that Excess Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates until the Certificate
                                      Principal Balance thereof is reduced to zero. The aggregate amounts of
                                      Realized Losses which may be allocated by means of Subordination to cover
                                      Special Hazard Losses and Fraud Losses are initially limited to approximately $2,296,266 and $6,888,797, respectively. All of the foregoing amounts are subject to periodic reduction as described herein and may be further reduced as described in the Prospectus under 'Subordination.'
                                      Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Company, the Master Servicer, the Trustee, GMAC Mortgage or any affiliate thereof.
Class R Certificates................  The Class R Certificates will have no Pass-Through Rate and, as of the
                                      Cut-off Date, an aggregate initial Certificate Principal Balance of
                                      $573.80. The Class R Certificates are not being offered hereby. The aggregate Certificate Principal Balance of the Class R Certificates as of
                                      any Distribution Date will be equal to the Overcollateralization Amount.
Optional Termination................  At its option, on any Distribution Date when the aggregate Stated Principal
                                      Balance of the Mortgage Loans is less than 10% of the Cut-off Date Balance, the Master Servicer or the Company may (i) purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Certificates or (ii) purchase in
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
                                      whole, but not in part, the Certificates. See 'Pooling and Servicing
                                      Agreement -- Termination' herein and 'The Pooling and Servicing
                                      Agreement -- Termination; Retirement of Certificates' in the Prospectus.
Special Prepayment Considerations...  The rate and timing of principal payments on the Offered Certificates will depend on, among other things, the rate and timing of principal payments
                                      (including prepayments, defaults, liquidations and purchases of Mortgage
                                      Loans due to a breach of a representation and warranty) on the Mortgage
                                      Loans. The Offered Certificates are subject to substantial inherent cash flow uncertainties because the Mortgage Loans may be prepaid at any time.
                                      Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.
                                      In addition, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Mortgage Loans may experience a higher rate of prepayments than traditional mortgage loans. In addition, the rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens. See 'Certain Yield and Prepayment Considerations -- General' herein.
                                      The multiple class structure of Offered Certificates results in the allocation of prepayments among certain classes as follows:
                                      Senior Certificates: The Senior Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on classes of Senior Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of the classes of
                                      Senior Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes.
                                      Lockout Certificates: As described herein, during certain periods all or a disproportionately large percentage of principal collections on the
                                      Mortgage Loans will be allocated among the classes of Senior Certificates
                                      (other than the Lockout Certificates) and, during certain periods, no principal collections or a disproportionately small percentage of principal collections will be distributed on the Lockout Certificates. Unless the
                                      Certificate Principal Balances of the Senior Certificates (other than the
                                      Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive distributions of principal until the
                                      Distribution Date occurring in November 2000 and will not receive their pro rata share of the Senior Principal Distribution Amount until the
                                      Distribution Date occurring in November 2003. However, beginning with the
                                      Distribution Date occurring in November 2004, the Lockout Certificates will receive a disproportionately large percentage of principal collections until their Certificate Principal Balance has been reduced to zero.
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                                      Certificates with Subordination Features: As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans will be allocated to the Senior Certificates in the aggregate and, during certain periods, no principal payments will be distributed to the Subordinate Certificates. Unless the Certificate
                                      Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in
                                      effect on or after the Stepdown Date, the Subordinate Certificates will not be entitled to receive distributions in respect of principal until the
                                      Certificate Principal Balances of the Senior Certificates are reduced to zero. To the extent that no principal payments are distributed on the
                                      Subordinate Certificates, the Subordination afforded the Senior
                                      Certificates by the Subordinate Certificates (together with the
                                      Overcollateralization Amount), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the
                                      Subordinate Certificates will be extended.
                                      In addition, investors in each class of Subordinate Certificates should be aware that on and after the Distribution Date on which the
                                      Overcollateralization Amount has been reduced to approximately $1,148,133, the most subordinate class of Subordinate Certificates then outstanding may receive more than such class' pro rata share of the Principal Distribution
                                      Amount for such Distribution Date.
                                      See 'Description of the Certificates -- Principal Distributions' and
                                      'Certain Yield and Prepayment Considerations' herein and 'Yield and
                                      Prepayment Considerations' in the Prospectus. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see the table entitled 'Percent of Initial
                                      Certificate Principal Balance Outstanding at the Following Percentages of
                                      the Prepayment Assumption' herein.
Special Yield Considerations........  The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance of such class. Prepayment Interest Shortfalls resulting from principal prepayments in any calendar month will adversely affect the yield to investors in the
                                      Offered Certificates to the extent the Interest Remittance Amount is insufficient to pay Accrued Certificate Interest on the Offered
                                      Certificates. See 'Description of the Certificates -- Interest
                                      Distributions' herein.
                                      In general, if the Offered Certificates are purchased at a premium and principal distributions to such class occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if the Offered
                                      Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.
                                      The Offered Certificates were structured assuming, among other things, a
                                      Prepayment Assumption (as defined herein) of 100% and corresponding weighted average lives as described herein. The prepayment, yield and
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                                      S-10



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
                                      other assumptions to be used for pricing purposes for the respective classes that are to be offered hereunder may vary as determined at the time of sale.
                                      The multiple class structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors, as follows:
                                      Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any collections of principal prior to the Distribution Date occurring in November 2000, and prior to the Distribution Date occurring in November 2003 will receive a disproportionately small portion of principal collections with respect to the Mortgage Loans (unless the Certificate Principal Balances of the Senior
                                      Certificates (other than the Lockout Certificates) have been reduced to zero), the weighted average life of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the
                                      Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Senior
                                      Certificates entitled to such distributions. However, beginning with the
                                      Distribution Date occurring in November 2004, the Lockout Certificates will receive a disproportionately large percentage of principal collections until their Certificate Principal Balance is reduced to zero.
                                      Fixed Strip Certificates: Investors in the Fixed Strip Certificates should fully consider that an extremely rapid rate of principal prepayments on the
                                      Mortgage Loans could result in the failure of such investors to fully recover their initial investments. See 'Certain Yield and Prepayment
                                      Considerations,' especially 'Certain Yield and Prepayment
                                      Considerations -- Fixed Strip Certificate Yield Considerations' herein.
                                      Certificates with Subordination Features: The yield to investors on each class of Subordinate Certificates, and particularly on those classes of
                                      Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by the
                                      Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) or by any other class of Subordinate
                                      Certificates having a lower payment priority, because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Certificates, as described herein.
                                      Investors in each class of Subordinate Certificates should also be aware that on any Distribution Date prior to the Stepdown Date or if on or after the Stepdown Date a Trigger Event is in effect, such class of Subordinate
                                      Certificates will not be entitled to distributions of principal until the
                                      Certificate Principal Balances of the Senior Certificates and each class of
                                      Subordinate Certificates senior thereto have been reduced to zero.
                                      See 'Certain Yield and Prepayment Considerations' herein and 'Yield
                                      Considerations' in the Prospectus.
Certain Federal Income Tax
  Consequences......................  Two separate REMIC elections ('REMIC I' and 'REMIC II') will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect
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
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                                      that, assuming compliance with all provisions of the Pooling and Servicing
                                      Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Code.
                                      For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of 'residual interests' in REMIC I, (b) each class of Offered
                                      Certificates will represent ownership of 'regular interests' in REMIC II and will generally be treated as representing ownership of debt instruments of REMIC II, and (c) the Class R-II Certificates will constitute the sole class of 'residual interests' in REMIC II.
                                      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'Certain Federal Income Tax
                                      Consequences' herein and in the Prospectus.
Legal Investment....................  THE OFFERED CERTIFICATES WILL NOT CONSTITUTE 'MORTGAGE RELATED SECURITIES'
                                      FOR PURPOSES OF SMMEA, BECAUSE THE MORTGAGE POOL CONSISTS OF MORTGAGE LOANS
                                      THAT ARE SECURED BY SUBORDINATE LIENS ON THE RELATED MORTGAGED PROPERTIES.
                                      Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the
                                      Offered Certificates are subject to restrictions on investment, capital requirements or otherwise. See 'Legal Investment' herein and in the
                                      Prospectus.
Ratings.............................  It is a condition to the issuance of the Senior Certificates (other than the Fixed Strip Certificates) that they be rated 'AAA' by Standard & Poor's and Fitch. It is a condition to the issuance of the Fixed Strip
                                      Certificates that they be rated 'AAAr' by Standard & Poor's and 'AAA' by
                                      Fitch. It is a condition to the issuance of the Class M-1, Class M-2 and
                                      Class B-1 Certificates that they be rated not lower than 'AA,' 'A' and
                                      'BBB,' respectively, by Standard & Poor's and Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage
                                      Loans or the corresponding effect on yield to investors. The rating of the
                                      Fixed Strip Certificates does not address the possibility that the holders thereof may fail to fully recover their initial investment. See 'Certain
                                      Yield and Prepayment Considerations' and 'Ratings' herein and 'Yield and
                                      Prepayment Considerations' in the Prospectus.
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                                      S-12





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
                                  RISK FACTORS

     Prospective Certificateholders should consider, among other things, the items discussed under 'Risk Factors' in the Prospectus and the following factors in connection with the purchase of the Offered Certificates:

SUBORDINATION

     As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans will be allocated to the Senior Certificates and, during certain periods, no principal payments will be distributed to the Subordinate Certificates. Unless the Certificate
Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, on or after the Stepdown Date, if a Trigger Event is in effect, no class of Subordinate Certificates will be entitled to receive distributions in respect of principal until the Certificate
Principal Balances of the Senior Certificates and each class of Subordinate
Certificates senior thereto have been reduced to zero. To the extent that no principal payments are distributed on the Subordinate Certificates, the Subordination afforded the Senior Certificates by the Subordinate Certificates
(together with the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow)), in the absence of offsetting
Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

     In addition, investors in each class of Subordinate Certificates should be aware that on and after the Distribution Date on which the Overcollateralization
Amount has been reduced to approximately $1,148,133, the most subordinate class of Subordinate Certificates then outstanding may receive more than such class' pro rata share of the Principal Distribution Amount for such Distribution Date.

     The yield to investors on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) or by any other class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Certificates, as described herein.
Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

     The yield to investors on each class of Offered Certificates, and particularly on those classes of Offered Certificates with lower payment priorities, will be sensitive to (i) Prepayment Interest Shortfalls (as defined herein) and (ii) shortfalls in amounts available for distribution resulting from the failure of the Mortgagors to pay their scheduled monthly payments on the Mortgage Loans on a timely basis (the amount of such shortfall, a 'DELINQUENCY
SHORTFALL'), because such amounts will not be covered by the Master Servicer either through compensating interest or Advances, respectively. On each Distribution Date, Prepayment Interest Shortfalls and the interest portion of Delinquency Shortfalls will reduce the Interest Remittance Amount (as defined herein) and the principal portion of Delinquency Shortfalls will not be included in the Principal Remittance Amount (as defined herein), thereby reducing amounts available for distribution to the Offered Certificates. In certain scenarios involving Prepayment Interest Shortfalls or Delinquency Shortfalls, the Interest
Remittance Amount may be insufficient to pay Accrued Certificate Interest on the Offered Certificates in full. Any shortfalls in interest distributions resulting therefrom will be allocated first to the respective classes of Subordinate
Certificates (in the order in which Realized Losses are allocated thereto) prior to allocation among the Senior Certificates and will carry forward (with interest thereon) and will be payable on future Distribution Date subject to available funds. The Senior Certificates will be reimbursed for such interest shortfalls prior to the payment of Accrued Certificate Interest on the Subordinate Certificates. Each respective class of Subordinate Certificates will be reimbursed for such interest shortfalls from Net Monthly Excess Cashflow only when the required level of overcollateralization has been reached and any Subordinate Certificates with a higher payment priority have been reimbursed for such interest shortfalls and for any other Realized Losses (other than any Excess Losses) allocated thereto. As a result, holders of the Subordinate
Certificates may experience delays in being reimbursed for such shortfalls.

                                      S-13



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
RISKS ASSOCIATED WITH THE MORTGAGE LOANS

     Since substantially all of the Mortgage Loans are subordinate to the rights of the mortgagee under the related senior mortgage, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans secured by subordinate mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it is determined to be uneconomical to foreclose on the Mortgaged Property, the Master
Servicer may write off the entire outstanding balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by junior liens that have high Combined Loan-to-Value
Ratios or low Junior Ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. Any losses on Mortgage Loans, to the extent such losses are not covered by Subordination, will be borne by the Certificateholders.

     Defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of default and the severity of losses of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     38.4% of the Mortgage Loans are not fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., a Balloon
Payment, as defined herein) at their stated maturity. Mortgage Loans with Balloon Payments involve a greater degree of risk because the ability of a Mortgagor to make a Balloon Payment typically will depend upon the Mortgagor's ability either to timely refinance the loan or to timely sell the related
Mortgaged Property. See 'Description of the Mortgage Pool -- Balloon Mortgage
Loans' herein.

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy
Review Commission ('NBRC') for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy
Code. The NBRC delivered its report to Congress, the President of the United
States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite certain ambiguities, the NBRC's report appears to recommend that Congress amend
Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than such amount. However, the express language of the report implies that a claim secured only by a junior security interest in a borrower's principal residence may not be modified to reduce such claim below the appraised value of the property at the time the security interest was made. A strong dissent by certain members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the borrower's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 borrower who retains the residence if such mortgages are protected from modification such as those senior mortgages not subject to modification pursuant to Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a borrower's principal residence at the time the security interest in the property was taken, which could affect the Mortgage Loans and the enforcement of rights therein.

LIMITATIONS AND REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

     Credit enhancement will be provided for the Senior Certificates by the Overcollateralization Amount (including overcollateralization created by the Net
Monthly Excess Cash Flow) and the subordination provided by the Subordinate
Certificates as described herein. Credit enhancement will be provided for the Subordinate Certificates by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) and the subordination provided by any class of Subordinate Certificates subordinate thereto. In addition, credit enhancement for the Subordinate Certificates includes the limited availability of Net Monthly Excess Cash Flow to pay amounts related to Realized Losses allocated to the Subordinate Certificates, in the manner and to the extent described herein. None of the Company, the Master
Servicer, the Trustee, the Seller,

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GMAC Mortgage nor any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Offered Certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of Mortgage Loans with a Cut-off Date
Balance of $229,626,574. 99.9% of the Mortgage Loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential real properties and the remainder are secured by first liens. The Mortgage Loans will consist of fixed-rate, fully-amortizing and balloon payment Mortgage Loans with terms to maturity of approximately five, seven, ten, fifteen, twenty, twenty-five or thirty years with respect to 0.2%, 0.1%, 1.4%, 97.1%, 1.2%, 0.1% and 0.1% of the Mortgage Loans, respectively, from the date of origination or modification. With respect to Mortgage Loans which have been modified, references herein to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by Cut-off
Date Balance.

     All of the Mortgage Loans were purchased by the Company through its affiliate Residential Funding under Residential Funding's Home Equity Program from Unaffiliated Sellers as described herein and in the Prospectus, except in the case of 15.5% of the Mortgage Loans which were purchased by the Company through its affiliate Residential Funding from HomeComings Financial, Inc. (an affiliate of the Company). 8.5% of the Mortgage Loans will have been purchased from First Savings Mortgage, an Unaffiliated Seller. Except as described in the preceding sentence, no Unaffiliated Seller sold more than 8.5% of the Mortgage
Loans to Residential Funding. All of the Mortgage Loans are being subserviced by GMAC Mortgage Corporation. See ' -- The Servicer' below.

     All of the Mortgage Loans were generally underwritten in conformity with or in a manner generally consistent with Residential Funding's Home Equity Program.
See ' -- Underwriting Standards' below.

     The Company and Residential Funding will make certain limited representations and warranties regarding the Mortgage Loans as of the date of issuance of the Certificates. The Company and Residential Funding will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to such Mortgage Loan occurs if such breach materially adversely affects the interests of the Certificateholders in any such Mortgage Loan. Each Seller has made or will make certain limited representations and warranties regarding the related Mortgage
Loans, as of the date of purchase thereof by Residential Funding. However, such representations and warranties will not be assigned to the Trustee for the benefit of the holders of the Certificates, and therefore a breach of such representations and warranties will not be enforceable on behalf of the Trust
Fund. See 'Mortgage Loan Program -- Qualifications of Sellers' and
' -- Representations Relating to the Mortgage Loans' and 'Description of the
Certificates -- Review of Mortgage Loans' in the Prospectus. Neither the Company nor Residential Funding will be required to repurchase or substitute for any Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan if the substance of any such breach also constitutes fraud in the origination of such affected Mortgage Loan. A limited amount of losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans will be covered by the Subordination (as defined herein) provided by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) as described herein under 'Description of the Certificates -- Allocation of Losses;
Subordination.'

PAYMENTS ON THE SIMPLE INTEREST MORTGAGE LOANS

     4.0% of the Mortgage Loans are Simple Interest Mortgage Loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the Mortgage
Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan (as opposed to 96.0% of the Mortgage Loans which are Actuarial Mortgage Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received). As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a Mortgagor pays a

                                      S-15




fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

     Conversely, if a Mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the Mortgagor consistently makes scheduled payments after the scheduled due date the Mortgage Loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the Mortgage Loan.

BALLOON MORTGAGE LOANS

     38.4% of the Mortgage Loans require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of seven or fifteen years from the due date of the first monthly payment (each such Mortgage Loan, a 'BALLOON MORTGAGE LOAN'), in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a 'BALLOON PAYMENT'). The existence of a Balloon Payment generally will require the related Mortgagor to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the Company, the Master Servicer or the Trustee is obligated to refinance any Balloon Mortgage Loan. Subject to the terms of the Policy, the Policy will provide coverage on any losses incurred upon liquidation of a Balloon Mortgage Loan arising out of or in connection with the failure of a Mortgagor to make the Balloon Payment.

MORTGAGE POOL CHARACTERISTICS

     None of the Mortgage Loans were originated prior to May 18, 1995, or will have a maturity date later than May 1, 2027. No Mortgage Loan will have a remaining term to stated maturity as of the Cut-off Date of less than 48 months. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date will be approximately 176 months. The weighted average original term to stated maturity of the Mortgage Loans as of the Cut-off Date will be approximately 180 months. 0.3% of the fully-amortizing Mortgage Loans will have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 56 months. 2.2% of the fully-amortizing Mortgage Loans will have original terms of maturity of approximately ten years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 116 months. 95.3% of the fully-amortizing Mortgage Loans will have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 175 months. 2.0% of the fully-amortizing Mortgage Loans will have original terms of maturity of approximately twenty years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 237 months. 0.1% of the fully-amortizing Mortgage Loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 299 months. 0.1% of the fully-amortizing Mortgage Loans will have original terms to maturity of approximately thirty years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 347 months. 0.1% of the Balloon Mortgage Loans will have original terms to maturity of approximately seven years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of 79 months. 99.9% of the Balloon Mortgage Loans will have original terms to maturity of approximately fifteen years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of 177 months. All of the Mortgage Loans have principal and interest payable monthly on various days of each month as specified in the Mortgage Note (the 'DUE DATE').

     In connection with each Mortgage Loan that is secured by a leasehold interest, the related Seller will have represented to Residential Funding that, among other things: (i) the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; (ii) residential property in such area consisting of leasehold estates is readily marketable; (iii) the lease is recorded and no party is in any way in breach of any provision of such lease; (iv) the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and (v) the remaining term of the lease does not terminate less than ten years after the maturity date of each such Mortgage Loans.

     As of the Cut-off Date, no Mortgage Loan will be 30 days or more delinquent in payment of principal and interest.

     As of the Cut-off Date, 1.7% of the Mortgage Loans were High Cost Loans.

     No Mortgage Loan provides for deferred interest, negative amortization or future advances.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Mortgage Loans are approximate percentages by Cut-off Date Balance (except as otherwise indicated). Unless otherwise specified, all principal balances of the Mortgage Loans are Cut-off Date Balances and are rounded to the nearest dollar.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                              ORIGINAL                                                                   PERCENT OF
                           MORTGAGE LOAN                                 NUMBER OF       CUT-OFF DATE     MORTGAGE
                         PRINCIPAL BALANCES                            MORTGAGE LOANS      BALANCE          POOL
--------------------------------------------------------------------   --------------    ------------    ----------

$     0.01 - $ 10,000.00............................................           69        $    661,036        0.29%
$10,000.01 - $ 20,000.00............................................          850          13,664,464        5.95
$20,000.01 - $ 30,000.00............................................        1,774          45,164,322       19.67
$30,000.01 - $ 40,000.00............................................        1,583          55,312,237       24.09
$40,000.01 - $ 50,000.00............................................        1,120          50,486,592       21.99
$50,000.01 - $ 60,000.00............................................          372          20,446,378        8.90
$60,000.01 - $ 70,000.00............................................          215          13,936,416        6.07
$70,000.01 - $ 80,000.00............................................          125           9,345,816        4.07
$80,000.01 - $ 90,000.00............................................           71           6,011,223        2.62
$90,000.01 - $100,000.00............................................           99           9,531,179        4.15
Greater than $100,000.00............................................           38           5,066,910        2.21
                                                                           ------        ------------    ----------
     Total..........................................................        6,316        $229,626,574      100.00%
                                                                           ------        ------------    ----------
                                                                           ------        ------------    ----------

     As of the Cut-off Date, the average Cut-off Date Balance of the Mortgage Loans will be approximately $36,356.

                                 MORTGAGE RATES

                                                                                                       PERCENT OF
                            MORTGAGE                                  NUMBER OF       CUT-OFF DATE      MORTGAGE
                            RATES (%)                               MORTGAGE LOANS      BALANCE           POOL
-----------------------------------------------------------------   --------------    ------------    -------------

 8.001 -  8.500..................................................            6        $    213,688          0.09%
 8.501 -  9.000..................................................           91           2,379,808          1.04
 9.001 -  9.500..................................................          120           3,878,256          1.69
 9.501 - 10.000..................................................          376          12,475,458          5.43
10.001 - 10.500..................................................          587          20,682,598          9.01
10.501 - 11.000..................................................          843          30,011,019         13.07
11.001 - 11.500..................................................          925          33,127,091         14.43
11.501 - 12.000..................................................        1,043          37,980,294         16.54
12.001 - 12.500..................................................          988          36,512,279         15.90
12.501 - 13.000..................................................          811          31,938,220         13.91
13.001 - 13.500..................................................          306          11,573,105          5.04
13.501 - 14.000..................................................          150           6,357,771          2.77
14.001 - 14.500..................................................           39           1,590,222          0.69
14.501 - 15.000..................................................           22             612,206          0.27
15.001 - 15.500..................................................            4              81,957          0.04
15.501 - 16.000..................................................            4             184,598          0.08
16.001 - 16.500..................................................            1              28,003          0.01
                                                                        ------        ------------    -------------
     Total.......................................................        6,316        $229,626,574        100.00%
                                                                        ------        ------------    -------------
                                                                        ------        ------------    -------------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 11.6706% per annum.

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

                                                                                                      PERCENT OF
                     COMBINED LOAN-TO-VALUE                          NUMBER OF       CUT-OFF DATE      MORTGAGE
                           RATIO (%)                               MORTGAGE LOANS      BALANCE           POOL
----------------------------------------------------------------   --------------    ------------    -------------

 10.01 -  20.00.................................................            5        $    133,263          0.06%
 20.01 -  30.00.................................................            7             215,229          0.09
 30.01 -  40.00.................................................           12             387,540          0.17
 40.01 -  50.00.................................................           17             510,739          0.22
 50.01 -  60.00.................................................           34           1,023,968          0.45
 60.01 -  70.00.................................................           65           2,296,878          1.00
 70.01 -  75.00.................................................           97           3,810,286          1.66
 75.01 -  80.00.................................................          220           8,622,760          3.76
 80.01 -  85.00.................................................          293           9,236,080          4.02
 85.01 -  90.00.................................................        2,210          74,064,167         32.25
 90.01 -  95.00.................................................        2,263          85,074,009         37.05
 95.01 - 100.00.................................................        1,089          44,116,976         19.21
100.01 - 105.00.................................................            4             134,680          0.06
                                                                       ------        ------------    -------------
     Total......................................................        6,316        $229,626,574        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

     The weighted average original Combined Loan-to-Value of the Mortgage Loans will be approximately 91.67% as of the Cut-off Date.

                                 JUNIOR RATIOS

                                                                                                         PERCENT OF
                          JUNIOR MORTGAGE                                NUMBER OF       CUT-OFF DATE     MORTGAGE
                            RATIO (%)(1)                               MORTGAGE LOANS      BALANCE          POOL
--------------------------------------------------------------------   --------------    ------------    ----------
 0.01 -  10.00......................................................          327        $  7,356,969        3.21%
10.01 -  20.00......................................................        4,345         150,111,735       65.44
20.01 -  30.00......................................................        1,146          48,156,330       20.99
30.01 -  40.00......................................................          347          16,777,023        7.31
40.01 -  50.00......................................................          105           5,021,194        2.19
50.01 -  60.00......................................................           19             915,493        0.40
60.01 -  70.00......................................................           10             637,677        0.28
70.01 -  80.00......................................................            5             296,745        0.13
80.01 -  90.00......................................................            2              85,604        0.04
90.01 - 100.00......................................................            1              39,653        0.02
                                                                           ------        ------------    ----------
     Total..........................................................        6,307        $229,398,423      100.00%
                                                                           ------        ------------    ----------
                                                                           ------        ------------    ----------

------------

(1) Excludes first mortgages. Defined as the ratio of original principal balance of the second mortgage loans to the sum of (i) the original principal balance of the second mortgage loans, and (ii) the unpaid principal balance of any senior lien balance at the time of origination of the second mortgage loan.

     The weighted average Junior Mortgage Ratio as of the Cut-off Date was approximately 19.40%.

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                         PERCENT OF
                                                                         NUMBER OF       CUT-OFF DATE     MORTGAGE
STATE                                                                  MORTGAGE LOANS      BALANCE          POOL
--------------------------------------------------------------------   --------------    ------------    ----------
California..........................................................        3,135        $121,250,934       52.80%
Virginia............................................................          592          22,740,564        9.90
Maryland............................................................          421          16,537,031        7.20
Florida.............................................................          269           8,297,359        3.61
Washington..........................................................          246           8,167,440        3.56
Colorado............................................................          160           5,435,560        2.37
Oregon..............................................................          152           5,053,556        2.20
Other(1)............................................................        1,341          42,144,129       18.35
                                                                           ------        ------------    ----------
     Total..........................................................        6,316        $229,626,574      100.00%
                                                                           ------        ------------    ----------
                                                                           ------        ------------    ----------

------------

(1) 'Other' includes states and the District of Columbia that contain less than 2.00% of the Mortgage Pool.

                            MORTGAGED PROPERTY TYPES

                                                                                                         PERCENT OF
                                                                         NUMBER OF       CUT-OFF DATE     MORTGAGE
PROPERTY                                                               MORTGAGE LOANS      BALANCE          POOL
--------------------------------------------------------------------   --------------    ------------    ----------
Single Family Residence.............................................        4,749        $171,624,977       74.74%
PUD Detached........................................................          980          39,229,420       17.08
Condominium.........................................................          293           8,954,138        3.90
PUD Attached........................................................          182           5,632,197        2.45
Multifamily (2-4 Units).............................................           63           2,601,312        1.13
Townhouse/Rowhouse Attached.........................................           44           1,430,782        0.62
Manufactured Home...................................................            4              97,985        0.04
Townhouse/Rowhouse Detached.........................................            1              55,764        0.02
                                                                           ------        ------------    ----------
     Total..........................................................        6,316        $229,626,574      100.00%
                                                                           ------        ------------    ----------
                                                                           ------        ------------    ----------

                          MORTGAGE LOAN DOCUMENTATION

                                                                                                         PERCENT OF
                                                                 NUMBER OF         CUT-OFF DATE           MORTGAGE
TYPE OF PROGRAM                                                MORTGAGE LOANS         BALANCE               POOL
------------------------------------------------------------   --------------    -----------------    -----------------

Full Documentation..........................................        6,260          $ 227,413,506             99.04%
Reduced Documentation.......................................           56              2,213,068              0.96
                                                                   ------        -----------------         -------
     Total..................................................        6,316          $ 229,626,574            100.00%
                                                                   ------        -----------------         -------
                                                                   ------        -----------------         -------

                                OCCUPANCY TYPES

                                                                                                         PERCENT OF
                             OCCUPANCY                                   NUMBER OF       CUT-OFF DATE     MORTGAGE
                     (AS INDICATED BY BORROWER)                        MORTGAGE LOANS      BALANCE          POOL
--------------------------------------------------------------------   --------------    ------------    ----------

Primary Residence...................................................        6,302        $229,247,578       99.83%
Second/Vacation.....................................................           14             378,995        0.17
                                                                           ------        ------------    ----------
     Total..........................................................        6,316        $229,626,574      100.00%
                                                                           ------        ------------    ----------
                                                                           ------        ------------    ----------

                                 LIEN PRIORITY

                                                                                                         PERCENT OF
                                                                         NUMBER OF       CUT-OFF DATE     MORTGAGE
LIEN PRIORITY                                                          MORTGAGE LOANS      BALANCE          POOL
--------------------------------------------------------------------   --------------    ------------    ----------

First Lien..........................................................            9        $    228,151        0.10%
Second Lien.........................................................        6,307         229,398,423       99.90
                                                                           ------        ------------    ----------
     Total..........................................................        6,316        $229,626,574      100.00%
                                                                           ------        ------------    ----------
                                                                           ------        ------------    ----------

UNDERWRITING STANDARDS

     The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans. For a more detailed description of the underwriting standards and procedures applicable to the Mortgage Loans, see 'Mortgage Loan Program -- Underwriting Standards' in the Prospectus.

     Residential Funding's underwriting standards with respect to the Mortgage Loans generally will conform to those published in the Seller Guide (together with its Servicer Guide, the 'GUIDE,' as modified from time to time), including the provisions of the Guide applicable to the Home Equity Program. The underwriting standards as set forth in the Guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities. Under the Guide, the Mortgage Loans are generally underwritten by the related Seller or by a designated third party, and Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether Mortgage Loans purchased by it were underwritten in accordance with applicable standards.

     Each Seller is an entity approved by Residential Funding for participation in the Home Equity Program. Each Seller was required at the time of its approval to meet certain eligibility requirements, including minimum origination and net worth levels determined by Residential Funding. However, there can be no assurance that any Seller currently meets such standards. Generally, the Seller will have originated the Mortgage Loans sold by it to Residential Funding either directly or through correspondents or loan brokers, and will have underwritten each Mortgage Loan prior to funding.

     The underwriting standards set forth in the Guide with respect to Mortgage Loans originated under the Home Equity Program generally require that such Mortgage Loans be fully documented or that such Mortgage Loans be supported by alternative documentation. For fully documented loans, a prospective borrower is required to fill out a detailed application providing pertinent credit information. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating thereto, rather than by having the originator obtain independent verifications from third parties (such as the borrower's employer or mortgage servicer).

     In determining the adequacy of the mortgaged property as collateral for a Mortgage Loan originated under the Home Equity Program, an appraisal is made of each property considered for financing. Except with respect to no more than 0.1% of the Mortgage Loans, which were subject to a maximum Combined Loan-to-Value Ratio of 101%, the Mortgage Loans included in the Mortgage Pool generally were originated subject to a maximum Combined Loan-to-Value Ratio of 100%. The Mortgage Loans were also subject to a maximum total monthly debt to income ratio of 55% (except with respect to two Mortgage Loans, one of which was originated subject to a maximum debt to income ratio of 63%, and the other, 77%). There can be no assurance that the Combined Loan-to-Value Ratio or the debt to income ratio for any Mortgage Loans will not increase from the levels established at origination.

     The underwriting standards set forth in the Guide with respect to Mortgage Loans originated under the Home Equity Program may be varied in appropriate cases. There can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Mortgage Loans will be equivalent under all circumstances.

THE INITIAL SUBSERVICER

     Primary servicing of the Mortgage Loans will initially be provided by GMAC Mortgage Corporation (the 'INITIAL SUBSERVICER' or 'GMACMC'), an affiliate of the Depositor, pursuant to a Subservicing Agreement with the Master Servicer. GMACMC is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential and commercial mortgage loans. As a result of substantial differences between the Mortgage Loans and other Closed-End Home Equity Loans serviced by the Initial Subservicer with respect to underwriting standards and loan terms and conditions, the loss and delinquency experience of the Initial Subservicer does not provide a sufficient basis for meaningful evaluation of the Initial Subservicer's ability to subservice the Revolving Credit Loans and is therefore not included herein.

     GMACMC's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044.

RESIDENTIAL FUNDING

     Residential Funding will be responsible for master servicing the Mortgage Loans. Such responsibilities will include the receipt of funds from Subservicers, the reconciliation of servicing activity with respect to the Mortgage Loans, investor reporting, remittances to the Trustee to accommodate distributions to Certificateholders, consulting with Subservicers with respect to Mortgage Loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities. Residential Funding is not required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans.

     For information regarding foreclosure procedures, see 'Description of the Certificates -- Realization Upon Defaulted Mortgage Loans' in the Prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with the Residential Funding's business judgment, changes in Residential Funding's portfolio of real estate secured home equity mortgage loans that it services for its clients and applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

     The following tables summarize the delinquency and loss experience for all closed-end home equity loans ('CLOSED-END HOME EQUITY LOANS') originated or acquired by the Master Servicer. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Master Servicer's Closed-End Home Equity Loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans serviced for each period would be higher than those shown if certain of such home equity loans were artificially isolated at a point in time and the information showed the activity only with respect to such loans.

     There can be no assurance that the delinquency experience set forth below will be representative of the results that may be experienced with respect to the Mortgage Loans serviced by the Subservicers.

                                                     CLOSED-END HOME EQUITY LOAN PORTFOLIO DELINQUENCY EXPERIENCE
                                                    --------------------------------------------------------------
                                                        AT DECEMBER 31, 1996             AT SEPTEMBER 30, 1997
                                                    -----------------------------    -----------------------------
                                                       BY NO.         BY DOLLAR         BY NO.         BY DOLLAR
                                                         OF           AMOUNT OF           OF           AMOUNT OF
                                                        LOANS           LOANS            LOANS           LOANS
                                                    -------------    ------------    -------------    ------------

Total Closed-End Home Equity Loan Portfolio......       7,251        $234,983,541       11,949        $405,646,070
Period of Delinquency............................
30-59 days.......................................         373          12,356,347           44           1,245,644
60-89 days.......................................          52           1,512,360           71           2,444,836
90+ days.........................................          67           2,285,295          146           4,818,122
                                                       ------        ------------       ------        ------------
     Total delinquent loans......................         492        $ 16,154,002          261        $  8,508,603
                                                       ------        ------------       ------        ------------
                                                       ------        ------------       ------        ------------
Percent of Portfolio.............................        6.79%               6.87%        2.18%               2.10%

                                                                             TOTAL CLOSED-END HOME EQUITY LOAN
                                                                                  FORECLOSURE EXPERIENCE
                                                                       ---------------------------------------------
                                                                       AT DECEMBER 31, 1997    AT SEPTEMBER 30, 1997
                                                                       --------------------    ---------------------

Total Closed-End Home Equity Loan Portfolio.........................       $234,983,541            $ 405,646,070
Completed Foreclosure(2)............................................       $          0            $      56,616
Foreclosure %.......................................................               0.00%                    0.01%
Completed Chargeoffs(3).............................................       $    484,134            $   1,862,819
Completed Chargeoff %...............................................               0.18%                    0.38%
Approved/Pending Foreclosures(4)....................................              N/A(1)           $           0
Approved/Pending Foreclosure %......................................              N/A(1)                    0.00%
Approved/Pending Chargeoffs(5)......................................              N/A(1)           $   1,342,327
Approved/Pending Chargeoff %........................................              N/A(1)                    0.27%

------------

(1) Information as of December 31, 1996 is not available.

(2) The aggregate of the outstanding principal balances of the related loans for which foreclosure proceedings have been completed and resulted in an REO property.

(3) The aggregate of the outstanding principal balances of the related loans actually charged-off.

(4) The aggregate of the outstanding principal balances of the related loans for which foreclosure action has been approved and initiated.

(5) The aggregate of the outstanding principal balances of the related loans approved for charge-off but will not be charged-off until foreclosure or liquidation with respect to the related senior lien is completed.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the business day prior to the Cut-off Date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Offered Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                          DESCRIPTION OF CERTIFICATES

GENERAL

     The Series 1997-HS5 Home Equity Loan Pass-Through Certificates will include the following ten classes (the 'Senior Certificates'): (i) Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates; (ii) Class A-7 Certificates (the 'Super Senior Certificates'); (iii) Class A-L1 Certificates;
(iv) Class A-L2 Certificates (the 'Senior Support Certificates' and together with the Class A-L1 Certificates, the 'Lockout Certificates'); and (v) Class IO Certificates (the 'Fixed Strip Certificates'). In addition to the Senior Certificates, the Series 1997-HS5 Home Equity Loan Pass-Through Certificates will also include the following five classes: (i) Class M-1 Certificates and Class M-2 Certificates (together, the 'Class M Certificates'); (ii) Class B-1 Certificates (together with the Class M Certificates, the 'Subordinate Certificates'); and (iii) Class R-I Certificates and Class R-II Certificates (together, the 'Class R Certificates' or the 'Residual Certificates'). Only the Senior Certificates and the Subordinate Certificates (together, the 'Offered Certificates') are offered hereby.

     The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any applicable insurance policies; and (v) all proceeds of the foregoing.

     The Senior Certificates (other than the Fixed Strip Certificates) will be issued in book-entry format in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Fixed Strip Certificates will be issued in book-entry format in minimum denominations representing initial Notional Amounts of $2,000,000 and integral multiples of $1 in excess thereof. The Class M-1 Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Class M-2 Certificates and Class B-1 Certificates will be issued in registered, certificated form, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

BOOK-ENTRY REGISTRATION OF THE SENIOR CERTIFICATES

     Holders of the Senior Certificates (the 'DTC REGISTERED CERTIFICATES') may elect to hold their DTC Registered Certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. The DTC Registered Certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance (or Notional Amount) of the DTC Registered Certificates and will initially be registered in the name of Cede & Co. ('CEDE'), the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the 'RELEVANT DEPOSITARY' and collectively the 'EUROPEAN DEPOSITARIES') which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no DTC Registered Certificateholder will be entitled to receive a physical certificate representing such security (a 'DEFINITIVE CERTIFICATE'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Holder' of the DTC Registered Certificates will be Cede, as nominee of DTC. DTC Registered Certificateholders will not be Holders as that term is used in the Pooling and Servicing Agreement.

     The DTC Registered Certificateholder's ownership of a DTC Registered Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'FINANCIAL INTERMEDIARY') that maintains the DTC Registered Certificateholder's account for such purpose. In turn, the Financial Intermediary's ownership of such DTC Registered Certificates will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the DTC Registered Certificateholder's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

     DTC Registered Certificateholders will receive all payments of principal of, and interest on, the DTC Registered Certificates from the Trustee through DTC and DTC Participants. While the DTC Registered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the DTC Registered Certificates and is required to receive and transmit payments of principal of, and interest on, the DTC Registered Certificates. Participants and Indirect Participants with whom DTC Registered Certificateholders have accounts with respect to DTC Registered Certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective DTC Registered Certificateholders. Accordingly, although DTC Registered Certificateholders will not possess physical certificates, the Rules provide a mechanism by which DTC Registered Certificateholders will receive payments and will be able to transfer their interest.

     DTC Registered Certificateholders will not receive or be entitled to receive Definitive Certificates representing their respective interests in the DTC Registered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, DTC Registered Certificateholders who are not Participants may transfer ownership of DTC Registered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the DTC Registered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such DTC Registered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of DTC Registered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing DTC Registered Certificateholders.

     Under a book-entry format, DTC Registered Certificateholders of the DTC Registered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Payments with respect to DTC Registered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a DTC Registered Certificateholder to pledge DTC Registered Certificates to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such DTC Registered Certificates, may be limited due to the lack of physical certificates for such DTC Registered Certificates. In addition, issuance of the DTC Registered Certificates in book-entry form may reduce the liquidity of such DTC Registered Certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the DTC Registered Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such DTC Registered Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of DTC Registered Certificates under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some DTC Registered Certificates which conflict with actions taken with respect to other DTC Registered Certificates.

     Definitive Certificates will be issued to DTC Registered Certificateholders of the DTC Registered Certificates, or their nominees, rather than to DTC, if
(a) the Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the DTC Registered Certificates and the Trustee is unable to locate a qualified successor, (b) the Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the Pooling and Servicing Agreement, DTC Registered Certificateholders of any class having Percentage Interests aggregating at least a majority of the Certificate Principal Balances (or Notional Amount) of such DTC Registered Certificates advise the DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such DTC Registered Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all DTC Registered Certificateholders of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the DTC Registered Certificates and instructions for re-registration, the Trustee will issue and authenticate Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Holders under the Pooling and Servicing Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of DTC Registered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.

     None of the Company, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

INTEREST REMITTANCE AMOUNT AND PRINCIPAL REMITTANCE AMOUNT

     The 'INTEREST REMITTANCE AMOUNT' for any Distribution Date is equal to (i) the portion allocable to interest of all scheduled monthly payments on the Mortgage Loans received during the related Collection Period, after deduction of the related servicing fees and any subservicing fees (collectively, the 'SERVICING FEES') and (ii) certain unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of (and certain amounts received in connection with any substitutions for) the Mortgage Loans, received or deemed received during the related Collection Period, to the extent such amounts are allocable to interest.

     The 'PRINCIPAL REMITTANCE AMOUNT' for any Distribution Date is equal to the sum of (i) the portion allocable to principal of all scheduled monthly payments on the Mortgage Loans received with respect to the related Collection Period and
(ii) certain unscheduled collections, including full and partial Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of (and certain amounts received in connection with any substitutions for) the Mortgage Loans, received or deemed received during the related Collection Period, to the extent such amounts are allocable to principal. With respect to unscheduled collections, the Master Servicer may elect to treat such amounts as included in the Interest Remittance Amount and the Principal Remittance Amount for the Distribution Date in the month of receipt, but is not obligated to do so. As described herein under ' -- Principal Distributions,' any such amount with respect to which such election is so made shall be treated as having been received on the last day of the related Collection Period for the purposes of calculating the amount of principal and interest distributions to any class of Certificates. With respect to any Distribution Date, the 'COLLECTION PERIOD' is the calendar month preceding the month of such Distribution Date.

INTEREST DISTRIBUTIONS

     On each Distribution Date, the Paying Agent shall make the following distributions, to the extent of the Interest Remittance Amount:

          (i) first, to the Senior Certificateholders, an amount equal to the Accrued Certificate Interest (as defined below) thereon for such Distribution Date, plus any Unpaid Interest Shortfall (as defined below) thereon;

          (ii) second, from the balance, if any, remaining of the Interest Remittance Amount after the distribution described in clause (i) above, to the Class M-1 Certificateholders an amount equal to the Accrued Certificate Interest thereon for such Distribution Date;

          (iii) third, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) and (ii) above, to the Class M-2 Certificateholders an amount equal to the Accrued Certificate Interest thereon for such Distribution Date;

          (iv) fourth, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through
     (iii) above, to the Class B-1 Certificateholders an amount equal to the Accrued Certificate Interest thereon for such Distribution Date; and

          (v) fifth, any amount remaining (the 'NET MONTHLY EXCESS INTEREST AMOUNT') shall be included in the Net Monthly Excess Cash Flow as described in ' -- Net Monthly Excess Cash Flow Distributions' below and applied as described therein.

     'ACCRUED CERTIFICATE INTEREST' on any Distribution Date will be equal to one month's interest accrued on the Certificate Principal Balance of the Offered Certificates, or in the case of the Fixed Strip Certificates, on the Notional Amount, at the related Pass-Through Rate for such Distribution Date, less (i) the interest portions of Realized Losses (including Excess Losses (as defined herein)) not allocated through Subordination and (ii) any other interest shortfalls not covered by Subordination, including interest shortfalls incurred for the corresponding period on the Mortgage Loans relating to the Relief Act or similar legislation or regulations, with all such reductions allocated among the Offered Certificates in proportion to their respective amounts of related Accrued Certificate Interest which would have resulted absent such reductions, to the extent of a fraction of such shortfalls equal to (x) the aggregate Certificate Principal Balance of the Certificates over (y) the aggregate Stated Principal Balance of the Mortgage Loans, except that the interest portion of Excess Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     If on any Distribution Date the Interest Remittance Amount is insufficient to pay Accrued Certificate Interest on any class of Offered Certificates, the shortfall (other than with respect to any shortfall caused by Excess Losses or Relief Act Shortfalls) will be allocated through the priority of payment set forth above; provided, however, that the aggregate amount of such interest shortfalls allocable to the Senior Certificates will be allocated on a pro rata basis, based on the respective amount of Accrued Certificate Interest thereon; and provided further, that any such shortfalls otherwise allocable to the Super Senior Certificates shall be allocated to the Senior Support Certificates. Such shortfalls could occur, for example, if delinquencies on the related Mortgage Loans were exceptionally high and were concentrated in a particular month. In addition, such shortfalls could occur if Prepayment Interest Shortfalls were particularly high in a particular month. The 'PREPAYMENT INTEREST SHORTFALL' for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from Mortgagor prepayments on the Mortgage Loans during the related Collection Period. Such shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. Any Accrued Certificate Interest remaining unpaid as to any class of the Offered Certificates, as a result of any such shortfalls (other than any shortfalls caused in connection with Excess Losses or Relief Act Shortfalls) will be carried forward and will bear interest at the related Pass-Through Rate and be payable on future Distribution Dates to the extent of funds available therefor (such amount, including interest thereon, as of any Distribution Date, the 'UNPAID INTEREST SHORTFALL'). Such amounts payable to the Senior Certificates will be paid concurrently with Accrued Certificate Interest thereon pursuant to clause (i) of the second preceding paragraph or from the Net Monthly Excess Cash Flow. Such amounts owed to the Class M-1, Class M-2 and Class B-1 Certificates will be payable solely from the Net Monthly Excess Cash Flow as described in ' -- Net Monthly Excess Cash Flow Distributions' below.

     The 'PASS-THROUGH RATE' with respect to each class of Offered Certificates (other than the Fixed Strip Certificates) is equal to the fixed rate set forth on the cover hereof, subject, in the case of the Class B-1 Certificates to a maximum rate equal to the Maximum Class B-1 Rate. With respect to any Distribution Date, the 'MAXIMUM CLASS B-1 RATE' will be equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted on the basis of the related Stated Principal Balance of each Mortgage Loan as of the first day of the month preceding the month of such Distribution Date, minus the product of (x) the Pass-Through Rate on the Fixed Strip Certificates and (y) a fraction, the numerator of which is the Notional Amount of the Fixed Strip Certificates and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period. The Pass-Through Rate for the Fixed Strip Certificates will be equal to 8.00% per annum for the first 30 Distribution Dates, and 0.00% thereafter.

     As described herein, Accrued Certificate Interest on each class of Offered Certificates is based on the Certificate Principal Balances thereof (or the Notional Amount thereof, in the case of the Fixed Strip Certificates) immediately prior to the related Distribution Date. The 'CERTIFICATE PRINCIPAL BALANCE' of any class of Senior Certificates (other than the Fixed Strip Certificates) means the initial Certificate Principal Balance thereof as reduced by the sum of (x) all amounts actually distributed to the holders of such Certificates on all prior Distribution Dates on account of principal and (y) the aggregate, cumulative amount of Excess

Losses allocated thereto (upon which interest will no longer accrue) on all prior Distribution Dates. The Certificate Principal Balance of any class of Subordinate Certificates means the initial Certificate Principal Balance thereof as reduced by the sum of (x) all amounts actually distributed to the holders of such Certificates on all prior Distribution Dates on account of principal and
(y) the aggregate, cumulative amount of Realized Losses allocated thereto (upon which interest will no longer accrue) on all prior Distribution Dates. The 'NOTIONAL AMOUNT' of the Fixed Strip Certificates as of any Distribution Date will generally be equal to the Certificate Principal Balance of the Class A-L1 Certificates immediately prior to such date. References herein to the Notional Amount are used solely for certain calculations and do not represent the right of any Class of Certificates to receive distributions allocable to principal.

     The 'NET MORTGAGE RATE' on each Mortgage Loan is equal to the Mortgage Rate thereon minus the rates per annum at which the master servicing fee and subservicing fee (collectively, the related 'SERVICING FEE RATE') accrue. The Net Mortgage Rate with respect to each Mortgage Loan as of the Cut-off Date will be set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement. As of the Cut-off Date, the weighted average Net Mortgage Rate of the Mortgage Loans is approximately 11.09% per annum, and is expected to change thereafter as Mortgage Loans are liquidated or paid off.

     The 'STATED PRINCIPAL BALANCE' of any Mortgage Loan as of any date of determination is equal to the Cut-off Date Balance thereof, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

PRINCIPAL DISTRIBUTIONS

     The 'PRINCIPAL DISTRIBUTION AMOUNT' means, as of any Distribution Date, the sum of (i) the Principal Remittance Amount, minus, on any Distribution Date occurring on or after the Stepdown Date (as defined herein), the Overcollateralization Reduction Amount (as defined herein), if any, and (ii) the Extra Principal Distribution Amount (funded as described below under ' -- Net Monthly Excess Cash Flow Distributions'), if any, for such Distribution Date. On each Distribution Date prior to the Stepdown Date and on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount will be distributed to the Offered Certificates (other than the Fixed Strip Certificates) as follows:

          (i) first, to the Senior Certificates, in the manner and priority described in the ninth following paragraph, until the Certificate Principal Balances of the Senior Certificates have been reduced to zero;

          (ii) second, the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above shall be distributed to the Class M-1, Class M-2 and Class B-1 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

          (iii) third, any amount remaining shall be included in the Net Monthly Excess Cash Flow as described in ' -- Net Monthly Excess Cash Flow Distributions' below and applied as described therein.

     On each Distribution Date on or after the Stepdown Date so long as no Trigger Event is in effect, the Principal Distribution Amount will be distributed to the Offered Certificates (other than the Fixed Strip Certificates) as follows:

          (i) first, to the Senior Certificates, in the manner and priority as described in the eighth following paragraph, until the Certificate Principal Balances of the Senior Certificates have been reduced to zero, an amount equal to the excess, if any, of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) the lesser of (A) the Stepped Up Enhancement Percentage and (B) 64.00% and (2) the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,148,133;

          (ii) second, from the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the excess, if any, of
     (x) the sum of (a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account distributions pursuant to clause (i) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 81.00% and (2) the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,148,133.

          (iii) third, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) and
     (ii) above, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Senior Certificates and Class M-1 Certificates (after taking into account distributions pursuant to clauses (i) and (ii) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over
     (y) the lesser of (a) the product of (1) 89.00% and (2) the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,148,133;

          (iv) fourth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (iii) above, to the Class B-1 Certificates, until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Senior Certificates and Class M Certificates (after taking into account distributions pursuant to clauses (i) though
     (iii) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 96.00% and
     (2) the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,148,133; and

          (v) fifth, any amount remaining shall be included in the Net Monthly Excess Cash Flow as described in ' -- Net Monthly Excess Cash Flow Distributions' below and applied as described therein.

     A 'TRIGGER EVENT' is in effect on or after the Stepdown Date if on a Distribution Date the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest as of such Distribution Date (including Mortgage Loans in foreclosure and REO Mortgage Loans), by (y) the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding such Distribution Date, equals or exceeds 50.00% of the Senior Specified Enhancement Percentage.

     The 'STEPPED UP ENHANCEMENT PERCENTAGE' means on any Distribution Date, a percentage equal to (x) 100% minus (y) two times a percentage obtained by dividing (i) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest as of such Distribution Date (including Mortgage Loans in foreclosure and REO Mortgage Loans), by (ii) the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding such Distribution Date.

     The 'STEPDOWN DATE' means the later to occur of (x) the Distribution Date in November 2000 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     The 'SENIOR ENHANCEMENT PERCENTAGE' is the percentage obtained by dividing
(x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date and (ii) the Overcollateralization Amount (prior to any payments of the Principal Distribution Amount to the Offered Certificates on such Distribution Date), by
(y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

     'SENIOR SPECIFIED ENHANCEMENT PERCENTAGE' on any date of determination thereof means 36.00%.

     'EXTRA PRINCIPAL DISTRIBUTION AMOUNT' means, as of any Distribution Date, the lesser of (x) the Net Monthly Excess Interest Amount for such Distribution Date and (y) the excess, if any, of (i) the Required Overcollateralization Amount for such Distribution Date over (ii) the Overcollateralization Amount (calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Remittance Amount) for such Distribution Date.

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     In no event will any Principal Distribution Amount paid with respect to any
Distribution Date and any class of Offered Certificates be less than zero or greater than the then outstanding Certificate Principal Balance of such Offered Certificate.

     Distributions of the Principal Distribution Amount payable to the Senior Certificates on each Distribution Date (such distribution, the 'SENIOR PRINCIPAL DISTRIBUTION AMOUNT') will be made as follows:

          (a) Prior to the occurrence of the Credit Support Depletion Date (as defined below), the Senior Principal Distribution Amount shall be distributed to the Senior Certificates as follows:

             (i) first, on a pro rata basis, based on the respective Certificate Principal Balances thereof, to the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, in reduction of the Certificate Principal Balances thereof, until such Certificate Principal Balances have been reduced to zero;

             (ii) second, to the Class A-1 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

             (iii) third, to the Class A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

             (iv) fourth, to the Class A-3 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

             (v) fifth, to the Class A-4 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

             (vi) sixth, to the Class A-5 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

             (vii) seventh, to the Class A-6 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

             (viii) eighth, to the Class A-7 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero; and

             (ix) ninth, on a pro rata basis, based on the respective Certificate Principal Balances thereof, to the Lockout Certificates, in reduction of the Certificate Principal Balances thereof, until such Certificate Principal Balances have been reduced to zero.

          (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates will be disregarded, and the Senior Principal Distribution Amount will be distributed to all classes of Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances.

     The 'CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the sum of the Overcollateralization Amount and the Certificate Principal Balances of the Subordinate Certificates has been reduced to zero.

     The 'LOCKOUT CERTIFICATE PERCENTAGE' will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Senior Certificates. The 'LOCKOUT DISTRIBUTION PERCENTAGE' for any Distribution Date occurring prior to the Distribution Date in November 2000 will be equal to 0%. The Lockout Distribution Percentage for any Distribution Date occurring after the first three years following the Delivery Date will be as follows: for any Distribution Date during the fourth and fifth years after the Delivery Date, 45% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the sixth year after the Delivery Date, 80% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Delivery Date, 100% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) 300% of the Lockout Certificate Percentage and (y) 100%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Senior Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

     The Master Servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the Mortgagors) received in any calendar month as included in the Interest Remittance Amount and the Principal Remittance Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

NET MONTHLY EXCESS CASH FLOW DISTRIBUTIONS

     On any Distribution Date, the sum of the Net Monthly Excess Interest Amount and the Overcollateralization Reduction Amount is the 'NET MONTHLY EXCESS CASH FLOW' for such Distribution Date.

     On any Distribution Date, the Net Monthly Excess Cash Flow will be applied in the following order of priority on such Distribution Date:

          (a) first, to pay any Unpaid Interest Shortfall on the Class A Certificates on a pro rata basis until reduced to zero;

          (b) second, to fund the Extra Principal Distribution Amount for such Distribution Date;

          (c) third, to pay any Unpaid Interest Shortfall on the Class M-1 Certificates until reduced to zero;

          (d) fourth, to reimburse the Class M-1 Certificates for Realized Losses (other than Excess Losses) previously allocated thereto as described below under ' -- Allocation of Losses; Subordination,' until fully reimbursed;

          (e) fifth, to pay any Unpaid Interest Shortfall on the Class M-2 Certificates until reduced to zero;

          (f) sixth, to reimburse the Class M-2 Certificates for Realized Losses (other than Excess Losses) previously allocated thereto as described below under ' -- Allocation of Losses; Subordination,' until fully reimbursed;

          (g) seventh, to pay any Unpaid Interest Shortfall on the Class B-1 Certificates until reduced to zero;

          (h) eighth, to reimburse the Class B-1 Certificates for Realized Losses (other than Excess Losses) previously allocated thereto as described below under ' -- Allocation of Losses; Subordination,' until fully reimbursed; and

          (i) ninth, any remaining amounts will be distributed to the Class R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans immediately following such Distribution Date over (b) the Certificate Principal Balance of the Offered Certificates as of such date (after taking into account the payment to the Offered Certificates of the Principal Distribution Amount) is the 'OVERCOLLATERALIZATION AMOUNT' as of such Distribution Date. The Pooling and Servicing Agreement requires that the Net Monthly Excess Cash Flow, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the Offered Certificates to the extent that the Required Overcollateralization Amount exceeds the Overcollateralization Amount as of such Distribution Date. The 'REQUIRED OVERCOLLATERALIZATION AMOUNT' means as of any Distribution Date (i) prior to the Step-Down Date $4,592,531, and (ii) on or after the Step-Down Date, so long as no Trigger Event is in effect, the greater of (x) the lesser of (a) $4,592,531 and (b) 4.00% of the then current aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period and (y) $1,148,133. Notwithstanding the foregoing, so long as a Trigger Event has occurred and is continuing, the Required Overcollateralization Amount with respect to such Distribution Date will remain equal to the amount required as of the Distribution Date immediately preceding the date on which such Trigger Event occurred.

     In the event that the Required Overcollateralization Amount is permitted to decrease or 'step down' on a Distribution Date in the future, a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date shall not be distributed to the holders of the Offered Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date over (b) the Required Overcollateralization Amount is the 'EXCESS OVERCOLLATERALIZATION AMOUNT' with respect to such Distribution Date. If, on any Distribution Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Required Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date shall instead be distributed to the Certificates as described under ' -- Net Monthly Excess Cash Flow Distributions' herein; such amount being the 'OVERCOLLATERALIZATION REDUCTION AMOUNT' for such Distribution Date.

ALLOCATION OF LOSSES; SUBORDINATION

     On each Distribution Date following the application of all amounts distributable on such date, to the extent the aggregate Stated Principal Balance of the Mortgage Loans is less than the aggregate Certificate Principal Balances of the Offered Certificates due to Realized Losses on the Mortgage Loans (other than Excess Losses), the Certificate Principal Balances of the Offered Certificates shall be reduced as follows, until such deficiency is fully allocated: first, the Certificate Principal Balance of the Class B-1 Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero; second, the Certificate Principal Balance of the Class M-2 Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero; and third, the Certificate Principal Balance of the Class M-1 Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero. The Certificate Principal Balances of the Senior Certificates will not be so reduced and such Certificates will continue to be entitled to receive Accrued Certificate Interest on their balance subject to available funds.

     Any allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction) to a Subordinate Certificate will be made by reducing the Certificate Principal Balance thereof. The interest portion of Realized Losses and the principal portion of Debt Service Reductions will be allocated to the Offered Certificates through the priority of payment provisions as described in 'Description of the Certificates -- Interest Distributions' and
' -- Principal Distributions' herein. As used herein, 'DEBT SERVICE REDUCTION' means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, 'SUBORDINATION' refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes and also the subordination provided by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) inasmuch as Realized Losses are only allocated to the Offered Certificates after the Overcollateralization Amount has been reduced to zero, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein. As used herein, 'SPECIAL HAZARD LOSSES' has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     Any Special Hazard Losses (as defined herein) in excess of the Special Hazard Amount ('EXCESS SPECIAL HAZARD LOSSES'), Fraud Losses (as defined in the Prospectus) in excess of the Fraud Loss Amount ('EXCESS FRAUD LOSSES') and losses occasioned by war, civil insurrection, certain government actions, nuclear reaction and certain other risks ('EXTRAORDINARY LOSSES'; and collectively with Excess Special Hazard Losses and Excess Fraud Losses, 'EXCESS LOSSES') or other losses of a type not covered by Subordination will be allocated on a pro rata basis among the Offered Certificates, in reduction of the Certificate Principal Balances thereof, and in an aggregate amount equal to the amount of such loss times a fraction equal to (x) the then aggregate Certificate Principal Balance of the Offered Certificates over (y) the then aggregate Stated Principal Balance of the Mortgage Loans, except that Excess Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates until the Certificate Principal Balance thereof is reduced to zero. An allocation of an Excess Loss on a 'pro rata basis' among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of an Excess Loss, or based on the Accrued Certificate Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of an Excess Loss.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Subservicer for expenses, including attorneys' fees) towards interest and principal owing on the Mortgage

Loan. The Master Servicer will treat any Mortgage Loan that is 180 days or more delinquent as having been finally liquidated. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Extraordinary Losses (each as defined in the Prospectus) are referred to herein as 'REALIZED LOSSES.'

     In order to maximize the likelihood of distribution in full of Accrued Certificate Interest on the Senior Certificates and of the Senior Principal Distribution Amount, on each Distribution Date, holders of the Senior Certificates have a right to distributions of the Interest Remittance Amount and the Principal Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B-1 Certificates, to the extent necessary to satisfy the payment of Accrued Certificate Interest on, and the Senior Principal Distribution Amount to, the Senior Certificates. Similarly, holders of the Class M Certificates have a right to distributions that is prior to the rights of the holders of the Class B-1 Certificates, and holders of the Class M Certificates with a higher payment priority have a right to distributions that is prior to the rights of the holders of any Class M Certificates with a lower payment priority. In addition, the overcollateralization provisions of the Trust Fund will also increase the likelihood of distribution of full amounts of interest and principal to the Offered Certificates on each Distribution Date.

     The priority of payment provisions herein will accelerate the amortization of the Senior Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Senior Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses, the percentage interest evidenced by such Senior Certificates in the Mortgage Loans will be decreased, thereby increasing, relative to the Certificate Principal Balances of the Subordinate Certificates and the Overcollateralization Amount, the subordination afforded the Senior Certificates by the Subordinate Certificates and the Overcollateralization Amount.

     The priority of payment provisions herein among the Subordinate Certificates, as described herein, also generally has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of related Subordinate Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the Subordination afforded to such class of the Subordinate Certificates by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) and any class of Subordinate Certificates with a lower payment priority. However, investors in the Subordinate Certificates should be aware that on and after the Distribution Date on which the Overcollateralization Amount has been reduced to approximately $1,148,133, the most subordinate class of Subordinate Certificates then outstanding may receive more than such class' pro rata share of the Principal Distribution Amount for such Distribution Date. In such case, the most subordinate class of Subordinate Certificates then outstanding may be retired prior to the most senior class and will therefore not provide Subordination thereafter (although Subordination will be provided by the Overcollateralization Amount).

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the 'SPECIAL HAZARD AMOUNT') through Subordination shall initially be equal to $2,296,266. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $2,296,266 less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. As used in this Prospectus Supplement, 'SPECIAL HAZARD LOSSES' has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the 'FRAUD LOSS AMOUNT') through Subordination shall initially be equal to $6,888,797. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage

Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The Special Hazard Amount and Fraud Amount are subject to further reduction as described in the Prospectus under 'Subordination.'

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. The rate of default and the severity of losses of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. In addition, such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under 'Yield and Prepayment Considerations'), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

     The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The Mortgage Loans generally contain due-on-sale clauses. As described under 'Description of the Certificates -- Principal Distributions' herein, during certain periods all or a disproportionately large percentage of principal collections on the Mortgage Loans will be allocated among the Senior Certificates (other than the Lockout Certificates), and during certain periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Lockout Certificates or to the Subordinate Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in Mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Mortgage Loans may experience a higher rate of prepayments than traditional mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the Mortgage Loans.

     The Offered Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on classes of Offered Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Offered Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Loans both before and after the commencement of principal distributions on such classes. In addition, the yield to maturity of the Offered Certificates will depend on whether, to what extent, and the timing with respect to which, Net Monthly Excess Cash Flow is used to accelerate payments of principal on the Offered Certificates or any Overcollateralization Reduction Amount is released. See 'Description of the Certificates -- Overcollaterization' herein.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default and the severity of losses of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by first liens on comparable properties. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Combined Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See 'Yield and Prepayment Considerations' and 'Risk Factors' in the Prospectus. In addition, because borrowers of Balloon Mortgage Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Mortgage Loans is greater than that associated with fully-amortizing mortgage loans. See 'Risk Factors' herein.

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Certificates were to rise, the market value of the Offered Certificates may decline.

     The yield to investors on each class of Offered Certificates, and particularly on those classes of Offered Certificates with lower payment priorities, will be sensitive to Prepayment Interest Shortfalls and Delinquency Shortfalls because such amounts will not be covered by the Master Servicer either through compensating interest or Advances, respectively. On each Distribution Date, Prepayment Interest Shortfalls and the interest portion of Delinquency Shortfalls will reduce the Interest Remittance Amount and the principal portion of Delinquency Shortfalls will not be included in the Principal Remittance Amount, thereby reducing amounts available for distribution to the Offered Certificates. In certain scenarios involving Prepayment Interest Shortfalls or Delinquency Shortfalls, the Interest Remittance Amount may be insufficient to pay Accrued Certificate Interest on the Offered Certificates in full. Any shortfalls in interest distributions resulting therefrom will be allocated first to the respective classes of Subordinate Certificates (in the order in which Realized Losses are allocated thereto) prior to allocation among the Senior Certificates and will carry forward (with interest thereon) and will be payable on future Distribution Dates subject to available funds. The Senior Certificates will be reimbursed for such interest shortfalls prior to the payment of Accrued Certificate Interest on the Subordinate Certificates. Each respective class of Subordinate Certificates will be reimbursed for such interest shortfalls from Net Monthly Excess Cashflow only when the required level of overcollateralization has been reached and any Subordinate Certificates with a higher payment priority have been reimbursed for such interest shortfalls and for any other Realized Losses (other than any Excess Losses) allocated thereto. As a result, holders of the Subordinate Certificates may experience delays in being reimbursed for such shortfalls.

     In addition, the yield to maturity on each class of Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the Certificates, see 'Yield and Prepayment Considerations' in the Prospectus.

     Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any payments of principal prior to the Distribution Date occurring in November 2000 and prior to the Distribution Date occurring in November 2003 will receive a disproportionately small portion of payments of principal (unless the Certificate Principal Balances of the Senior Certificates (other than the Lockout Certificates) have been reduced to zero), the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to such distributions. However, beginning with the Distribution Date occurring in

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
November 2004, the Lockout Certificates will receive a disproportionately large percentage of principal collections until their Certificate Principal Balance is reduced to zero.

     Certificates with Subordination Features: As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans will be allocated to the Senior Certificates and, during certain periods, no principal payments will be distributed to the Subordinate Certificates. Unless the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Subordinate Certificates will not be entitled to receive distributions in respect of principal until the Certificate Principal Balances of the Senior Certificates have been reduced to zero. To the extent that no principal payments are distributed on the Subordinate Certificates, the Subordination afforded the Senior Certificates by the Subordinate Certificates (together with the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow)), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

     In addition, investors in the Subordinate Certificates should be aware that on and after the Distribution Date on which the Overcollateralization Amount has been reduced to approximately $1,148,133, the most subordinate class of Subordinate Certificates then outstanding may receive more than such class' pro rata share of the Principal Distribution Amount for such Distribution Date.

     The yield to investors on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) or by any other class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

     Assumed Final Distribution Date: The assumed final Distribution Date with respect to the Offered Certificates is May 25, 2027, which date is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

     The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than the assumed final Distribution Date for such class because (i) Net Monthly Excess Cash Flow will be used to make accelerated payments of principal to the holders of the Offered Certificates, which payments will have the effect of shortening the weighted average lives of the Offered Certificates of each class, (ii) prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the Offered Certificates and (iii) the Master Servicer or the Company may cause a termination of the Trust Fund when the aggregate Stated Principal Balance of the Mortgage Loans in the Trust Fund is less than 10% of the Cut-off Date Balance.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this Prospectus Supplement (the 'PREPAYMENT ASSUMPTION') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 4% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 17/12% annum in each month thereafter until the thirteenth month. Beginning in the thirteenth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 21% per annum each month. As used in the table below, a 50% Prepayment

Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under 'Description of the Mortgage Pool' herein and the performance thereof. The table assumes, among other things, that (i) the Trust Fund includes the following four hypothetical Mortgage Loans:

                                                                                 REMAINING          REMAINING
                                                             ORIGINAL           AMORTIZING           TERM TO
                                             NET          AMORTIZING TERM          TERM              MATURITY
PRINCIPAL BALANCE     MORTGAGE RATE     MORTGAGE RATE       (IN MONTHS)         (IN MONTHS)        (IN MONTHS)
-----------------     -------------     -------------     ---------------     ---------------     --------------

 $  88,094,135.57        11.6190%          11.0390%             353                 350                 177
   138,434,619.07        11.7330           11.1530              179                 174                 174
     2,888,391.78        10.2410            9.6610              238                 235                 235
       209,427.38        11.8670           11.2870              339                 330                 330

(ii) except with respect to the Balloon Mortgage Loans, the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; (iii) none of the Sellers, the Master Servicer or the Company will repurchase any Mortgage Loan, as described under 'Mortgage Loan
Program -- Representations Relating to Mortgage Loans' and 'Description of the Certificates -- Assignment of the Trust Fund Assets' in the Prospectus, and neither the Master Servicer nor the Company exercises any option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund; (iv) there are no delinquencies or Realized Losses on the Mortgage Loans, and principal payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of the Prepayment Assumption set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the Certificates will be received on the 25th day of each month, commencing November 25, 1997;
(vii) payments on the Mortgage Loans earn no reinvestment return; (viii) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; and
(ix) the Certificates will be purchased on October 30, 1997 (collectively, the 'STRUCTURING ASSUMPTIONS').

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same level of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Offered Certificates.

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Offered Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                             PREPAYMENT ASSUMPTION

                                            CLASS A-1
                        -------------------------------------------------
DISTRIBUTION DATE        0%      50%      75%      100%     150%     200%
--------------------    ----     ----     ----     ----     ----     ----
Initial
  Percentage........     100%    100%     100%     100%     100%     100%
October 25, 1998....      79      35       13        0        0        0
October 25, 1999....      68       0        0        0        0        0
October 25, 2000....      55       0        0        0        0        0
October 25, 2001....      42       0        0        0        0        0
October 25, 2002....      27       0        0        0        0        0
October 25, 2003....      11       0        0        0        0        0
October 25, 2004....       0       0        0        0        0        0
October 25, 2005....       0       0        0        0        0        0
October 25, 2006....       0       0        0        0        0        0
October 25, 2007....       0       0        0        0        0        0
October 25, 2008....       0       0        0        0        0        0
October 25, 2009....       0       0        0        0        0        0
October 25, 2010....       0       0        0        0        0        0
October 25, 2011....       0       0        0        0        0        0
October 25, 2012 and
  thereafter........       0       0        0        0        0        0
Weighted Average
  Life in Years**...     3.3     0.8      0.6      0.5      0.4      0.3

                                          CLASS A-2
                       ------------------------------------------------
DISTRIBUTION DATE       0%     50%      75%      100%     150%     200%
--------------------   ----    ----     ----     ----     ----     ----
Initial
  Percentage........    100%   100%     100%     100%     100%     100%
October 25, 1998....    100    100      100       75        0        0
October 25, 1999....    100     37        0        0        0        0
October 25, 2000....    100      0        0        0        0        0
October 25, 2001....    100      0        0        0        0        0
October 25, 2002....    100      0        0        0        0        0
October 25, 2003....    100      0        0        0        0        0
October 25, 2004....     83      0        0        0        0        0
October 25, 2005....     47      0        0        0        0        0
October 25, 2006....      2      0        0        0        0        0
October 25, 2007....      0      0        0        0        0        0
October 25, 2008....      0      0        0        0        0        0
October 25, 2009....      0      0        0        0        0        0
October 25, 2010....      0      0        0        0        0        0
October 25, 2011....      0      0        0        0        0        0
October 25, 2012 and
  thereafter........      0      0        0        0        0        0
Weighted Average
  Life in Years**...    7.9    1.9      1.4      1.1      0.8      0.7

                                          CLASS A-3
                       ------------------------------------------------
DISTRIBUTION DATE       0%     50%      75%      100%     150%     200%
--------------------   ----    ----     ----     ----     ----     ----
Initial
  Percentage........    100%   100%     100%     100%     100%     100%
October 25, 1998....    100    100      100      100       88       53
October 25, 1999....    100    100       78       47        0        0
October 25, 2000....    100     70       26        0        0        0
October 25, 2001....    100     36        0        0        0        0
October 25, 2002....    100      7        0        0        0        0
October 25, 2003....    100      0        0        0        0        0
October 25, 2004....    100      0        0        0        0        0
October 25, 2005....    100      0        0        0        0        0
October 25, 2006....    100      0        0        0        0        0
October 25, 2007....     84      0        0        0        0        0
October 25, 2008....     65      0        0        0        0        0
October 25, 2009....     41      0        0        0        0        0
October 25, 2010....     18      0        0        0        0        0
October 25, 2011....      0      0        0        0        0        0
October 25, 2012 and
  thereafter........      0      0        0        0        0        0
Weighted Average
  Life in Years**...   11.6    3.7      2.6      2.0      1.4      1.1

                                          CLASS A-4
                       ------------------------------------------------
DISTRIBUTION DATE       0%     50%      75%      100%     150%     200%
--------------------   ----    ----     ----     ----     ----     ----
Initial
  Percentage........    100%   100%     100%     100%     100%     100%
October 25, 1998....    100    100      100      100      100      100
October 25, 1999....    100    100      100      100       42        0
October 25, 2000....    100    100      100       33        0        0
October 25, 2001....    100    100       53        0        0        0
October 25, 2002....    100    100        0        0        0        0
October 25, 2003....    100     43        0        0        0        0
October 25, 2004....    100      0        0        0        0        0
October 25, 2005....    100      0        0        0        0        0
October 25, 2006....    100      0        0        0        0        0
October 25, 2007....    100      0        0        0        0        0
October 25, 2008....    100      0        0        0        0        0
October 25, 2009....    100      0        0        0        0        0
October 25, 2010....    100      0        0        0        0        0
October 25, 2011....     87      0        0        0        0        0
October 25, 2012 and
  thereafter........      0      0        0        0        0        0
Weighted Average
  Life in Years**...   14.4    6.0      4.1      3.0      2.0      1.5

------------

*  Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
   (iii) dividing the sum by the aggregate of the net distributions described in
   (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                             PREPAYMENT ASSUMPTION

                                            CLASS A-5
                        --------------------------------------------------
DISTRIBUTION DATE        0%       50%      75%      100%     150%     200%
--------------------    -----     ----     ----     ----     ----     ----
Initial
  Percentage........      100%    100%     100%     100%     100%     100%
October 25, 1998....      100     100      100      100      100      100
October 25, 1999....      100     100      100      100      100        0
October 25, 2000....      100     100      100      100        0        0
October 25, 2001....      100     100      100       47        0        0
October 25, 2002....      100     100       69        0        0        0
October 25, 2003....      100     100       24        0        0        0
October 25, 2004....      100      86        0        0        0        0
October 25, 2005....      100      68        0        0        0        0
October 25, 2006....      100      44        0        0        0        0
October 25, 2007....      100      18        0        0        0        0
October 25, 2008....      100       0        0        0        0        0
October 25, 2009....      100       0        0        0        0        0
October 25, 2010....      100       0        0        0        0        0
October 25, 2011....      100       0        0        0        0        0
October 25, 2012....        0       0        0        0        0        0
October 25, 2013....        0       0        0        0        0        0
October 25, 2014....        0       0        0        0        0        0
October 25, 2015 and
  thereafter........        0       0        0        0        0        0
Weighted Average
  Life in Years**...     14.7     8.7      5.5      4.0      2.3      1.7

                                           CLASS A-6
                       -------------------------------------------------
DISTRIBUTION DATE       0%      50%      75%      100%     150%     200%
--------------------   ----    -----     ----     ----     ----     ----
Initial
  Percentage........    100%     100%    100%     100%     100%     100 %
October 25, 1998....    100      100     100      100      100      100
October 25, 1999....    100      100     100      100      100       30
October 25, 2000....    100      100     100      100        0        0
October 25, 2001....    100      100     100      100        0        0
October 25, 2002....    100      100     100       72        0        0
October 25, 2003....    100      100     100        0        0        0
October 25, 2004....    100      100      79        0        0        0
October 25, 2005....    100      100      60        0        0        0
October 25, 2006....    100      100      22        0        0        0
October 25, 2007....    100      100       0        0        0        0
October 25, 2008....    100       81       0        0        0        0
October 25, 2009....    100       23       0        0        0        0
October 25, 2010....    100        0       0        0        0        0
October 25, 2011....    100        0       0        0        0        0
October 25, 2012....      0        0       0        0        0        0
October 25, 2013....      0        0       0        0        0        0
October 25, 2014....      0        0       0        0        0        0
October 25, 2015 and
  thereafter........      0        0       0        0        0        0
Weighted Average
  Life in Years**...   14.7     11.6     8.2      5.3      2.7      2.0

                                           CLASS A-7
                       --------------------------------------------------
DISTRIBUTION DATE       0%      50%       75%      100%     150%     200%
--------------------   ----    -----     -----     ----     ----     ----
Initial
  Percentage........    100%     100%      100%    100%     100%     100%
October 25, 1998....    100      100       100     100      100      100
October 25, 1999....    100      100       100     100      100      100
October 25, 2000....    100      100       100     100       66        0
October 25, 2001....    100      100       100     100       59        0
October 25, 2002....    100      100       100     100       20        0
October 25, 2003....    100      100       100      96        8        0
October 25, 2004....    100      100       100      73        5        0
October 25, 2005....    100      100       100      71        5        0
October 25, 2006....    100      100       100      61        5        0
October 25, 2007....    100      100        90      48        5        0
October 25, 2008....    100      100        72      36        5        0
October 25, 2009....    100      100        55      26        2        0
October 25, 2010....    100       86        40      18        0        0
October 25, 2011....    100       64        28      12        0        0
October 25, 2012....      1        0         0       0        0        0
October 25, 2013....      *        0         0       0        0        0
October 25, 2014....      0        0         0       0        0        0
October 25, 2015 and
  thereafter........      0        0         0       0        0        0
Weighted Average
  Life in Years**...   14.7     14.1      12.4     10.0     4.5      2.3

                                          CLASS A-L1
                       ------------------------------------------------
DISTRIBUTION DATE       0%     50%      75%      100%     150%     200%
--------------------   ----    ----     ----     ----     ----     ----
Initial
  Percentage........    100%   100%     100%     100%     100%     100%
October 25, 1998....    100    100      100      100      100      100
October 25, 1999....    100    100      100      100      100      100
October 25, 2000....    100    100      100      100      100       29
October 25, 2001....     98     92       88       90       98       29
October 25, 2002....     97     83       81       79       81       29
October 25, 2003....     93     73       68       64       58       25
October 25, 2004....     88     62       55       48       38       14
October 25, 2005....     71     38       28       21       23        7
October 25, 2006....     55     22       13        8       13        1
October 25, 2007....     40     13        6        3        7        0
October 25, 2008....     27      7        3        1        1        0
October 25, 2009....     16      3        1        *        *        0
October 25, 2010....      9      1        *        *        0        0
October 25, 2011....      5      1        *        *        0        0
October 25, 2012....      0      0        0        0        0        0
October 25, 2013....      0      0        0        0        0        0
October 25, 2014....      0      0        0        0        0        0
October 25, 2015 and
  thereafter........      0      0        0        0        0        0
Weighted Average
  Life in Years**...    9.5    7.4      6.9      6.7      6.7      4.0

------------

*  Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance to the Certificate to the related Distribution Date, (ii) adding the results, and
   (iii) dividing the sum by the aggregate of the net distributions described in
   (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                             PREPAYMENT ASSUMPTION

                                           CLASS A-L2
                        -------------------------------------------------
DISTRIBUTION DATE        0%      50%      75%      100%     150%     200%
--------------------    ----     ----     ----     ----     ----     ----
Initial
  Percentage........     100%    100%     100%     100%     100%     100%
October 25, 1998....     100     100      100      100      100      100
October 25, 1999....     100     100      100      100      100      100
October 25, 2000....     100     100      100      100      100       29
October 25, 2001....      98      92       88       90       98       29
October 25, 2002....      97      83       81       79       81       29
October 25, 2003....      93      73       68       64       58       25
October 25, 2004....      88      62       55       48       38       14
October 25, 2005....      71      38       28       21       23        7
October 25, 2006....      55      22       13        8       13        1
October 25, 2007....      40      13        6        3        7        0
October 25, 2008....      27       7        3        1        1        0
October 25, 2009....      16       3        1        *        *        0
October 25, 2010....       9       1        *        *        0        0
October 25, 2011....       5       1        *        *        0        0
October 25, 2012 and
  thereafter........       0       0        0        0        0        0
Weighted Average
  Life in Years**...     9.5     7.4      6.9      6.7      6.7      4.0

                                          CLASS M-1
                       ------------------------------------------------
DISTRIBUTION DATE       0%     50%      75%      100%     150%     200%
--------------------   ----    ----     ----     ----     ----     ----
Initial
  Percentage........    100%   100%     100%     100%     100%     100 %
October 25, 1998....    100    100      100      100      100      100
October 25, 1999....    100    100      100      100      100      100
October 25, 2000....    100    100      100      100      100      100
October 25, 2001....    100    100       95       75       44       79
October 25, 2002....    100    100       77       57       29       30
October 25, 2003....    100     89       63       43       19        7
October 25, 2004....    100     76       51       33       12        3
October 25, 2005....    100     65       40       24        8        0
October 25, 2006....    100     54       32       18        5        0
October 25, 2007....    100     45       25       13        1        0
October 25, 2008....    100     37       19       10        0        0
October 25, 2009....    100     29       14        7        0        0
October 25, 2010....     93     22       10        4        0        0
October 25, 2011....     75     16        7        *        0        0
October 25, 2012 and
  thereafter........      0      0        0        0        0        0
Weighted Average
  Life in Years**...   14.3    9.9      7.9      6.3      4.8      4.7

                                          CLASS M-2
                       ------------------------------------------------
DISTRIBUTION DATE       0%     50%      75%      100%     150%     200%
--------------------   ----    ----     ----     ----     ----     ----
Initial
  Percentage........    100%   100%     100%     100%     100%     100%
October 25, 1998....    100    100      100      100      100      100
October 25, 1999....    100    100      100      100      100      100
October 25, 2000....    100    100      100      100      100      100
October 25, 2001....    100    100       95       75       44       23
October 25, 2002....    100    100       77       57       29       13
October 25, 2003....    100     89       63       43       19        5
October 25, 2004....    100     76       51       33       12        0
October 25, 2005....    100     65       40       24        7        0
October 25, 2006....    100     54       32       18        0        0
October 25, 2007....    100     45       25       13        0        0
October 25, 2008....    100     37       19       10        0        0
October 25, 2009....    100     29       14        3        0        0
October 25, 2010....     93     22       10        0        0        0
October 25, 2011....     75     16        5        0        0        0
October 25, 2012 and
  thereafter........      0      0        0        0        0        0
Weighted Average
  Life in Years**...   14.3    9.9      7.8      6.3      4.5      4.0

                                          CLASS B-1
                       ------------------------------------------------
DISTRIBUTION DATE       0%     50%      75%      100%     150%     200%
--------------------   ----    ----     ----     ----     ----     ----
Initial
  Percentage........    100%   100%     100%     100%     100%     100%
October 25, 1998....    100    100      100      100      100      100
October 25, 1999....    100    100      100      100      100      100
October 25, 2000....    100    100      100      100      100      100
October 25, 2001....    100    100       95       75       44       22
October 25, 2002....    100    100       77       57       29        6
October 25, 2003....    100     89       63       43       16        0
October 25, 2004....    100     76       51       33        5        0
October 25, 2005....    100     65       40       24        0        0
October 25, 2006....    100     54       32       14        0        0
October 25, 2007....    100     45       25        7        0        0
October 25, 2008....    100     37       16        1        0        0
October 25, 2009....    100     29        8        0        0        0
October 25, 2010....     93     21        2        0        0        0
October 25, 2011....     75     12        0        0        0        0
October 25, 2012 and
  thereafter........      0      0        0        0        0        0
Weighted Average
  Life in Years**...   14.3    9.8      7.6      6.0      4.3      3.6

------------

*  Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance to the Certificate to the related Distribution Date, (ii) adding the results, and
   (iii) dividing the sum by the aggregate of the net distributions described in
   (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

FIXED STRIP CERTIFICATE YIELD CONSIDERATIONS

     INVESTORS SHOULD NOTE THAT THE FIXED STRIP CERTIFICATES ARE ONLY ENTITLED TO DISTRIBUTIONS PRIOR TO THE DISTRIBUTION DATE IN MAY 2000. The yield to investors on the Fixed Strip Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations) under certain extremely rapid rate of prepayment scenarios. In addition, if prior to the Distribution Date in May 2000, the Master Servicer or the Company effects an optional termination of the Mortgage Loans, the Fixed Strip Certificates will receive no further distributions. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions, including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Fixed Strip Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

           PRE-TAX YIELD TO MATURITY OF THE FIXED STRIP CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE                                                   0%     100%    207%     300%      400%
---------------------------------------------------------------------   ----    ----    ----    ------    ------

$3,738,205...........................................................   6.6%    6.6%    6.6%    (25.9%)   (80.0%)

     Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Fixed Strip Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Fixed Strip Certificates, and thus do not reflect the return on any investment in the Fixed Strip Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Fixed Strip Certificates may differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Fixed Strip Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     For additional considerations relating to the yield on the Certificates, see 'Yield Considerations and Prepayment Considerations' in the Prospectus.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 1997, among the Company, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee. The Trustee will appoint Norwest Bank Minnesota, National Association to serve as Custodian in connection with the Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Company will provide a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities, II, Inc., 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. See 'The Pooling and Servicing
Agreement -- The Trustee' in the Prospectus.

THE MASTER SERVICER

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the Company, will act as Master Servicer for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. For a general description of Residential Funding and its activities, see 'Residential Funding Corporation' in the Prospectus and 'The Mortgage Pool -- Residential Funding' herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will be at least 0.58% per annum of the outstanding principal balance of such Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to the Subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Subservicer). The primary compensation to be paid to the Master Servicer in respect of its master servicing activities will be 0.08% per annum of the outstanding principal balance of each Mortgage Loan. As described in the Prospectus, a Subservicer is entitled to servicing compensation in a minimum amount equal to 0.50% per annum of the outstanding principal balance of each Mortgage Loan serviced by it. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See 'Pooling and Servicing
Agreement -- Servicing and Administration' in the Prospectus for information regarding other possible compensation to the Master Servicer and the Subservicer and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

     Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 98% of all Voting Rights will be allocated among all holders of the Offered Certificates (other than the Fixed Strip Certificates) in proportion to their then outstanding Certificate Principal Balances, and 1%, 0.5% and 0.5% of all Voting Rights will be allocated among holders of the Fixed Strip Certificates, the Class R-I Certificates and the Class R-II Certificates, respectively, in proportion to the Percentage Interests (as defined in the Prospectus) evidenced by their respective Certificates.

TERMINATION

     The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Offered Certificates are described in 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the Prospectus. The Master Servicer or the Company will have the option on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Cut-off Date Balance, (i) to purchase all remaining Mortgage Loans and other assets in the Trust Fund thereby effecting early retirement of the Offered Certificates, or (ii) to purchase in whole, but not in part, the Offered Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed. With respect to any such optional termination where the Mortgage Loans and other assets of the Trust Fund are purchased, the amount paid by the Master Servicer or the Company (such amount, the 'TERMINATION AMOUNT') will be distributed to the Certificates as follows:

          (i) first, to the Senior Certificates, on a pro rata basis, one month's Accrued Certificate Interest thereon,

          (ii) second, the balance, if any, of the Termination Amount remaining after the distribution pursuant to clause (i) above, to the Senior Certificates, on a pro rata basis, in respect of any Unpaid Interest Shortfalls thereon;

          (iii) third, the balance, if any, of the Termination Amount remaining after the distributions pursuant to clauses (i) and (ii) above, to the Senior Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero;

          (iv) fourth, the balance, if any, of the Termination Amount remaining after the distributions pursuant to clauses (i) through (iii) above, to the Subordinate Certificates, in order of priority, first in respect of one month's Accrued Certificate Interest thereon, and second, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

          (v) fifth, the balance, if any, of the Termination Amount remaining after the distributions pursuant to clauses (i) through (iv) above, to the Subordinate Certificates, in order of priority, first in respect of Unpaid Interest Shortfalls thereon and second in respect of unreimbursed Realized Losses (other than Excess Losses) thereon; and

          (vi) sixth, the amount remaining shall be distributed to the Class R Certificates.

The proceeds of any such distribution may not be sufficient to distribute the full amount to the Offered Certificates if the purchase price is based in part on the fair market value of any underlying Mortgaged Property and such fair market value is less than 100% of the unpaid principal balance of the related Mortgage Loan. In addition, because Realized Losses (other than Excess Losses) are not allocated to the Senior Certificates in reduction of the Certificate Principal Balances thereof, the proceeds from any such distribution may not be sufficient to pay such Certificates in full. To the extent the Termination Amount may be insufficient to pay the Offered Certificates in full because of the priority provisions above, any such shortfall will be allocated to the Subordinate Certificates in reverse order of payment priority.

     Any such purchase of the Certificates will be made at a price equal to 100% of the Certificate Principal Balance thereof plus the sum of one month's interest accrued thereon at the applicable Pass-Through Rate, any previously allocated Unpaid Interest Shortfalls and with respect to the Subordinate Certificates, any Realized Losses (other than Excess Losses) previously allocated thereto. Upon the purchase of the Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company.

     Upon presentation and surrender of the Offered Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Offered Certificates will receive the amounts described above.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code.

     For federal income tax purposes, (a) the Class R-I Certificates will constitute the sole class of 'residual interests' in REMIC I, (b) each class of Offered Certificates will represent ownership of 'regular interests' in REMIC II and will generally be treated as debt instruments of REMIC II and (c) the Class R-II Certificates will constitute the sole class of 'residual certificates' in REMIC II. See 'Certain Federal Income Tax Consequences -- REMICs' in the Prospectus.

     For federal income tax reporting purposes, the Offered Certificates (other than the Fixed Strip Certificates) will not, and the Fixed Strip Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a 100% Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See 'Certain Federal Income Tax Consequences -- General' and ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, in particular the Class IO Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

     In certain circumstances OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

     Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates' and ' -- Premium' in the Prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and 'real estate assets' under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as 'interest on obligations secured by mortgages on real property' under
Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as 'real estate assets' under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates (other than the Residual Certificates) will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Company to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See 'The Pooling and Servicing Agreement -- Termination' herein and 'Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates' in the Prospectus.

     Residential Funding will be designated as the 'tax matters person' with respect to REMIC I and REMIC II as defined in the REMIC Provisions (as defined in the Prospectus), and in connection therewith will be required to hold not less than 0.01% of each of the Class R-I Certificates and Class R-II Certificates.

     For further information regarding federal income tax consequences of investing in the Offered Certificates, see 'Certain Federal Income Tax Consequences -- REMICs' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated October 27, 1997 (the 'Underwriting Agreement'), the Underwriter has agreed to purchase and the Company has agreed to sell the Offered Certificates.

     It is expected that delivery of the Senior Certificates will be made only in book-entry form through DTC, Cedel and Euroclear, and that delivery of the Subordinate Certificates will be made at the offices of the Underwriter, New York, New York on or about October 30, 1997, against payment therefor in immediately available funds.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Offered Certificates, before deducting expenses payable by the Company, will be approximately 101.29% of the aggregate Certificate Principal Balance of the Offered Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933 or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under 'Description of the Certificates -- Reports to Certificateholders,' which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Offered Certificates will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Senior Certificates (other than the Fixed Strip Certificates) that they be rated 'AAA' by Standard & Poor's and Fitch. It is a condition to the issuance of the Fixed Strip Certificates that they be rated 'AAAr' by Standard & Poor's and 'AAA' by Fitch. It is a condition to the issuance of the Class M-1, Class M-2 and Class B-1 Certificates that they be rated not lower than 'AA,' 'A' and 'BBB,' respectively, by Standard & Poor's and Fitch.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Standard & Poor's rating on the Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See 'Certain Yield and Prepayment Considerations' herein. The 'r' of the 'AAAr' rating of the Fixed Strip Certificates by Standard & Poor's is attached to highlight derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an 'r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     The ratings assigned by Fitch to mortgage pass-through certificates also address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

     The Company has not requested a rating on the Offered Certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by Standard & Poor's and Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute 'mortgage related securities' for purposes of SMMEA because the Mortgage Pool includes Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates are subject to restrictions on investment, capital requirements or otherwise. See 'Legal Investment Matters' in the Prospectus.

     See 'Legal Investment Matters' in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA, or Section 4975 of the Code (a 'PLAN') or any insurance company (whether through its general or separate accounts) or other person investing 'plan assets' of any Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates (other than the Subordinate Certificates or the Senior Support Certificates) by or on behalf of, or with Plan Assets of, a Plan may qualify for exemptive relief under the Exemption, as described under 'ERISA Considerations Prohibited Transaction Exemptions' in the Prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the Department of Labor ('DOL') is required to issue final regulations ('401(C) REGULATIONS') no later than December 31, 1997 which are to provide guidance for purposes of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Subordinate Certificates or the Senior Support Certificates (due to the subordinate nature thereof), transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Offered Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following statements are correct: (i) the transferee is an insurance company and the source of funds used to purchase such Offered Certificates is an 'insurance company general account' (as such term is defined in PTCE 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any 'affiliate' thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Offered Certificates.

     An opinion of counsel or certification will not be required with respect to the purchase of the Senior Support Certificates, provided that such certificates are DTC Registered Certificates. Any purchaser of a DTC Registered Senior Support Certificate will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Senior Support Certificates on behalf of or with 'Plan Assets' of any Plan or (b) the purchase of any such Senior Support Certificate by or on behalf of or with 'Plan Assets' of any Plan is permissable under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Master Servicer, the Company or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See 'ERISA Considerations' in the Prospectus.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Mortgage Pass-Through Certificates, Series 1997-HS5: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-L1, Class A-L2 and Class IO Certificates (the 'GLOBAL SECURITIES') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in sameday funds. Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term 'U.S. PERSON' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a 'foreign trust,' as defined in Section 7701(a)(31) of the Code. The term 'NON-U.S. PERSON' means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS (Subject to Completion Dated May 29, 1997)

Home Equity Loan Pass-Through Certificates
Residential Funding Mortgage Securities II, Inc.
Depositor
The Home Equity Loan Pass-Through Certificates (the "Certificates") offered hereby may be sold from time to time in series, as described in the related Prospectus Supplement. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Funding Mortgage Securities II, Inc. (the "Company") or any other entity specified in the related Prospectus Supplement, in a trust fund consisting primarily of a segregated pool of one- to four-family, first or junior lien home equity mortgage loans (the "Mortgage Loans"), including home equity revolving lines of credit ("Revolving Credit Loans") or loans where the principal amount is advanced in full at origination ("Closed-End Loans"), or certain balances thereof or interests therein (which may include Mortgage Securities, as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions. See "The Mortgage Pools." See "Index of Principal Definitions" for the meanings of capitalized terms and acronyms.

The Mortgage Loans and certain other assets described herein under "The Mortgage Pools" and in the related Prospectus Supplement will be held in trust (collectively, a "Trust Fund") for the benefit of the holders of the related series of Certificates and the Excess Spread, if any, pursuant to a Pooling and Servicing Agreement as described herein under "The Mortgage Pools." Each Mortgage Pool will consist of one or more types of Mortgage Loans described under "The Mortgage Pools." Information regarding each class of Certificates of a series, and the general characteristics of the Mortgage Loans to be evidenced by such Certificates, will be set forth in the related Prospectus Supplement.

Each series of Certificates will include one or more classes. Each class of Certificates of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Certificates or other interests in the related Trust Fund, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. See "Description of the Certificates--Distributions." A series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Certificates which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include any one or any combination of a Financial Guaranty Insurance Policy, Letter of Credit (each as defined herein), bankruptcy bond, special hazard insurance policy, Reserve Fund (as defined herein), surety bond or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See "Description of Credit Enhancement."

The rate of payment of principal of each class of Certificates entitled to a portion of principal payments on the Mortgage Loans in the Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and other assets in the Trust Fund and the rate and timing of Draws in the case of Revolving Credit Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Certificates in the manner described herein and in the related Prospectus Supplement. See "Yield and Prepayment Considerations."

For  a  discussion  of  significant   matters   affecting   investments  in  the
Certificates, see "Risk Factors," which begins on page __.

One or more separate elections may be made to treat a Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC, if applicable. See "Certain Federal Income Tax Consequences."

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, RESIDENTIAL FUNDING, GMAC MORTGAGE GROUP, INC. ("GMAC MORTGAGE") OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, RESIDENTIAL FUNDING, GMAC MORTGAGE OR ANY OF THEIR AFFILIATES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT. NONE OF SUCH ENTITIES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE CERTIFICATES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market for any of the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is _____________, 1997.

                                              ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates (the "Registration Statement"). The Company is also subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Company pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).


                                           REPORTS TO CERTIFICATEHOLDERS

         Monthly reports that contain information concerning the Trust Fund for a series of Certificates will be sent by the Master Servicer or the Trustee, to each holder of record of the Certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Any reports forwarded to holders will contain financial information that has not been examined nor reported upon by an independent certified public accountant. The Company will file with the Commission such periodic reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         With respect to each series of Certificates offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Certificates, that relate specifically to such related series of Certificates. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

         No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                                                 TABLE OF CONTENTS


ADDITIONAL INFORMATION...................................................  3

REPORTS TO CERTIFICATEHOLDERS............................................  3

INCORPORATION OF CERTAIN INFORMATION BY
REFERENCE................................................................  3

SUMMARY OF PROSPECTUS....................................................  5

RISK FACTORS............................................................. 14
         Special Features of the Mortgage Loans.......................... 14
         Limitations, Reduction and Substitution of
         Credit Enhancement.............................................. 17
         Yield and Prepayment Considerations............................. 18
         Limited Liquidity............................................... 19
         Limited Obligations............................................. 19

THE MORTGAGE POOLS....................................................... 20
         General......................................................... 20
         Closed-End Loans................................................ 25
         Revolving Credit Loans.......................................... 27

ALLOCATION OF REVOLVING CREDIT LOAN
BALANCES................................................................. 29

MORTGAGE LOAN PROGRAM.................................................... 30
         Underwriting Standards.......................................... 30
         Qualifications of Sellers....................................... 34
         Representations Relating to Mortgage Loans...................... 35
         Subservicing.................................................... 39

DESCRIPTION OF THE CERTIFICATES.......................................... 41
         General......................................................... 41
         Form of Certificates............................................ 42
         Assignment of Trust Fund Assets................................. 45
         Review of Mortgage Loans........................................ 46
         Excess Spread................................................... 47
         Payments on Mortgage Loans; Deposits to
         Certificate Account............................................. 48
         Withdrawals from the Custodial Account.......................... 50
         Distributions................................................... 51
         Principal and Interest on the Certificates...................... 52
         Advances on Closed-End Loans.................................... 53
         Funding Account................................................. 54
         Reports to Certificateholders................................... 55
         Collection and Other Servicing Procedures....................... 57
         Realization Upon Defaulted Mortgage Loans....................... 58
         Hazard Insurance; Claims Thereunder............................. 60

DESCRIPTION OF CREDIT ENHANCEMENT........................................ 61
         Financial Guaranty Insurance Policy............................. 63
         Letter of Credit................................................ 64
         Special Hazard Insurance Policies............................... 64
         Bankruptcy Bonds................................................ 64
         Subordination................................................... 65
         Overcollateralization........................................... 66
         Reserve Funds................................................... 67
         Maintenance of Credit Enhancement............................... 68
         Reduction or Substitution of Credit
         Enhancement..................................................... 69

PURCHASE OBLIGATIONS..................................................... 69

THE COMPANY.............................................................. 70

RESIDENTIAL FUNDING CORPORATION.......................................... 70

THE POOLING AND SERVICING AGREEMENT...................................... 71
         Servicing and Administration.................................... 71
         Evidence as to Compliance....................................... 72
         Certain Matters Regarding the Master Servicer
         and the Company................................................. 72
         Events of Default............................................... 74
         Rights Upon Event of Default.................................... 74
         Amendment....................................................... 75
         Termination; Retirement of Certificates......................... 76
         The Trustee..................................................... 77

YIELD AND PREPAYMENT CONSIDERATIONS...................................... 77

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
AND RELATED MATTERS...................................................... 84
         General......................................................... 85
         Cooperative Loans............................................... 85
         Tax Aspects of Cooperative Ownership............................ 87
         Foreclosure on Mortgage Loans................................... 87
         Foreclosure on Shares of Cooperatives........................... 89
         Rights of Redemption............................................ 90
         Anti-Deficiency Legislation and Other
         Limitations on Lenders.......................................... 91
         Environmental Legislation....................................... 93
         Enforceability of Certain Provisions............................ 94
         Applicability of Usury Laws..................................... 95
         Alternative Mortgage Instruments................................ 96
         Soldiers' and Sailors' Civil Relief Act of 1940
          ............................................................... 96
         Junior Mortgages; Rights of Senior
         Mortgagees...................................................... 97

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES............................................................. 99
         General......................................................... 99
         REMICS..........................................................100

STATE AND OTHER TAX CONSEQUENCES.........................................121

ERISA CONSIDERATIONS.....................................................121
         Plan Asset Regulations..........................................122
         Prohibited Transaction Exemptions...............................123
         Tax Exempt Investors............................................128
         Consultation with Counsel.......................................128

LEGAL INVESTMENT MATTERS.................................................128

USE OF PROCEEDS..........................................................129

METHODS OF DISTRIBUTION..................................................129

LEGAL MATTERS............................................................131

FINANCIAL INFORMATION....................................................131

INDEX OF PRINCIPAL DEFINITIONS...........................................132

                                      SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered......Home Equity Loan Pass-Through Certificates.

Company.................Residential Funding Mortgage Securities II, Inc.,
                        the depositor.  See "The Company."

Master Servicer.........The entity identified as Master Servicer in the related Prospectus Supplement, which may be Residential Funding Corporation, an affiliate of the Company ("Residential Funding"). See "Residential Funding Corporation" and "The Pooling and Servicing Agreement--Certain Mat-

                        ters Regarding the Master Servicer and the Com-

                        pany."

Certificate Administrator.. An entity may be named as the Certificate
                            Administrator   in   the
                            related       Prospectus
                            Supplement  if  required
                            in  addition  to  or  in
                            lieu   of   the   Master
                            Servicer or Servicer for
                            a       series        of
                            Certificates.

Trustee.................... The trustee (the "Trustee") for each series of
                            Certificates will be specified in the related Prospectus Supplement.

The Certificates........... Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the Company or any other entity specified in the related Prospectus Supplement, in a pool (the "Mortgage Pool") of certain Mortgage Loans or interests therein (which may include Mortgage Securities as defined herein), and certain other assets as described below. Each series of Certificates will be issued pursuant to a pooling and servicing agreement among the Company, the Trustee and

[NY01B:322949.7]  16069-00377  05/27/97 2:24pm
                                                        the   Master    Servicer
                                                        (each,  a  "Pooling  and
                                                        Servicing   Agreement").
                                                        As   specified   in  the
                                                        related       Prospectus
                                                        Supplement,  each series
                                                        of   Certificates,    or
                                                        class of Certificates in
                                                        the  case  of  a  series
                                                        consisting   of  two  or
                                                        more classes, may have a
                                                        stated         principal
                                                        balance,    no    stated
                                                        principal  balance  or a
                                                        notional  amount and may
                                                        be      entitled      to
                                                        distributions         of
                                                        interest   based   on  a
                                                        specified  interest rate
                                                        or   rates   (each,    a
                                                        "Pass-Through    Rate").
                                                        Each  series or class of
                                                        Certificates  may have a
                                                        different   Pass-Through
                                                        Rate,  which  may  be  a
                                                        fixed,    variable    or
                                                        adjustable  Pass-Through
                                                        Rate, or any combination
                                                        of two or  more  of such
                                                        Pass-Through  Rates. The
                                                        related       Prospectus
                                                        Supplement  will specify
                                                        the Pass-Through Rate or
                                                        Rates for each series or
                                                        class  of  Certificates,
                                                        or      the      initial
                                                        Pass-Through   Rate   or
                                                        Rates and the method for
                                                        determining   subsequent
                                                        changes      to      the
                                                        Pass-Through   Rate   or
                                                        Rates.

 .............. A series may include one or more classes of
                Certificates (each, a "Strip Certificate") entitled to (i) principal distributions, with dispropor-

                tionate, nominal or no interest distributions, or
                (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include classes of Certifi-

                                                        cates that  differ as to
                                                        timing,       sequential
                                                        order,    priority    of
                                                        payment,    Pass-Through
                                                        Rate   or    amount   of
                                                        distributions         of
                                                        principal or interest or
                                                        both,  or  as  to  which
                                                        distributions         of
                                                        principal or interest or
                                                        both on any class may be
                                                        made upon the occurrence
                                                        of specified  events, in
                                                        accordance     with    a
                                                        schedule or formula,  or
                                                        on    the    basis    of
                                                        collections         from
                                                        designated  portions  of
                                                        the  Mortgage  Pool.  In
                                                        addition,  a series  may
                                                        include   one  or   more
                                                        classes of  Certificates
                                                        ("Accrual Certificates")
                                                        as  to   which   certain
                                                        accrued   interest  will
                                                        not be  distributed  but
                                                        rather  will be added to
                                                        the  principal   balance
                                                        thereof  in  the  manner
                                                        described in the related
                                                        Prospectus   Supplement.
                                                        One or more  classes  of
                                                        Certificates in a series
                                                        may   be   entitled   to
                                                        receive        principal
                                                        payments  pursuant to an
                                                        amortization    schedule
                                                        under the

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                                                      -6-

                     circumstances described in the related Prospectus
                     Supplement.

 ..................... If so specified in the related Prospectus
                      Supplement, a series of Certificates may include one or more classes of Certificates (collectively, the "Senior Certificates") which are senior to one or more classes of Certificates (collectively, the "Subordinate Certificates") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. See "Description of Credit Enhancement
                     --Subordination."  If so specified in the related
                      Prospectus Supplement, a series of Certificates may include one or more classes of Certificates (collectively, the "Mezzanine Certificates") which are Subordinate Certificates but which are senior to other classes of Subordinate Certificates in respect of such distributions or losses. In addition, certain classes of Senior Certificates may be senior to other classes of Senior Certificates in respect of such distributions or losses. The Certificates will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates."

 ..................... Neither the Certificates nor the underlying
                      Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality or by the Company, Residential Funding, GMAC Mortgage or any of their affiliates, except as expressly set forth herein or in the related Prospectus Supplement. See "Risk Factors--Limited Obligations."

The Mortgage Pools... As specified in the related Prospectus
                      Supplement, each Trust Fund will consist primarily of Revolving Credit Loans or certain balances thereof or interests therein, or Closed-End Loans or interests therein, secured by first or junior liens on one- to four-family residential properties located in any one of the 50 states, the

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

                                                        District  of Columbia or
                                                        the    Commonwealth   of
                                                        Puerto     Rico     (the
                                                        "Mortgaged Properties").
                                                        All Mortgage  Loans will
                                                        have been  purchased  by
                                                        the   Company,    either
                                                        directly    or   through
                                                        Residential     Funding,
                                                        from    mortgage    loan
                                                        originators  or  sellers
                                                        who, as specified in the
                                                        related       Prospectus
                                                        Supplement,  may  or may
                                                        not be  affiliated  with
                                                        the  Company   including
                                                        GMAC            Mortgage
                                                        Corporation, Residential
                                                        Money Centers,  Inc. and
                                                        HomeComings    Financial
                                                        Network,    Inc.   (each
                                                        affiliates     of    the
                                                        Company).  See "Mortgage
                                                        Loan   Program."  For  a
                                                        description of the types
                                                        of  Mortgage  Loans that
                                                        may be  included  in the
                                                        Mortgage Pools, see "The
                                                        Mortgage      Pools--The
                                                        Closed-End Loans."

 ................With respect to any series of Certificates backed by Revolving Credit Loans, the related Trust
                Fund may include the entire balance of such loans including Draws made after the Cut-off Date, or may include only the Trust Balances (as defined herein) thereof which generally will exclude
                Draws made after the Cut-off Date and may exclude Draws made prior to the Cut-off Date.
                See "Allocation of Revolving Credit Loan
                Balances" herein.

 ................If specified in the related Prospectus Supplement, a Trust Fund may include mortgage pass-through certificates or other instruments evidencing interests in or secured by Mortgage Loans
                ("Mortgage Securities"), as described herein.
                See "The Mortgage Pools--General" herein.

Interest Distributions....Except as otherwise specified herein or in the related Prospectus Supplement, interest on each class of Certificates of each series, other than Strip Certificates or Accrual Certificates (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable Pass-Through Rate on the outstanding principal balance of such class, on the day specified as a distribution date for such series or class in the related Prospectus Supplement (each, a

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

                                    "Distribution Date"). If
                                    the           Prospectus
                                    Supplement so specifies,
                                    interest   distributions
                                    on    any    class    of
                                    Certificates    may   be
                                    reduced  on  account  of
                                    negative amortization on
                                    the Mortgage Loans, with
                                    the  Deferred   Interest
                                    (as   defined    herein)
                                    allocable  to such class
                                    added  to the  principal
                                    balance  thereof,  which
                                    Deferred  Interest  will
                                    thereafter bear interest
                                    at    the     applicable
                                    Pass-Through       Rate.
                                    Distributions,  if  any,
                                    with respect to interest
                                    on  Strip   Certificates
                                    will  be  made  on  each
                                    Distribution   Date   as
                                    described  herein and in
                                    the  related  Prospectus
                                    Supplement.          See
                                    "Description    of   the
                                    Certificates--Distributions."
                                    Strip  Certificates that
                                    are      entitled     to
                                    distributions         of
                                    principal  only will not
                                    receive distributions in
                                    respect   of   interest.
                                    Interest     that    has
                                    accrued  but is not  yet
                                    payable  on any  Accrual
                                    Certificates   will   be
                                    added  to the  principal
                                    balance of such class on
                                    the related Distribution
                                    Date,      and      will
                                    thereafter bear interest
                                    at    the     applicable
                                    Pass-Through       Rate.
                                    Distributions         of
                                    interest with respect to
                                    any       series      of
                                    Certificates         (or
                                    accruals  thereof in the
                                    case     of      Accrual
                                    Certificates),  or  with
                                    respect  to one or  more
                                    classes         included
                                    therein,  may be reduced
                                    to   the    extent    of
                                    interest  shortfalls not
                                    covered by principal and
                                    interest advances or the
                                    applicable    form    of
                                    credit          support,
                                    including     shortfalls
                                    ("Prepayment    Interest
                                    Shortfalls")          in
                                    collections  of  a  full
                                    month's    interest   in
                                    connection          with
                                    prepayments           on
                                    Closed-End  Loans  which
                                    are  Actuarial  Mortgage
                                    Loans    (as     defined
                                    herein).  See "Yield and
                                    Prepayment
                                    Considerations"      and
                                    "Description    of   the
                                    Certificates."

Principal Distributions..Except as otherwise specified in the related
                         Prospectus Supplement, principal distributions on the Certificates of each series will be payable on each Distribution Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Certificates of such series, or of the class or classes of Certificates then entitled there-

                          to, on a pro rata basis among all such Certificates

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
                                                        or       among       the
                                                        Certificates of any such
                                                        class,  in proportion to
                                                        their         respective
                                                        outstanding    principal
                                                        balances      or     the
                                                        percentage     interests
                                                        represented    by   such
                                                        class,  in the  priority
                                                        and manner  specified in
                                                        the  related  Prospectus
                                                        Supplement.        Strip
                                                        Certificates   with   no
                                                        principal  balance  will
                                                        not              receive
                                                        distributions in respect
                                                        of            principal.
                                                        Distributions         of
                                                        principal  with  respect
                                                        to    any    class    of
                                                        Certificates    may   be
                                                        reduced to the extent of
                                                        certain    delinquencies
                                                        not covered by principal
                                                        advances  or losses  not
                                                        covered      by      the
                                                        applicable    form    of
                                                        credit enhancement.  For
                                                        a series of Certificates
                                                        backed   by    Revolving
                                                        Credit   Loans,   as   a
                                                        result  of  the  payment
                                                        terms  of  the  Mortgage
                                                        Loans    or    of    the
                                                        Certificate   provisions
                                                        relating    to    future
                                                        Draws,  there  may be no
                                                        principal  distributions
                                                        on such  Certificates in
                                                        any  given  month.   See
                                                        "The  Mortgage   Pools,"
                                                        "Yield  and   Prepayment
                                                        Considerations"      and
                                                        "Description    of   the
                                                        Certificates."

Funding Account....... If so specified in the related Prospectus
                       Supplement, a portion of the proceeds of the sale of one or more classes of Certificates of a series or a portion of collections on the Mortgage Loans in respect of principal may be deposited in a segregated account to be applied to acquire additional Mortgage Loans from the Sellers, subject to the limitations set forth herein under "Description of the Certificates-Funding
                       Account." The times and requirements for the acquisition of such Mortgage Loans will be set forth in the related Pooling and Servicing Agreement or other agreement with the Sellers. Monies on deposit in the Funding Account and not applied to acquire such additional Mortgage Loans within the time set forth in the related Pooling and Servicing Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus Supplement.

Yield and Prepayment Considerations... The Mortgage Loans supporting a series of Certificates will have unique characteristics that

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
                                                        will affect the yield to
                                                        maturity and the rate of
                                                        payment of  principal on
                                                        such  Certificates.  See
                                                        "Risk  Factors"   herein
                                                        and      "Yield      and
                                                        Prepayment
                                                        Considerations"   herein
                                                        and   in   the   related
                                                        Prospectus Supplement.

Credit Enhancement.....If so specified in the related Prospectus
                       Supplement, the Trust Fund with respect to any series of Certificates may include any one or any combination of a Letter of Credit, Financial Guaranty Insurance Policy, special hazard insurance policy, bankruptcy bond, Reserve
                       Fund, surety bond or other type of credit support to provide full or partial coverage for certain defaults and losses relating to the Mortgage
                       Loans. Credit support also may be provided in the form of subordination of one or more classes of Certificates in a series under which certain losses are first allocated to any Subordinate Certificates up to a specified limit or in the form of Overcollateralization (as defined herein). Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Certificates (or certain classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Certificates. See "Description of Credit Enhancement."

Advances on
  Closed-End Loans.....If so specified in the related Prospectus
                       Supplement, the Master Servicer will be obligated (pursuant to the terms of the related Mortgage Securities, if applicable) to make certain principal and interest advances with respect to delinquent scheduled payments on the Closed-End Loans, but only to the extent that the Master Servicer

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
                                                        believes    that    such
                                                        amounts      will     be
                                                        recoverable  by it.  Any
                                                        such advance made by the
                                                        Master   Servicer   with
                                                        respect  to  a  Mortgage
                                                        Loan is  recoverable  by
                                                        it  as  provided  herein
                                                        under   "Description  of
                                                        the
                                                        Certificates--Advances
                                                        on   Closed-End   Loans"
                                                        either  from  recoveries
                                                        on the specific Mortgage
                                                        Loan or, with respect to
                                                        any     such     advance
                                                        subsequently  determined
                                                        to  be   nonrecoverable,
                                                        out of  funds  otherwise
                                                        distributable   to   the
                                                        holders  of the  related
                                                        series of Certificates.

Optional Termination... The Master Servicer, the Company or, if
                        specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC, may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" and in the related Prospectus Supplement.

Rating...................... At the date of issuance, as to each series, each class of Certificates offered hereby will be rated at the request of the Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Ratings" in the related Prospectus Supplement.

Legal Investment............ Unless otherwise specified in the related
                             Prospectus Supplement, the Certificates offered hereby will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). See "Legal Investment Matters."

ERISA Considerations........ A fiduciary of an employee benefit plan and certain other plans and arrangements, including

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
                                                        individual    retirement
                                                        accounts and  annuities,
                                                        Keogh    plans,     bank
                                                        collective    investment
                                                        funds, insurance company
                                                        general   or    separate
                                                        accounts   and   certain
                                                        other  entities in which
                                                        such  plans,   accounts,
                                                        annuities             or
                                                        arrangements         are
                                                        invested,    which    is
                                                        subject to the  Employee
                                                        Retirement        Income
                                                        Security Act of 1974, as
                                                        amended  ("ERISA"),   or
                                                        Section   4975   of  the
                                                        Internal Revenue Code of
                                                        1986 (the  "Code"),  and
                                                        any     other     person
                                                        contemplating purchasing
                                                        a Certificate  with Plan
                                                        Assets    (as    defined
                                                        herein),  should  review
                                                        with its  legal  counsel
                                                        whether the  purchase or
                                                        holding of  Certificates
                                                        could  give  rise  to  a
                                                        transaction    that   is
                                                        prohibited   or  is  not
                                                        otherwise    permissible
                                                        either  under  ERISA  or
                                                        Section   4975   of  the
                                                        Code.     See     "ERISA
                                                        Considerations"   herein
                                                        and   in   the   related
                                                        Prospectus Supplement.

Certain Federal Income
  Tax Consequences.......... Certificates of each series offered hereby will constitute "regular interests" or "residual interests" in a Trust Fund, or a portion thereof, treated as a REMIC under Sections 860A through 860G of the Code, unless otherwise specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

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

                                                   RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

Special Features of the Mortgage Loans

Adequacy of Mortgage Collateral

         Although all of the Mortgage Loans will be secured by liens on Mortgaged Properties, such collateral may not provide assurance of repayment of the Mortgage Loan comparable to that provided under many first lien lending programs, and the Mortgage Loans (especially those with high Combined Loan-to-Value Ratios (as defined herein)) may have risk of repayment characteristics more similar to unsecured consumer loans.

         Since the Mortgage Loans are interests in Revolving Credit Loans or Closed-End Loans which may be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any foreclosure, liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans secured by junior mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. For Mortgage Loans secured by junior liens that have low Junior Ratios (as defined herein), foreclosure costs may be substantial relative to the outstanding balance of the Mortgage Loan upon default, and therefore the amount of any liquidation proceeds distributable to Certificateholders may be smaller as a percentage of the outstanding balance of the Mortgage Loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a Revolving Credit Loan or Closed-End Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent, but will not be obligated to do so. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Certificates are likely to
(i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, or in the Master Servicer's discretion, seeking such judgment is not advisable and (ii) incur losses if any deficiency judgment obtained is not realized upon. See "Certain Legal Aspects of Mortgage Loans and Related Matters."

         No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in value (including as a result

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
of the general economic factors discussed below under "--Mortgagor Credit"), any such decline could extinguish the value of the interest of a junior mortgagee in the Mortgaged Property before having any adverse effect on the interest of the related senior mortgagees.

         With respect to Mortgage Loans secured by junior liens that have high Combined Loan-to-Value Ratios or low Junior Ratios, many circumstances exist, including those described above, under which it would be uneconomical to foreclose on the Mortgaged Property in the event of a default. For purposes of the foregoing, the actual Junior Ratio for a Mortgage Loan at any time may be lower than indicated in the Prospectus Supplement as a result of any reductions in the Stated Principal Balance thereof. In addition, the actual Combined Loan-to-Value Ratio for a Mortgage Loan at any time may be higher than indicated in the Prospectus Supplement if such Mortgage Loan is subject to negative amortization or the value of the Mortgaged Property declines after the date of origination. In such circumstances, repayment of the Mortgage Loan would be dependent solely on the credit of the borrower under the Mortgage Loan (the "Mortgagor"), and the ability to obtain repayment of the Mortgage Loan may be generally similar to that which would be experienced if the Mortgage Loan were an unsecured consumer loan. Moreover, while in most jurisdictions a mortgagee would be permitted to elect to either foreclose or sue to collect the debt evidenced by the Mortgage Note, in some jurisdictions that prohibit suits to collect the debt until the mortgagee has sought to foreclose against the security, the mortgagee may be forced to foreclose first and obtain a deficiency judgment. In addition, in some jurisdictions, where the mortgagee has chosen to sue on the debt in lieu of foreclosure, the mortgagee will be barred from foreclosing against the security. See "--Anti-Deficiency Legislation and other Limitations on Lenders."

Mortgagor Credit

         As a result of the foregoing considerations, for certain types of Mortgage Loans, the underwriting standards and procedures applicable thereto, as well as the repayment prospects thereof, may be more dependent on the creditworthiness of the Mortgagor and less dependent on the adequacy of the Mortgaged Property as collateral than would be the case under many first lien lending programs. As to such Mortgage Loans, future changes in the Mortgagor's economic circumstances will have a significant effect on the likelihood of repayment. This is particularly so with respect to Revolving Credit Loans, since additional Draws may be made by the Mortgagor in the future up to the applicable Credit Limit. Although Revolving Credit Loans are generally subject to provisions whereby the Credit Limit may be reduced as a result of a material adverse change in the Mortgagor's economic circumstances, the Servicer or Master Servicer generally will not monitor for such changes and may not become aware of them until after the Mortgagor has defaulted. Under certain circumstances, a Mortgagor may draw his entire Credit Limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of Certificates backed by the Trust Balances of Revolving Credit Loans, even though the Trust Balance of a Revolving Credit Loan will not increase as a result of Draws after the Certificates are issued, the foregoing considerations are relevant because such Trust Balance will share pro rata in any losses incurred on such Revolving Credit Loan unless otherwise specified in the related Prospectus Supplement.

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

         Future changes in a Mortgagor's economic circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a Mortgagor by increasing debt service on any floating rate Revolving Credit Loans, on Closed-End Loans having adjustable rates or other similar debt of the Mortgagor. In addition, for any Revolving Credit Loans or Closed-End Loans secured by junior mortgages, changes in the payment terms of any related senior mortgage loan may adversely affect the Mortgagor's ability to pay principal and interest on such senior mortgage loan. For example, such changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate thereon increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about such senior mortgage loans, other than the amount thereof at origination of the corresponding Mortgage Loan, generally will not be available and will not be included in the related Prospectus Supplement.

         General economic conditions, both on a national and regional basis, will also have an impact on the ability of Mortgagors to repay their Mortgage Loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying a series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an impact on the ability of Mortgagors to repay the Mortgage Loans.

Mortgage Loan Characteristics

         Certain of the types of Mortgage Loans that may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of mortgage loans, or in home equity loans originated under other programs.

         For example, certain of the Closed-End Loans may provide for escalating or variable payments by the Mortgagor, as to which the Mortgagor is generally qualified on the basis of the initial payment amount, or may be ARM Loans with an initial Mortgage Rate less than the sum of the then-applicable Index and Gross Margin, as to which the Mortgagor generally will be qualified on the basis of the Mortgage Rate in effect at origination. In some instances, Mortgagors may find it difficult to make their loan payments as their monthly payments increase and thus, the likelihood of default will increase. An even greater likelihood of default may exist as monthly payments increase with a Mortgage Loan secured by a second lien if monthly payments are also increasing on the related first lien ARM Loan. Some of the Closed-End Loans may be Balloon Loans, and the ability of the Mortgagor to pay the related Balloon Amount may

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                                                      -16-

depend on the Mortgagor's ability to refinance the Mortgage Loan or to sell the related Mortgaged Property. In addition, in the case of Closed-End Loans that are subject to negative amortization, due to the addition to the principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default.

         With respect to Revolving Credit Loans, except for certain programs under which the Draw Period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such Mortgage Loan prior to maturity, which amount may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such Revolving Credit Loan or to sell the related Mortgaged Property. Furthermore, Revolving Credit Loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under Revolving Credit Loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the Mortgage Rate applicable at the time the Revolving Credit Loan was originated may have an adverse effect on the Mortgagor's ability to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a Revolving Credit Loan at its maturity.

         To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors.

Limitations, Reduction and Substitution of Credit Enhancement

         With respect to each series of Certificates, credit enhancement may be provided to cover delinquencies and losses on the underlying Mortgage Loans, subject to any applicable limitations. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same series; Overcollateralization; a Financial Guaranty Insurance Policy; a Letter of Credit; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; a Surety Bond; or any combination thereof. See "Description of Credit Enhancement" herein.

         As to any series of Certificates, the amount of coverage under the applicable credit enhancement may be limited in amount, and if limited may be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. For any type of credit enhancement which is generated in

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                                                      -17-

whole or in part by cash flows on the underlying Mortgage Loans (as may be the case for a Reserve Fund or Overcollateralization, for example), the amount of coverage provided thereby may be adversely affected under a variety of scenarios by factors such as the prepayment and draw experience of the Mortgage Loans, changes in the Mortgage Rates or Gross Margins applicable to the Mortgage Loans pursuant to the terms thereof, and changes in the relationship between the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Certificates (which changes may result, in part, from changes in the relationship between different indexes respectively used to determine the Mortgage Rates and the Pass-Through Rates). In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain classes thereof).

         The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency, as set forth in the related Prospectus Supplement, indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading or nonperformance of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement."

Yield and Prepayment Considerations

         The yield to maturity of the Certificates of each series will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans, the rate and timing of Draws in the case of Revolving Credit Loans, and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (or Draws if applicable) on the related Mortgage Loans. The yield to maturity on any Strip Certificates will be extremely sensitive to the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans than other classes of Certificates. Principal payments (or Draws if applicable) are influenced by a number of factors, including prevailing market interest rates, national and regional economic conditions and changes in Mortgagors' personal and economic circumstances. See "Yield and Prepayment Considerations" herein. The yield to maturity of the Certificates of each series will also be affected by the rate and timing of defaults on the related Mortgage Loans. See "Risk Factors--Special Features of the Mortgage Loans" above.

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

         The yield to maturity of the Certificates of any series, or the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans, may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Mortgage Loans were originated. For example, Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, Revolving Credit Loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Certificates backed by Revolving Credit Loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

         For any series of Certificates backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust Fund will have a significant effect on the rate and timing of principal distributions on the Certificates. For a series of Certificates backed by the Trust Balances of Revolving Credit Loans, the specific provisions applicable to the allocation of payments, Draws and losses on the Revolving Credit Loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal distributions on the Certificates.

Limited Liquidity

         There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. Although the Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, no underwriter will be obligated to do so.
The Certificates will not be listed on any securities exchange.

Limited Obligations

         The Certificates will not represent an interest in or obligation of the Company, Residential Funding, GMAC Mortgage or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates, the Mortgage Loans or any Mortgage Securities will be the obligations (if any) of Residential Funding pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the obligation of Residential Funding (or such other entity specified in the related Prospectus Supplement) to advance funds to Mortgagors in respect of Draws on Revolving Credit Loans (if applicable), the servicing obligations of Residential Funding as Master Servicer (if applicable) under the related Pooling and Servicing Agreement (including its limited obligation to make certain Advances, if applicable, in the event

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
of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any Mortgage Securities, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of Residential Funding in connection with an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. If any affiliate of the Company has originated any Mortgage Loan, such affiliate will only have an obligation with respect to such Mortgage Loan to the same extent as a Seller, as described herein. Neither the Certificates nor the underlying Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, Residential Funding, GMAC Mortgage or any of their affiliates, except as expressly set forth herein or in the related Prospectus Supplement. Proceeds of the assets included in the related Trust Fund (including the Mortgage Loans or Mortgage Securities and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Company, Residential Funding, GMAC Mortgage or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.


                                                THE MORTGAGE POOLS

General

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist primarily of Mortgage Loans, or certain balances thereof, excluding any interest retained by the Company or any other entity specified in the Prospectus Supplement, evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties, or interests in such Mortgage Loans (which may include Mortgage Securities). The Mortgage Loans will either be (i) Closed-End Loans or
(ii) Revolving Credit Loans. The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may include vacation, second and non-owner-occupied homes. If specified in the related Prospectus Supplement relating to a series of Certificates, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgages" includes a security agreement with respect to a Cooperative Note. In connection with a series of Certificates backed by Revolving Credit Loans, if the related Prospectus Supplement indicates that the Mortgage Pool consists of certain balances of such

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

Revolving Credit Loans, then the term "Mortgage Loans" as used herein refers only to such balances where the context so requires.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, including Residential Funding, GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc. ("Affiliated Sellers"), or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"), all as described below under "Mortgage Loan Program." If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Sellers other than Residential Funding, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

         Under certain circumstances, the Mortgage Loans will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Certificates (a "Designated Seller Transaction"). Such Certificates may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller (the "Designated Seller"), about the Designated Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company, Residential Funding, GMAC Mortgage or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

         Any Seller (including any Designated Seller) or Residential Funding may retain or acquire any Excluded Balances with respect to any related Revolving Credit Loans, or any loan secured by a mortgage senior or subordinate to any Mortgage Loan included in any Mortgage Pool.

         If specified in the related Prospectus Supplement, the Trust Fund underlying a series of Certificates may include Mortgage Securities. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Certificates offered hereunder. As to any such series of Certificates, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans

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
underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series. As to any such series of Certificates, as used herein the term "Mortgage Pool" includes the Mortgage Loans underlying such Mortgage Securities. Notwithstanding any other reference herein to the Master Servicer, with respect to a series of Certificates as to which the Trust Fund includes Mortgage Securities, the entity that services and administers such Mortgage Securities on behalf of the holders of such Certificates may be referred to as the "Manager," if so specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Residential Funding initially will act as Manager with respect to such Mortgage Securities as well as the related Certificates, and references herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Mortgage Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

         The Prospectus Supplement for each series of Certificates will contain information as to the type of Mortgage Loans which will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Certificates will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to
(i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans and related lien priority, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Closed-End Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios of the Mortgage Loans, as applicable, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if the Mortgage Loans are ARM Loans or Revolving Credit Loans, the applicable Index, the range of Gross Margins, the weighted average Gross Margin, the frequency of adjustments and maximum loan rate, (ix) the geographical distribution of the Mortgaged Properties, (x) the percent of ARM Loans, (xi) if the Mortgage Loans are Revolving Credit Loans, the aggregate Credit Limits of the related Credit Line Agreements and (xii) if applicable, the weighted average Junior Ratio and Credit Utilization Rate. A Current Report on Form 8-K will be available upon request to holders of the related series of Certificates and will be filed, together with the related Pooling and Servicing Agreement, with the Commission within fifteen days after the initial issuance of such Certificates. The composition and characteristics of a Mortgage Pool containing Revolving Credit Loans may change from time to time as a result of any Draws made after the related Cut-off Date under the related Credit Line Agreements that are included in such Mortgage Pool. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement other than as a result of any such Draws, such addition or deletion will be noted in the Current Report on Form 8-K.

         With respect to each Mortgage Loan, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of the sum of
(i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, and (ii) the principal balance of any related senior mortgage loan at origination of such Mortgage Loan together with any mortgage loan subordinate thereto, to the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Mortgage Loan and (y) if applicable

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
under the corresponding program, the sales price of each Mortgaged Property. With respect to each Mortgage Loan, the "Junior Ratio" generally will be the ratio, expressed as a percentage, of the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Mortgage Loan to the sum of
(i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Mortgage Loan and (ii) the principal balance of any related senior mortgage loan at origination of such Mortgage Loan. The "Credit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Revolving Credit Loan by the Credit Limit of the related Credit Line Agreement.

         The Company will cause the Mortgage Loans or Trust Balances thereof constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Certificates." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. In addition to or in lieu of the Master Servicer for a series of Certificates, the related Prospectus Supplement may identify a certificate administrator (the "Certificate Administrator") for the Trust Fund. The Certificate Administrator may be an affiliate of the Company. All references herein to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Certificate Administrator to the extent applicable.

         The Company's assignment of the Mortgage Loans or the Trust Balances to the Trustee will be without recourse. See "Description of the Certificates--Assignment of Trust Fund Assets." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase obligations of Residential Funding or any Designated Seller and other obligations of Subservicers, as described herein under "Mortgage Loan Program--Representations Relating to Mortgage Loans," and "--Subservicing" and "Description of the Certificates--Assignment of Trust Fund Assets," and its obligation to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under "Description of the Certificates--Advances on Closed-End Loans") or pursuant to the terms of any Mortgage Securities. With respect to Revolving Credit Loans, Residential Funding (or such other entity specified in the related Prospectus Supplement) will be obligated to advance funds to Mortgagors in respect of Draws made after the related Cut-off Date. The obligation of the Master Servicer to make principal and interest advances on the Closed-End Loans in certain circumstances will be limited to amounts which the Master Servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the Mortgage Loans or any applicable form of credit support. See "Description of the Certificates--Advances on Closed-End Loans."


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                                                      -23-

         The proceeds of the Mortgage Loans may be used by the borrower to purchase or improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to such Mortgaged Properties.

         A Mortgaged Property securing a Mortgage Loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. A mortgage loan secured by any such junior lien or senior lien will likely not be included in the related Mortgage Pool, and the Company, an affiliate of the Company or an Unaffiliated Seller may have an interest in such mortgage loan. Since the Mortgage Loans are primarily Revolving Credit Loans and Closed-End Loans secured by junior liens, such loans generally will not be required by the Company to be covered by a primary mortgage guaranty insurance policy insuring against default on such Mortgage Loan.



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


                                                      -24-

Closed-End Loans

         Unless otherwise specified below or in the related Prospectus Supplement, all of the Closed-End Loans in a Mortgage Pool will (i) be secured by Mortgaged Properties located in any of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico and (ii) be of only one type of the following types of mortgage loans described or referred to in paragraphs numbered (1) through (5):

                  (1) Fixed-rate, fully-amortizing Closed-End Loans providing for level monthly payments of principal and interest and terms to maturity of generally 5, 10 or 15 years at origination or modification as specified in the related Prospectus Supplement;

                  (2) Fully-amortizing adjustable-rate Closed-End Loans ("ARM Loans") having an original or modified term to maturity of not more than 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially after a specified period subsequent to the initial payment date, and thereafter at either one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Gross Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at specified times during the term of such ARM Loan;

                  (3) Negatively-amortizing adjustable-rate Closed-End Loans having original or modified terms to maturity of not more than 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and thereafter monthly on each payment date to equal the sum of the Gross Margin and the index. The scheduled monthly payment will be adjusted as and when
--------
         * The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,
         (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

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                                                      -25-

         described in the related Prospectus Supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a mortgage loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such mortgage loan;

                  (4) Balloon mortgage loans ("Balloon Loans"), which are fixed-rate Closed-End Loans having original or modified terms to maturity of generally 15 years as described in the related Prospectus Supplement, with level monthly payments of principal and interest based on a 30-year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount"); or

     (5) Similar Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement.
         If so specified in the related Prospectus Supplement, a portion of the Closed-End Loans underlying a series of Certificates may provide for payments that are allocated to principal and interest according to the daily simple interest method (a "Simple Interest Mortgage Loan"). Other Closed-End Loans may provide for payments in monthly installments including interest equal to one-twelfth of the applicable Mortgage Rate times the unpaid principal balance, with any remainder of such payment applied to principal (an "Actuarial Mortgage Loan").

         A Simple Interest Mortgage Loan provides the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made

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
as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described above. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Such variable allocations among principal and interest of a Simple Interest Mortgage Loan may effect the distributions of principal and interest on the Certificates, as specified in the related Prospectus Supplement.

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company will repurchase or Residential Funding, the applicable Designated Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or Residential Funding (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. If so specified in the related Prospectus Supplement, the inclusion of a converted Mortgage Loan in a Mortgage Pool may adversely affect the holders of the Certificates by restricting the ability of the related Pass-Through Rate or Rates to adjust to the extent intended by the adjustable Pass-Through Rate.

Revolving Credit Loans

         The Revolving Credit Loans will be originated pursuant to loan agreements (the "Credit Line Agreements"). Interest on each Revolving Credit Loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a Due Date. Each Revolving Credit Loan will have a Mortgage Rate that is subject to adjustment on the day specified in the related Mortgage Note, which may be daily or monthly, equal to the sum of (a) the Index on such day as specified in the related Prospectus Supplement, and (b) the Gross Margin specified in the related Mortgage Note (which may vary under circumstances if so specified in the related Prospectus Supplement), subject to the Maximum Rate set forth in the Mortgage Note and the maximum rate permitted by applicable law. Notwithstanding the forgoing, if so specified in the related Prospectus Supplement, a Mortgage Loan may have an introductory rate that is lower than the rate that would be in effect if the

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
applicable Index and Gross Margin were used to determine the Mortgage Rate and as a result of such introductory rate, interest distributions on the Certificates may initially be lower than expected. See "Risk Factors--Special Features of the Mortgage Loans--Mortgage Loan Characteristics" herein.

         Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan will have a term to maturity from the date of origination of not more than 25 years. The Mortgagor for each Revolving Credit Loan may draw money (each, an "Additional Balance" or a "Draw") under the related Credit Line Agreement at any time during the period specified therein (such period as to any Mortgage Loan, the "Draw Period"). Unless otherwise specified in the related Prospectus Supplement, the Draw Period generally will not be more than 15 years. Unless otherwise specified in the related Prospectus Supplement, with respect to each Revolving Credit Loan, if the Draw Period is less than the full term thereof, the related Mortgagor will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date. The Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments thereon in a minimum amount as specified in the related Mortgage Note, which generally will be the greater of (i) 1% of the outstanding principal balance of the Mortgage Loan, (ii) the accrued interest or (iii) $100. The Mortgagor for each Mortgage Loan will be obligated to make a payment on the related maturity date in an amount equal to the Account Balance thereof on such maturity date, which may be a substantial principal amount. The maximum amount of any Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under such Mortgage Note at the time of such Draw. Unless otherwise provided in the related Prospectus Supplement, Draws made after the related Cut-off Date will be excluded from the Mortgage Pool.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Revolving Credit Loan, (a) the Finance Charge (the "Finance Charge") for any billing cycle generally will be equal to interest accrued on the average daily principal balance of such Mortgage Loan for such billing cycle at the related Mortgage Rate, (b) the Account Balance (the "Account Balance") on any day generally will be the aggregate of the unpaid principal of the Revolving Credit Loan outstanding at the beginning of such day, plus all related Draws funded on such day and outstanding at the beginning of such day, plus the sum of any unpaid Finance Charges and any unpaid fees, insurance premiums and other charges (collectively, "Additional Charges") that are due on such Mortgage Loan minus the aggregate of all payments and credits that are applied to the repayment of any such Draws on such day, and (c) the "principal balance" on any day generally will be the related Account Balance minus the sum of any unpaid Finance Charges and Additional Charges that are due on such Revolving Credit Loan. Payments made by or on behalf of the Mortgagor for each Mortgage Loan generally will be applied, first, to any unpaid Finance Charges that are due thereon, second, to any unpaid Additional Charges that are due thereon, and third, to any related Draws outstanding.

         The Mortgaged Property securing each Revolving Credit Loan will be subject to the lien created by the related mortgage (the "Mortgage") in respect of the outstanding principal balance of each related Draw or portion thereof that is not included in the related Mortgage Pool, whether

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
made on or prior to the related Cut-off Date or thereafter. Such lien will be the same rank as the lien created by such Mortgage in respect of such Revolving Credit Loan, and monthly payments, collections and other recoveries under the Credit Line Agreement related to such Revolving Credit Loan will be allocated as described in the related Prospectus Supplement among such Revolving Credit Loan and the outstanding principal balance of each Draw or portion thereof excluded from the Mortgage Pool. The Company, an affiliate of the Company or an Unaffiliated Seller may have an interest in any Draw or portion thereof excluded from the Mortgage Pool.

         Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Revolving Credit Loan, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Mortgage Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan generally will contain a customary "due-on-sale" clause.

         As to each Mortgage Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a limited number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances or a non-payment default by the Mortgagor. However, with respect to each Mortgage Loan, generally such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Mortgage Loan, at the discretion of the Master Servicer, the Mortgage Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that materially and adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.

         The proceeds of the Revolving Credit Loans may be used by the borrower to improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to such Mortgaged Properties.


                                   ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

         With respect to any series of Certificates backed by Revolving Credit Loans, the related Trust Fund may include either (i) the entire principal balance of each Revolving Credit Loan outstanding at any time, including balances attributable to Draws made after the related Cut-off Date, or (ii) only a specified portion (the "Trust Balance") of the total principal balance of each Revolving Credit Loan outstanding at any time, which except as otherwise indicated in the related Prospectus Supplement will consist of the principal balance thereof as of the Cut-off Date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the Cut-off Date.


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

         In the latter case, that portion of the principal balance of any Revolving Credit Loan not included in the Trust Balance at any time is referred to as the "Excluded Balance," which will include balances attributable to Draws after the Cut-off Date and may include, if so specified in the related Prospectus Supplement, a portion of the principal balance outstanding as of the Cut-off Date (such as any such portion included in a different Trust Fund). The related Prospectus Supplement will set forth the specific provisions by which payments and losses on any such Revolving Credit Loan will be allocated as between the Trust Balance and any Excluded Balance. Generally, except as otherwise so specified, such provisions (i) may provide that principal payments made by the Mortgagor will be allocated as between the Trust Balance and any Excluded Balance either (a) on a pro rata basis, (b) first to the Trust Balance until reduced to zero, then to the Excluded Balance, or (c) in accordance with other specified priorities, and (ii) will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated as between the Trust Balance and any Excluded Balance on a pro rata basis.

         Even where a Trust Fund initially includes the entire principal balance of the Revolving Credit Loans, the Pooling and Servicing Agreement may provide that after a specified date or upon the occurrence of specified events, the Trust Fund may not include balances attributable to additional Draws made thereafter. The related Prospectus Supplement will describe such provisions as well as the allocation provisions that would be applicable thereto.


                                               MORTGAGE LOAN PROGRAM

         The Mortgage Loans will have been purchased by the Company, either directly or indirectly through Residential Funding from Sellers. The Mortgage Loans will generally have been originated in accordance with the Company's underwriting standards or alternative underwriting criteria as described below under "Underwriting Standards" or as described in the related Prospectus Supplement.

Underwriting Standards

         General Standards

         The Company's underwriting standards with respect to certain Mortgage Loans will generally conform to those published in Residential Funding's Seller Guide (together with Residential Funding's Servicer Guide, the "Guide," as modified from time to time), including, the provisions of the Guide applicable to the Company's Home Equity Program (the "Home Equity Program"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The Mortgage Loans may be underwritten by Residential Funding or by a designated third party. In certain circumstances, however, the Mortgage Loans may be underwritten only by the Seller with little or no review performed by Residential Funding. See "Underwriting Standards--Guide Standards" and "Qualifications of

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

Sellers." Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether the Mortgage Loans in any Mortgage Pool were underwritten in accordance with applicable standards.

         With respect to the Company's underwriting standards, as well as any other underwriting standards that may be applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Revolving Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Revolving Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

         In addition, the Company purchases Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Certain of the Mortgage Loans will be purchased in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing purchases of Mortgage Loans by Residential Funding, from Sellers who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by Residential Funding. Residential Funding, on behalf of the Company or a designated third party, will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans from the related Seller for conformity with the applicable underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to underwriting standards acceptable to Residential Funding.

         The level of review, if any, by Residential Funding or the Company of any Mortgage Loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including (i) factors relating to the experience and status of the Seller, and (ii) factors relating to the specific Mortgage Loan, including the principal amount or Credit Limit, the Combined Loan-to-Value Ratio, the loan type or loan program, and the applicable credit score of the related Mortgagor used in connection with the origination of the Mortgage Loan (as determined based on a credit scoring model acceptable to the Company). Generally, such credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features (such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level) may depend on the mortgagor's credit score.

         The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards applicable to Mortgage Loans underlying Mortgage Securities may

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
vary substantially from the underwriting standards set forth in the Guide. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting standards performed by the Company or Residential Funding. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Designated Seller or of the originator of the Mortgage Loans, and will be described in the related Prospectus Supplement.

         The Company, either directly or indirectly through Residential Funding, will also purchase Mortgage Loans from its affiliates, including GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc., with underwriting standards generally in accordance with the Guide or as otherwise agreed to by the Company. However, in certain limited circumstances, such Mortgage Loans may be employee or preferred customer loans with respect to which, in accordance with such affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to Mortgage Loans made under any employee loan program maintained by Residential Funding, or its affiliates, in certain limited circumstances preferential interest rates may be allowed. Neither the Company nor Residential Funding will review any affiliate's mortgage loans for conformity with the underwriting standards set forth in the Guide.

         Guide Standards

         The following is a brief description of the underwriting standards set forth in the Guide for full documentation loan programs. Initially, a prospective borrower (other than a trust if the trust is the borrower) is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Under the Home Equity Program, the borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies (thirty days or greater) in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the Home Equity Program, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the

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                                                      -32-

borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Mortgage Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the trust.

         Unless otherwise specified in the related Prospectus Supplement, an appraisal is made of the Mortgaged Property securing each Mortgage Loan. Such appraisals may be performed by appraisers independent from or affiliated with the Company, Residential Funding or their affiliates. Such appraisals, however, will not establish that the Mortgaged Properties provide assurance of repayment of the Mortgage Loans. See "Risk Factors--Special Features of the Mortgage Loans--Adequacy of Mortgage Collateral" and "Description of the Certificates--Realization Upon Defaulted Mortgage Loans" herein. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In certain circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Except as otherwise provided in the related Prospectus Supplement, under the Home Equity Program, each appraisal is required to be dated no more than 180 days prior to the date of origination of the Mortgage Loan; provided, that depending on the principal amount or Credit Limit an earlier appraisal may be utilized if such appraisal was made not earlier than two years prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property valuation is obtained. Title searches are undertaken in most cases, and title insurance is required on all Mortgage Loans with Credit Limits in excess of $100,000.

         Under the Home Equity Program, the CLTV is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the Mortgage Loan is originated concurrently with or not more than 12 months after the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations (including debt service on any related mortgage loan secured by a senior lien on the related Mortgaged Property). With respect to a Revolving Credit Loan, unless otherwise provided in the related Prospectus Supplement, for qualification purposes the monthly payment will be assumed to be an amount equal to 1.00% times the applicable Credit Limit. The Mortgage Rate in effect from the origination date of an ARM Loan, a Revolving Credit Loan and certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Gross Margin. Similarly, the amount of the monthly payment on graduated payment Mortgage Loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of ARM Loans that are

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                                                      -33-

subject to negative amortization, due to the addition of Deferred Interest the principal balances of such mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. Unless otherwise specified in the related Prospectus Supplement, Revolving Credit Loans will not provide for negative amortization. With respect to Balloon Loans and Revolving Credit Loans, payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the mortgage loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

         The underwriting standards set forth in the Guide may be varied in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs generally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the Mortgage Loan. For example, under Residential Funding's EasyDocs limited mortgage loan documentation program, certain submission requirements regarding income verification and debt-to-income ratios are removed, but the Seller is still required to perform a thorough credit underwriting of the mortgage loan and the Combined Loan-to-Value Ratio may not exceed 75%. Generally, in order to be eligible for a reduced loan documentation program, a Mortgagor must have a good credit history, and other compensating factors (such as a relatively low Combined Loan-to-Value Ratio, or other favorable underwriting factors) must be present and the borrower's eligibility for such program may be determined by use of a credit scoring model.

         The Home Equity Program sets forth certain limitations with respect to the CLTV for the Mortgage Loans and certain restrictions with respect to any related underlying first mortgage loan. The underwriting guidelines for the Home Equity Program generally permit CLTV's as high as 100% except as otherwise provided in the related Prospectus Supplement; however, the maximum permitted CLTV may be reduced due to a variety of underwriting criteria. In areas where property values are considered to be declining, the maximum permitted CLTV is 75%. The underwriting guidelines also include restrictions based on the borrower's debt-to-income ratio. In addition to the foregoing, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by the Company. The Home Equity Program underwriting guidelines include minimum credit score levels that may apply depending on certain factors of the Mortgage Loan. The required yields for fixed-rate Closed-End Loans and required Gross Margins for Revolving Credit Loans purchased under the Home Equity Program, as announced from time to time, vary based on a number of factors including CLTV, Credit Limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

         In its evaluation of mortgage loans which have twenty-four or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

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


                                                      -34-


Qualifications of Sellers

         Except with respect to Designated Seller Transactions, each Seller (other than the Federal Deposit Insurance Corporation (the "FDIC") and investment banking firms) will have been approved by Residential Funding for participation in Residential Funding's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding generally will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating home equity or first mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, servicing operations established by the seller. There can be no assurance that any Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust Fund for a series of Certificates, or thereafter. If a Seller becomes subject to the direct or indirect control of the FDIC, or if a Seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, such institution may continue to be treated as a Seller. Any such event may adversely affect the ability of any such Seller to repurchase the Mortgage Loans in the event of a breach of a representation or warranty which has not been cured.

         Residential Funding generally monitors which Sellers are under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Such Seller may make no representations and warranties with respect to Mortgage Loans sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution) may also be a Seller of the Mortgage Loans, in which event neither the FDIC nor the related depository institution may make representations and warranties with respect to the Mortgage Loans sold, or only limited representations and warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty.

         Unless otherwise specified in the related Prospectus Supplement, the qualifications required of Sellers for approval by Residential Funding as participants in its loan purchase programs may not apply to Designated Sellers. To the extent the Designated Seller fails to or is unable to repurchase the Mortgage Loan due to a breach of representation and warranty, neither the Company, Residential Funding nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the Certificateholders or by the credit enhancement, if any.

Representations Relating to Mortgage Loans

         Except as set forth above, each Seller (other than a Designated Seller) will have made representations and warranties to Residential Funding with respect to the Mortgage Loans sold by such Seller. However, except in the case of a Designated Seller Transaction or as otherwise provided in the related Prospectus Supplement, the representations and warranties of the Seller will not be assigned to the Trustee for the benefit of the holders of the related series of

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                                                      -35-

Certificates, and therefore a breach of the representations and warranties of the Seller generally will not be enforceable on behalf of the Trust Fund.

         In the case of a Mortgage Pool consisting of Mortgage Loans purchased by the Company from Sellers through Residential Funding, Residential Funding, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, will have made certain limited representations and warranties regarding the Mortgage Loans to the Company at the time (just prior to the initial issuance of the related series of Certificates) that they are sold to the Company. Such representations and warranties will generally include, among other things, that: (i) as of the Cut-off Date, the information set forth in a listing of the related Mortgage Loans is true and correct in all material respects; (ii) Residential Funding was the sole holder and owner of the Mortgage Loan free and clear of any and all liens and security interests; (iii) each Mortgage Loan complied in all material respects with all applicable local, state and federal laws; (iv) except as otherwise indicated in the related Prospectus Supplement, no Mortgage Loan is one month or more delinquent in payment of principal and interest; and (v) there is no delinquent tax or, to the best of the Residential Funding's knowledge, assessment lien against any Mortgaged Property. In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Certificateholders in a Mortgage Loan, Residential Funding will be obligated to repurchase or substitute for such Mortgage Loan as described below. In addition, Residential Funding will be obligated to repurchase or substitute for any Mortgage Loan as to which it is discovered that the related Mortgage is not a valid lien on the related Mortgaged Property having at least the priority set forth with respect to such Mortgage Loan in the listing of related Mortgage Loans, subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and certain other permissible title exceptions, (c) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property, and
(d) if applicable, the liens of the related senior mortgage loans. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, Residential Funding will be obligated to repurchase or substitute for such Mortgage Loan, in the manner described below. However, Residential Funding will not be required to repurchase or substitute for any Mortgage Loan as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan. Furthermore, because the listing of the related Mortgage Loans generally contains information with respect to the Mortgage Loans as of the Cut-off Date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related Mortgage Loans between the Cut-off Date and the Closing Date. Residential Funding will not be required to purchase or substitute for any Mortgage Loan as a result of such prepayment or modification.


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                                                      -36-

         In a Designated Seller Transaction, unless otherwise specified in the related Prospectus Supplement, the Designated Seller will have made certain representations and warranties regarding the Mortgage Loans to the Company generally similar to those made in the preceding paragraph by Residential Funding.

         The Company will assign to the Trustee for the benefit of the holders of the related series of Certificates all of its right, title and interest in each agreement by which it purchased a Mortgage Loan from Residential Funding or a Designated Seller, insofar as such agreement relates to the representations and warranties made by a Designated Seller or Residential Funding, as the case may be, in respect of such Mortgage Loan and any remedies provided for with respect to any breach of such representations and warranties. If a Designated Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, within 90 days after notice from the Master Servicer, such Designated Seller or Residential Funding, as the case may be, will be obligated to purchase such Mortgage Loan at a price (the "Purchase Price") set forth in the related Pooling and Servicing Agreement, which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Mortgage Rate (less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and, if applicable, the Excluded Spread (as defined herein)).

         Unless otherwise specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by Residential Funding as provided above, rather than purchase the Mortgage Loan, Residential Funding may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and cause the Company to substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution must be effected within 120 days of the date of the initial issuance of the Certificates with respect to a Trust Fund treated as a grantor trust for federal income tax purposes. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Certificates, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust Fund to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in a custodial account (the "Custodial Account") in the month of substitution for distribution to the Certificateholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than

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                                                      -37-

(and not more than one year less than) that of the Deleted  Mortgage  Loan,  and
(v) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional requirements relating to ARM Loans, Revolving Credit Loans or other specific types of
Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Designated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Pooling and Servicing Agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Designated Seller or Residential Funding, as the case may be, fails to honor such obligation. The Master Servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing such a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a Designated Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Designated Seller that may provide for, among other things, the purchase of only a portion of the affected Mortgage Loans or coverage of certain loss amounts. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related credit enhancement supporting the related series of Certificates, and to the extent not available, by the Certificateholders of such series. Furthermore, if applicable, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase of a Designated Seller arising from any misrepresentation by the Designated Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan. If the Designated Seller fails to repurchase and no breach of either the Company's or Residential Funding's representations has occurred, the Designated Seller's purchase obligation will not become an obligation of the Company or Residential Funding. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Certificateholders or the Trustee for a breach of any representation by a Designated Seller or by Residential Funding in its capacity as a seller of Mortgage Loans to the Company, or for any other event giving rise to such obligations as described above.

         Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Designated Seller defaults on its obligation to do so, and no assurance can be given that

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                                                      -38-

the Designated Sellers will carry out such obligations with respect to Mortgage Loans. Such a default by a Designated Seller is not a default by the Company or by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related Certificates.

         Notwithstanding the foregoing, with respect to any Designated Seller that requests Residential Funding's consent to the transfer of subservicing rights relating to any Mortgage Loans to a successor servicer, Residential Funding may release such Designated Seller from liability under its representations and warranties described above, upon the assumption of such successor servicer of the Designated Seller's liability for such representations and warranties as of the date they were made. In that event, Residential Funding's rights under the instrument by which such successor servicer assumes the Designated Seller's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the "Designated Seller" for purposes of the foregoing provisions.

Subservicing

         The servicing for each Mortgage Loan will generally either be retained by the Seller (or its designee approved by the Master Servicer) as Subservicer, or will be released by the Seller to the Master Servicer and will be subsequently transferred to a Subservicer approved by the Master Servicer, and in either case will thereafter be serviced by the Subservicer pursuant to an agreement between the Master Servicer and the Subservicer (a "Subservicing Agreement"). The Master Servicer may, but is not obligated to, assign such subservicing to designated subservicers which will be qualified Sellers and which may include GMAC Mortgage Corporation or its affiliates. While such Subservicing Agreement will be a contract solely between the Master Servicer and the Subservicer, the Pooling and Servicing Agreement pursuant to which a series of Certificates is issued will provide that, if for any reason the Master Servicer for such series of Certificates is no longer the master servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Subservicer's rights and obligations under such Subservicing Agreement.

         Each Subservicer generally will be required to perform the customary functions of a servicer, including but not limited to, collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan, if applicable; processing of assumptions or substitutions (although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage); attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Subservicer may be required to make advances to the holder of any related first mortgage loan to avoid or cure any delinquencies to the extent that doing so would be prudent and necessary to

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                                                      -39-

protect the interests of the Certificateholders. A Subservicer also may be obligated to make advances to the Master Servicer in respect of delinquent installments of principal and interest (net of any subservicing or other compensation) on Closed-End Loans, as described under "Description of the Certificates--Advances on Closed-End Loans," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. The Subservicer generally shall be responsible for performing all collection and other servicing functions with respect to any delinquent loan or foreclosure proceeding. In addition, the Subservicer is required to advance funds to cover any Draws made on a Revolving Credit Loan subject to reimbursement by the entity specified in the related Prospectus Supplement. No assurance can be given that the Subservicers will carry out their advance or payment obligations with respect to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, a Subservicer may transfer its servicing obligations to another entity that has been approved for participation in Residential Funding's loan purchase programs, but only with the approval of the Master Servicer.

         As compensation for its servicing duties, the Subservicer will be entitled to a monthly servicing fee (to the extent the related Mortgage Loan payment has been collected) in a minimum amount set forth in the related Prospectus Supplement. The Subservicer or Master Servicer may also be entitled to collect and retain, as part of its servicing compensation, all or a portion of any late charges, if any, provided in the Mortgage Note or related instruments and in the case of the Master Servicer, any penalties enforced against a Subservicer. The remaining portion of such late charges will be remitted to the Master Servicer. The Subservicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Administration."

         Each Subservicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Subservicer in its servicing capacity. Each Subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Subservicer will be required to service each Mortgage Loan pursuant to the terms of the Subservicing Agreement for the entire term of such Mortgage Loan, unless the Subservicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Subject to applicable law, the Master Servicer may have the right to terminate a Subservicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Subservicing Agreement by the Subservicer, or up to ninety days' notice to the Subservicer without cause upon payment of certain amounts set forth in the Subservicing Agreement. Upon termination of a Subservicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Subservicing Agreements. The Master Servicer may agree with a Subservicer to amend a Subservicing Agreement. Any amendments to a Subservicing Agreement or to a new Subservicing Agreement may contain provisions different from those described above which are in effect in the original Subservicing Agreements. However, the Pooling and Servicing Agreement for each Trust Fund

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                                                      -40-

will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement in a manner which would materially and adversely affect the interests of the Certificateholders.


                                          DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling and Servicing Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling and Servicing Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below as well as other pertinent information included elsewhere in this Prospectus, and subject to the related Prospectus Supplement) do not describe all terms thereof but reflect the material provisions relating to the Certificates common to each Pooling and Servicing Agreement.

         Unless otherwise specified in the Prospectus Supplement with respect to a series, Certificates of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling and Servicing Agreement. A Trust Fund will consist of, to the extent provided in the Pooling and Servicing
Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Certificates as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Excluded Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the
Custodial Account and in the related Certificate Account; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure;
(iv) hazard insurance policies and certain proceeds thereof; and (v) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Purchase Obligation, Special Hazard Insurance Policy, Bankruptcy Bond, Financial Guaranty Insurance Policy, Surety Bond or other type of credit enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

         Each series of Certificates may consist of any one or a combination of the following: (i) a single class of Certificates; (ii) two or more classes of Certificates, one or more classes of which may be Senior Certificates that are senior in right of payment to any class or classes of Mezzanine Certificates and to any other class or classes of Subordinate Certificates, and as to which certain

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                                                      -41-

classes of Senior Certificates may be senior to other classes of Senior Certificates, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) one or more classes of Strip Certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv)  two or  more  classes  of  Certificates  which  differ  as to the  timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes"), or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Accrual Certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) similar classes of Certificates with other payment characteristics, as described in the related Prospectus Supplement. Credit support for each series of Certificates will be provided by a Financial Guaranty Insurance Policy,
Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Surety Bond, by the subordination of one or more classes of Certificates, Overcollateralization or other credit enhancement as described under "Description of Credit Enhancement," or by any combination of the foregoing.

Form of Certificates

         As specified in the related Prospectus Supplement, the Certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Certificates will be in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed under the related Pooling and Servicing Agreement to register the Certificates (the "Certificate Registrar"). No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Certificateholder" as used herein refers to the entity whose name appears on the records of the Certificate Registrar (or, if applicable, a transfer agent) as the registered holder thereof, except as otherwise indicated in the related Prospectus Supplement.

         If issued in book-entry form certain classes of a series of Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"), or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems, or through such other depository or facility as may be specified in the related Prospectus Supplement. As to any such class of Certificates so issued ("Book-Entry Certificates"), the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (the

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                                                      -42-

"Depositaries"), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the CEDEL and Euroclear participating organizations "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

         Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any Book-Entry Certificate (each such person, a "Beneficial Owner") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained or
(ii) the Trustee elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as holders of the related Certificates for purposes of the Pooling and Servicing Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Certificates will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such Certificates and because DTC may act only on behalf of Participants.

         Because of time zone differences, the securities account of a CEDEL or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.


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                                                      -43-

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

         Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.


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                                                      -44-

         Distributions in respect of the Book-Entry Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment of Trust Fund Assets

         At the time of issuance of a series of Certificates, the Company will cause the Mortgage Loans (or Trust Balances thereof, if applicable) or Mortgage Securities and any other assets being included in the related Trust Fund to be assigned without recourse to the Trustee or its nominee (which may be the Custodian) together with, if specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Mortgage Loans (or Trust Balances thereof, if applicable) or Mortgage Securities after the Cut-off Date (other than principal and interest due on or before the Cut-off Date and any Excluded Spread). The Trustee will, concurrently with such assignment, deliver a series of Certificates to the Company in exchange for the Mortgage
Loans (or Trust Balances thereof, if applicable) or Mortgage Securities. Each Mortgage Loan, Trust Balance or Mortgage Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination or modification.

         In addition, except as provided below with respect to certain series of Certificates backed by Trust Balances of Revolving Credit Loans, the Company will, as to each Mortgage Loan other than Mortgage Loans underlying any Mortgage Securities, deliver to the Trustee (or to the Custodian) the legal documents relating to such Mortgage Loan that are in possession of the Company, which may include: (i) the Mortgage Note (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Trustee (or its nominee); (ii) the Mortgage (except for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements; (iii) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements,

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                                                      -45-

relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements); and (iv) if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing
Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so specified in the related Prospectus Supplement, the Company may not be required to deliver one or more of such documents if such documents are missing from the files of the party from whom such Mortgage Loans were purchased.

         In the event that, with respect to any Mortgage Loan (except as provided below), the Company cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Company will deliver or cause to be delivered to the Trustee or the Custodian a true and correct photocopy of such Mortgage or assignment. The Company will deliver or cause to be delivered to the Trustee or the Custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Subservicer.

         Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement.

         Notwithstanding the preceding three paragraphs, with respect to any series of Certificates backed by Trust Balances of Revolving Credit Loans, the foregoing documents generally will have been delivered to an entity specified in the related Prospectus Supplement which may be the Trustee, a Custodian or another entity appointed by the Trustee, and such entity shall hold such documents as or on behalf of the Trustee for the benefit of the Certificateholders, with respect to the Trust Balances thereof, and on behalf of any other applicable entity with respect to any Excluded Balance thereof, as their respective interests may appear.

Review of Mortgage Loans

         The Trustee will be authorized to appoint one or more custodians (each, a "Custodian") pursuant to a custodial agreement to maintain possession of and review documents relating to the Mortgage Loans as the agent of the Trustee (except as provided below). The identity of such Custodian, if any, will be set forth in the related Prospectus Supplement.

         The Trustee or the Custodian will hold such documents in trust for the benefit of the Certificateholders and, generally will review such documents within 45 days after receipt thereof. If any such document is found to be defective in any material respect, the Trustee or such Custodian shall notify the Master Servicer and the Company, and if so specified in the related

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                                                      -46-

Prospectus Supplement, the Master Servicer, the Servicer or the Trustee shall notify Residential Funding or the Designated Seller. If Residential Funding or, in a Designated Seller Transaction, the Designated Seller cannot cure such defect within 60 days (or within such other period specified in the related Prospectus Supplement) after notice of the defect is given to Residential Funding (or, if applicable, the Designated Seller), Residential Funding (or, if applicable, the Designated Seller) is required to, not later than 90 days after such notice (or within such other period specified in the related Prospectus Supplement), either repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee, or if permitted substitute for such Mortgage Loan a new Mortgage Loan in accordance with the standards set forth herein. The Master Servicer will be obligated to enforce this obligation of Residential Funding or the Designated Seller to the extent described above under "Mortgage Loan Program--Representations Relating to Mortgage Loans," but such obligation is subject to the provisions described below under "--Realization Upon Defaulted Mortgage Loans." There can be no assurance that the applicable Designated Seller will fulfill its obligation to purchase any Mortgage Loan as described above. Unless otherwise specified in the related Prospectus Supplement, neither Residential Funding, the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan if the Designated Seller defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, the obligation to repurchase or substitute for a Mortgage Loan constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Notwithstanding the foregoing, with respect to the Trust Balance of a Revolving Credit Loan, such review of the related documents need not be performed if a similar review has previously been performed by the entity holding such documents with respect to an Excluded Balance and such review covered all documentation with respect to any Trust Balance.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling and Servicing Agreement. Upon a breach of any such representation of the Master Servicer which materially adversely affects the interests of the Certificateholders in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at its Purchase Price (less unreimbursed advances, if applicable, made by the Master Servicer with respect to such Mortgage Loan) or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution described above under "Mortgage Loan Program--Representations Relating to Mortgage Loans." Unless otherwise specified in the related Prospectus Supplement, this purchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for such a breach of representation by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

Excess Spread and Excluded Spread


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                                                      -47-

         The Company, the Master Servicer or any of their affiliates, or such other entity as may be specified in the related Prospectus Supplement may retain or be paid a portion of interest due with respect to the related Mortgage Loans or Mortgage Securities. The payment of any such portion of interest will be disclosed in the related Prospectus Supplement. This payment may be in addition to any other payment (such as the servicing fee) that any such entity is otherwise entitled to receive with respect to the Mortgage Loans or Mortgage Securities. Any such payment in respect of the Mortgage Loans or Mortgage Securities will represent a specified portion of the interest payable thereon and as specified in the related Prospectus Supplement, will either be part of the assets transferred to the related Trust Fund (the "Excess Spread") or will be excluded from the assets transferred to the related Trust Fund (the "Excluded Spread"). The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the Mortgage Loans or Mortgage Securities will be allocated between the owners of any Excess Spread or Excluded Spread and the Certificateholders entitled to payments of interest as provided in the applicable Pooling and Servicing Agreement.

Payments on Mortgage Loans; Deposits to Certificate Account

         Each Subservicer servicing a Mortgage Loan pursuant to a Subservicing Agreement will establish and maintain an account (the "Subservicing Account") which generally meets the requirements set forth in the Guide from time to time or is approved by Residential Funding. A Subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. As specified in the Subservicing Agreement, the Subservicer must remit or cause to be remitted to the Master Servicer all funds held in the Subservicing Account with respect to Mortgage Loans that are required to be so remitted on a periodic basis not less frequently than monthly. If so specified in the related
Prospectus Supplement, the Subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest (or interest only, with respect to Simple Interest Mortgage Loans), less its servicing or other compensation, on any Mortgage Loan for which payment was not received from the Mortgagor.

         The Master Servicer will deposit or will cause to be deposited into the Custodial Account certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:

     (i) payments on account of principal of the Mortgage Loans or on the Mortgage Securities comprising a Trust Fund;
                  (ii) payments on account of interest on the Mortgage Loans or on the Mortgage Securities comprising such Trust Fund, net of the portion of each payment thereof retained by the Subservicer, if any, as its servicing or other compensation;


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                                                      -48-

                  (iii) amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related Subservicer) received and retained in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any Special Hazard Insurance Policy, Bankruptcy Bond, hazard or other insurance policy or guaranty covering any Mortgage Loan in such Mortgage Pool (together with any payments under any Letter of Credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (iv) proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, Residential Funding, any Subservicer or Seller or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Representations Relating to Mortgage Loans," and "Description of the Certificates--Assignment of Trust Fund Assets" above;

     (v) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and
     (vi) any amounts required to be transferred from the Certificate Account to the Custodial Account.
         In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Trustee for the benefit of the holders of each series of Certificates, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Certificates (the "Certificate Account"). Both the Custodial Account and the Certificate Account must be either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated any Certificates of the related series not less than a specified level comparable to the rating category of such Certificates, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria, (iv) in the case of the Certificate Account, a trust account or accounts maintained with the Trustee, or (v) such other account or accounts acceptable to any applicable Rating Agency (an "Eligible Account"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain

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                                                      -49-

permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Pooling and Servicing Agreement ("Permitted Investments").

         Unless otherwise set forth in the related Prospectus Supplement, not later than the business day preceding each Distribution Date, the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to Certificateholders on such Distribution Date. The Master Servicer or the Trustee will also deposit or cause to be deposited into the Certificate Account: (i) the amount of any Advances on Closed-End Loans, if applicable, made by the Master Servicer as described herein under "--Advances on Closed-End Loans," (ii) any payments under any Letter of Credit, Financial Guaranty Insurance Policy and any amounts required to be transferred to the Certificate Account from a Reserve Fund, as described under "Credit Enhancement" below or (iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under "Description of the Certificates--Hazard Insurance; Claims Thereunder" below, (iv) any distributions received on any Mortgage Securities included in the Trust Fund and (v) any other amounts as set forth in the related Pooling and Servicing Agreement.

         The portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to Excess Spread or Excluded Spread, as applicable, will generally be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Certificate Account for the related series of Certificates and will be distributed as provided in the related Pooling and Servicing Agreement.

         Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date, and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the Master Servicer out of its own funds upon realization of such loss.

Withdrawals from the Custodial Account

         The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:


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                                                      -50-

                  (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described above under "--Payments on Mortgage Loans; Deposits to Certificate Account;"

                  (ii) to reimburse itself or any Subservicer for Advances, if applicable, or for amounts advanced in respect of taxes, insurance premiums or similar expenses ("Servicing Advances") as to any Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the Mortgage Loan with respect to which such Advances or Servicing Advances were made;

                  (iii) to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Mortgage Loan;

                  (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Subservicers as interest in respect of partial prepayments on the Mortgage Loans, and, if so provided in the Pooling and Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Pooling and Servicing Agreement;

                  (v) to pay to itself, a Subservicer, Residential Funding, the Company or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed pursuant to the terms of the Pooling and Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

                  (vi) to pay the Company or its assignee, or any other party named in the related Prospectus Supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

                  (vii) to reimburse itself or any Subservicer for any Advance, if applicable, previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), subject to any limitations set forth in the Pooling and Servicing Agreement as described in the related Prospectus Supplement;

                  (viii) to reimburse itself or the Company for certain other expenses incurred for which it or the Company is entitled to reimbursement (including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any Designated Seller) or against which it or the Company is indemnified pursuant to the Pooling and Servicing Agreement;

     (ix) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein;
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


                                                      -51-

     (x) to pay to itself or any Subservicer for the funding of any Draws made on the Mortgage Loans, if applicable; and
     (xi) to make deposits to the Funding Account in the amounts and in the manner provided in the Pooling and Servicing Agreement, if applicable. Distributions

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Certificates entitled thereto will be made on each Distribution Date either by the Trustee, the Master Servicer acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"). Unless otherwise specified in the related Prospectus Supplement, such distributions will be made to the persons who are registered as the holders of such Certificates at the close of business on the last business day of the preceding month (the "Record Date"). Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders. Distributions will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The ("Percentage Interest") represented by a Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional balance of all the Certificates of such class.

Principal and Interest on the Certificates

         The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Certificates will be described in the related Prospectus Supplement. Distributions of interest on each class of Certificates will be made prior to distributions of principal thereon. Each class of Certificates (other than certain classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each class, or the initial Pass-Through Rate or Rates and the method for determining the Pass-Through Rate or Rates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         On each Distribution Date for a series of Certificates, the Trustee or the Master Servicer on behalf of the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Certificates, an amount equal to the

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                                                      -52-

Percentage Interest represented by the Certificate held by such holder multiplied by such class's Distribution Amount. The "Distribution Amount" for a class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such class for such Distribution Date, plus, if such class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Pass-Through Rate on the principal balance or notional amount of such class specified in the applicable Prospectus Supplement, less certain interest shortfalls, which generally will include (i) any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Certificates on the related Due Date, (ii) any other interest shortfalls (including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or the applicable credit enhancement and (iii) if so specified in the related Prospectus Supplement, Prepayment Interest Shortfalls (as defined herein) in collections of interest on Closed-End Loans resulting from Mortgagor prepayments during the month preceding the month of distribution, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Certificates or Subordinate
Certificates) shall be as set forth in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class unless otherwise set forth in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, distributions of principal on the Certificates will be limited to monthly principal payments on the Mortgage Loans, any Excess Interest, if applicable, applied as principal distributions on the Certificates and any amount distributed as a payment of principal under the related form of Credit Enhancement. To the extent the Trust Fund contains Balloon Loans that require no monthly payments and non-amortizing Mortgage Loans that require only small principal payments in proportion to the principal balance of such Mortgage Loan, the amount of principal distributions on the Certificates generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

         On the day specified in the related Prospectus Supplement as the determination date (the "Determination Date"), the Master Servicer will determine the amounts of principal and interest which will be passed through to Certificateholders on the succeeding Distribution Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer will furnish a statement to the Trustee (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth, among other things, the amount to be distributed on the next succeeding Distribution Date.

Advances on Closed-End Loans


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                                                      -53-

         Unless otherwise specified in the related Prospectus Supplement, in connection with Closed-End Loans, the Master Servicer will agree to advance (either out of its own funds, funds advanced to it by Subservicers or funds being held in the Custodial Account for future distribution), for the benefit of the Certificateholders, on or before each Distribution Date, an amount equal to the aggregate of all scheduled payments of principal (except with respect to Simple Interest Mortgage Loans and other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be (an "Advance"), which were delinquent as of the close of business on the business day preceding the Determination Date on the Mortgage Loans in the related Mortgage Pool, but only to the extent that such Advances would, in the judgment of the Master Servicer, be recoverable out of late payments by the Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with Revolving Credit Loans, except as otherwise provided in the related Prospectus Supplement. As specified in the related Prospectus Supplement with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, the Master Servicer's advancing obligations will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreement, and may differ from the provisions relating to Advances described herein. Unless specified in the related Prospectus Supplement, the Master Servicer will not make any advance with respect to principal on any Simple Interest Mortgage Loan.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to related Certificateholders. Such advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If Advances have been made by the Master Servicer from cash being held for future distribution to Certificateholders, such funds will be required to be replaced on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than payments required to be made to Certificateholders. Any Advance will be reimbursable to the Master Servicer out of recoveries on the related Mortgage Loans for which such amounts were advanced (e.g., late payments made by the related Mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any Mortgage Loan purchased by the Company, Residential Funding, a Subservicer or a Seller under the circumstances described above). Such Advances will also be reimbursable from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates, if applicable) to the extent that the Master Servicer shall determine that any such Advances previously made are not ultimately recoverable as described above. With respect to any Senior/Subordinate Series, so long as the related Subordinate Certificates remain outstanding and subject to certain limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, such Advances may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Certificates, if any. The Master Servicer generally will also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced will be reimbursable to the Master Servicer to the extent permitted by the Pooling and Servicing Agreement. The Master Servicer's obligation to make Advances may be supported by another entity, the Trustee, a Financial Guaranty Insurance Policy, a letter of credit or other

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


                                                      -54-

method as may be described in the related Pooling and Servicing Agreement. In the event that the short-term or long-term obligations of the provider of such support are downgraded by a Rating Agency rating the related Certificates or if any collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Certificates may also be downgraded.

Funding Account

         If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date for the related Certificates. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related series or a portion of collections on the Mortgage Loans in respect of principal will be deposited in such account to be released as additional Mortgage Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Certificates. Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement or other agreement providing for the transfer of additional Mortgage Loans will provide that all such transfers must be made within 9 months (as to amounts representing proceeds of the sale of the Certificates) or 12 months (as to amounts representing principal collections on the Mortgage Loans) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

Reports to Certificateholders

         On each Distribution Date, the Master Servicer will forward or cause to be forwarded to each Certificateholder of record a statement or statements with respect to the related Trust Fund setting forth the information described in the related Pooling and Servicing Agreement. Except as otherwise provided in the related Pooling and Servicing Agreement, such information generally will include the following, as applicable:

     (i) the amount, if any, of such distribution allocable to principal;
     (ii) the amount, if any, of such distribution allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

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                                                      -55-

                  (iii) the aggregate unpaid principal balance of the Mortgage Loans or, if applicable, the Trust Balances thereof after giving effect to the distribution of principal on such Distribution Date;

                  (iv) the outstanding principal balance or notional amount of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                  (v) based on the most recent reports furnished by Subservicers, the number of Mortgage Loans in the related Mortgage Pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure and the aggregate principal balances of such Mortgage Loans or, if applicable, the Trust Balances thereof;

     (vi) the book value of any property acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;
     (vii) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;
                  (viii) the percentage of the outstanding principal balance of the Senior Certificates, if applicable, after giving effect to the distributions on such Distribution Date;

                  (ix) the amount of coverage under any Letter of Credit or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

                  (x) if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

                  (xi) in the case of Certificates benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

                  (xii) with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling and Servicing Agreement.

         Each amount set forth pursuant to clause (i) or (ii) above will be expressed as a dollar amount per Single Certificate. As to a particular class of Certificates, a "Single Certificate" generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Certificates of such class, except as otherwise provided in the related Pooling and Servicing Agreement. In addition to the information described above, reports to Certificateholders will contain such other information as is set forth in the applicable

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                                                      -56-

Pooling  and  Servicing  Agreement,   which  may  include,  without  limitation,
information as to Advances, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

         In addition, to the extent described in the Pooling and Servicing Agreement, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each person that was a holder of record of any class of Certificates at any time during such calendar year. Such report will include information as to the aggregate of amounts reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a class of Certificates during a portion of such calendar year, for the applicable portion of such year.

Collection and Other Servicing Procedures

         The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement and any applicable insurance policy or other credit enhancement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any prepayment charge in connection with the prepayment of a Mortgage Loan or extend the Due Dates for payments due on a Mortgage Note, provided that the insurance coverage for such Mortgage Loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. With respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, the Master Servicer's servicing and administration obligations will be pursuant to the terms of such Mortgage Securities.

         Under its Subservicing Agreement, a Subservicer is granted certain discretion to extend relief to Mortgagors whose payments become delinquent. A Subservicer may grant a period of temporary indulgence (generally up to three months) to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the Master Servicer. Other types of forbearance generally require Master Servicer approval. Neither indulgence nor forbearance with respect to a Mortgage Loan will affect the Pass-Through Rate or Rates used in calculating distributions to Certificateholders. See "--Distributions."

         In certain instances in which a Mortgage Loan is in default (or if default is reasonably foreseeable), and if determined by the Master Servicer to be in the best interests of the related Certificateholders, the Master Servicer may permit certain modifications of the Mortgage Loan or make forbearances of the Mortgage Loan rather than proceeding with foreclosure. In making such determination, the estimated Realized Loss that might result if such Mortgage Loan were liquidated would be taken into account. Such modifications may have the effect of reducing the Mortgage Rate or extending the final maturity date of the Mortgage Loan. Any such modified Mortgage Loan may remain in the related Trust Fund, and the reduction in collections resulting

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                                                      -57-

from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related Certificates.

         In connection with any significant partial prepayment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount thereof by the original maturity date based on the original Mortgage Rate, provided that such re-amortization shall not be permitted if it would constitute a modification of the Mortgage Loan for federal income tax purposes.

         In any case in which property subject to a Mortgage Loan (other than an ARM Loan described below) is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the Master Servicer or Subservicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer or Subservicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer or Subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note subject to certain specified conditions. The original Mortgagor may be released from liability on a Mortgage Loan if the Master Servicer or Subservicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Subservicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See "Certain Legal Aspects of Mortgage Loans and Related Matters-Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be altered. Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer or the Subservicer for processing such request will be retained by the Master Servicer or Subservicer as additional servicing compensation.

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                                                      -58-


Realization Upon Defaulted Mortgage Loans

         With respect to a Mortgage Loan in default, the Master Servicer or the related Subservicer will decide whether to foreclose upon the Mortgaged Property or write off the principal balance of the Mortgage Loan, or the Trust Balance thereof, as a bad debt. In connection with such decision, the Master Servicer or the related Subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a Mortgage Loan is a junior Mortgage Loan, following any default thereon, unless foreclosure proceeds for such Mortgage Loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Mortgage Loan will be written off as bad debt with no foreclosure proceeding. See "Risk Factors--Special Features of the Mortgage Loans" herein. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders and, if applicable, the holders of any Excluded Balances. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan or an outstanding Trust Balance of the related Revolving Credit Loan, held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund. If a REMIC election has been made, any Mortgaged Property so acquired by the Trust Fund must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust Fund as a REMIC. To the extent provided in the related Pooling and Servicing Agreement, any income (net of expenses and other than gains described below) received by the Subservicer or the Master Servicer on such Mortgaged Property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time to the extent provided in the related Pooling and Servicing Agreement, for making payments to Certificateholders.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure on Mortgage Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution

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                                                      -59-

pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to the related Certificateholders, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. Upon foreclosure of a Revolving Credit Loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the Prospectus Supplement.

         With respect to certain series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan or REO Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof in which case any estimated loss may be covered by any
applicable   form   of   credit   enhancement   or   other   insurance   or  the
Certificateholders  may bear such  loss.  If a  defaulted  Mortgage  Loan or REO
Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Description of the Certificates--Hazard Insurance; Claims Thereunder."

         The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Pooling and Servicing Agreement. The Master Servicer may be subject to certain restrictions under the Pooling and Servicing Agreement with respect to the refinancing of a lien senior to a Mortgage Loan on the related Mortgaged Property.

Hazard Insurance; Claims Thereunder

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a hazard insurance policy (as described below). The following summary, as well as other pertinent information included elsewhere in this Prospectus, do not describe all terms of a hazard insurance policy but will reflect all material terms thereof relevant to an investment in the Certificates. Such insurance is subject

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                                                      -60-

to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

         Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgaged Property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of (i) 100% of the insurable value of the improvements (guaranteed replacement) or (ii) the sum of the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

         As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited initially in the Custodial Account and ultimately in the Certificate Account. The Pooling and Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial Account or the applicable Certificate Account all amounts which would have been deposited therein but for such clause.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

         Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard
Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).


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                                         DESCRIPTION OF CREDIT ENHANCEMENT

         Credit support with respect to each series of Certificates may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses that are, as applicable, (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such loss, a "Special Hazard Loss");
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss").

         Unless otherwise specified in the related Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

         As set forth below and in the related Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more Letters of Credit, (ii) coverage with respect to Special Hazard Losses may be provided by one or more Letters of Credit or a Special Hazard Insurance Policies (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more Letters of Credit or a Bankruptcy Bonds and (iv) coverage with respect to Fraud Losses may be provided by one or more Letters of Credit or mortgage repurchase bonds. In addition, if so specified in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of (i) a Reserve Fund to cover such losses, (ii) subordination of one or more classes of Subordinate Certificates to provide credit support to one or more classes of Senior Certificates or (iii) Overcollateralization, Letters of Credit, surety bonds, Financial Guaranty Insurance Policies or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks,

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                                                      -62-

insurance companies, guarantees or any combination thereof identified in the related Prospectus Supplement.
         With respect to any defaulted Mortgage Loan that is finally liquidated, the amount of loss realized, if any (as described in the related Pooling and Servicing Agreement, a "Realized Loss"), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related Advances, if applicable, and expenses allocable to the Trust Fund) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether received or not, reduced by all amounts allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Certificates on or before such date.

         For any series of Certificates backed by Trust Balances of Revolving Credit Loans, the credit enhancement provided with respect to such Certificates will cover any portion of any Realized Losses allocated to such Trust Balances, subject to any limitations described herein and in the related Prospectus Supplement. See "Allocation of Revolving Credit Loan Balances" herein.

         Each Prospectus Supplement will include a description of (a) the amount payable under the credit enhancement arrangement, if any, provided with respect to a series, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, each such Prospectus Supplement will set forth certain information with respect to the Issuer of any third-party credit enhancement (the "Credit Enhancer"). The Pooling and Servicing Agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer.

         The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the Certificates. Copies of such instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of Certificates.

Financial Guaranty Insurance Policy

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Certificates. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be

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                                                      -63-

described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of distributions due to such holders will be received by the Trustee or its agent on behalf of such holders for distribution on each Distribution Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

Letter of Credit

         If any component of credit enhancement as to any series of Certificates is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related Prospectus Supplement. On or before each Distribution Date, the Letter of Credit Bank will be required to make certain payments after notification from the Trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The Letter of Credit may also provide for the payment of Advances.

Special Hazard Insurance Policies

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy generally will, subject to limitations described in the related Prospectus Supplement, if any, will protect the related Certificateholders from Special Hazard Losses which are (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Description of the Certificates--Hazard Insurance; Claims Thereunder." A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the Mortgagor. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as set forth in such related Pooling and Servicing

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Agreement.  A Special Hazard  Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         To the extent set forth in the related Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Certificates may be provided, in whole or in part, by a type of special hazard coverage other than a Special Hazard Insurance Policy or by means of a representation of the Company or Residential Funding.

Bankruptcy Bonds

         In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the first and junior loans secured by such Mortgaged Property (such difference, a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such first and junior loans would become unsecured creditors to the extent the outstanding principal balance of such loans exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction;" Debt Service Reductions and Deficient Valuations, collectively referred to herein as "Bankruptcy Losses"). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement.

Subordination

         A Senior/Subordinate Series of Certificates will consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates, as set forth in the related Prospectus Supplement. With respect to any Senior/Subordinate Series, the total amount available for distribution on each Distribution Date, as well as the method for allocating such amount among the various classes of Certificates included in such series, will be described in the related Prospectus Supplement. Generally, with respect to any such series the amount available for distribution will be allocated first to interest on the Senior Certificates of such series, and then to principal of the Senior Certificates up to the amounts described in the related Prospectus Supplement, prior to allocation of any amounts to the Subordinate Certificates of such series.

         Realized Losses will be allocated to the Subordinate Certificates of the related series in the order specified in the related Prospectus Supplement until the outstanding principal balance of such class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the

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                                                      -65-

Senior Certificates. If such series includes more than one class of Senior Certificates, such additional Realized Losses will be allocated either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding principal balances or as otherwise provided in the related Prospectus Supplement. The respective amounts of specified types of losses (including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Certificates may be limited to an amount described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding classes of Certificates. Generally, any allocation of a Realized Loss to a Certificate will be made by reducing the outstanding principal balance thereof as of the Distribution Date following the calendar month in which such Realized Loss was incurred. At any given time, the percentage of the outstanding principal balances of all of the Certificates evidenced by the Senior Certificates is the "Senior Percentage," determined in the manner set forth in the related Prospectus Supplement.

         As set forth above, the rights of holders of the various classes of Certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each such class (or, if applicable, the related notional amount). The outstanding principal balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Certificates of any series to future distributions generally would not change. However, to the extent set forth in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received during certain specified periods, which will have the effect (absent offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), thereby preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, certain Realized Losses generally will be allocated first to Subordinate Certificates by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund.

         If so provided in the Pooling and Servicing Agreement, the Master Servicer may be permitted, under certain circumstances, to purchase any Mortgage Loan (or the Trust Balance thereof, if applicable) that is three or more months delinquent in payments of principal and interest, at the Purchase Price. Such Purchase Price will be advanced by the Master Servicer to the Trust Fund, subject to the right of the Master Servicer to reimbursement from the Trust Fund for any Realized Losses subsequently incurred. Any Realized Loss so incurred in connection with any such Mortgage Loan (or the Trust Balance thereof, if applicable) will be allocated among the then outstanding Certificateholders of the related series in the same manner as Realized Losses on Mortgage Loans that have not been so purchased.

         To the extent provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a

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                                                      -66-

     Reserve Fund. Amounts held in any Reserve Fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" in the related Prospectus Supplement.
         With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any such variation and any additional credit enhancement will be described in the related Prospectus Supplement.

Overcollateralization

         If  so  specified  in  the  related  Prospectus  Supplement,   interest
collections on the Mortgage Loans, or the Trust Balances of the related Revolving Credit Loans, as applicable, may exceed interest distributions on the Certificates for the related Distribution Date (such excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a distribution of principal on the Certificates. To the extent Excess Interest is applied as principal distributions on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Certificateholders, as specified in the related Prospectus Supplement.

Reserve Funds

         If so specified in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related Prospectus Supplement and related Pooling and Servicing Agreement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Certificates, from the Excess Spread, Excluded Spread or otherwise. A Reserve Fund for a series of Certificates which is funded over time by depositing therein a portion of the interest payment on each Mortgage Loan may be referred to as a "Spread Account" in the related Prospectus Supplement and Pooling and Servicing Agreement. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. With respect to any series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund.

         Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise

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                                                      -67-

provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. A Reserve Fund may provide coverage to more than one series of Certificates if set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Certificateholders. Such delays could adversely affect the yield to investors on the related Certificates.

         Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or another service provider as additional compensation.

Maintenance of Credit Enhancement

         If credit enhancement has been obtained for a series of Certificates, the Master Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept such credit enhancement in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer, on behalf of itself, the Trustee and Certificateholders, will provide the Trustee information required for the Trustee to draw any applicable credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond, as applicable, on a timely basis. In the event the related insurer ceases to be a "Qualified Insurer" because it ceases to be qualified under applicable law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is

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                                                      -68-

greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the Certificates associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Certificateholders.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and
(ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit or other credit enhancement is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Enhancement

         The amount of credit support provided with respect to any series of Certificates and relating to various types of losses incurred may be reduced under certain specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Pooling and Servicing Agreement. Additionally, in most cases, such credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to obtain replacement credit support in order to restore the rating of the Certificates. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each class of the related series of Certificates is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other

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                                                      -69-

person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.


                                               PURCHASE OBLIGATIONS

         Certain types of Mortgage Loans and certain classes of Certificates of any series, as specified in the related Prospectus Supplement, may be subject to a purchase obligation (a "Purchase Obligation") that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable Certificateholders. A Purchase Obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each Purchase Obligation, including the purchase price, timing and payment procedure, will be described in the related Prospectus Supplement. A Purchase Obligation with respect to Mortgage Loans may apply to that Mortgage Loans or to the related Certificates. Each Purchase Obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each Purchase Obligation will be evidenced by an instrument delivered to the Trustee for the benefit of the applicable Certificateholders of the related series. Each Purchase Obligation with respect to Mortgage Loans will be payable solely to the Trustee for the benefit of the Certificateholders of the related series. Other Purchase Obligations may be payable to the Trustee or directly to the holders of the Certificates to which such obligations relate.

                                                    THE COMPANY

         The Company is an indirect wholly-owned subsidiary of GMAC Mortgage, which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Company was incorporated in the State of Delaware on May 5, 1995. The Company was organized for the purpose of acquiring first or junior lien home equity mortgage loans and mortgage securities and issuing securities backed by such mortgage loans and mortgage securities. The Company anticipates that it will in many cases have acquired Mortgage Loans indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Company does not have, nor is it expected in the future to have, any significant assets.

         The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be pursuant to certain limited representations and warranties made by the Company or as otherwise provided in the related Prospectus Supplement.

         The Company maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

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                                                      -70-



                                          RESIDENTIAL FUNDING CORPORATION

         If so specified in the related Prospectus Supplement, Residential Funding, an affiliate of the Company, will act as the Master Servicer or Manager for a series of Certificates.

         Residential Funding buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida, Georgia, Maryland, New York, North Carolina, Rhode Island and Texas. At March 31, 1997, Residential Funding was master servicing a first lien loan portfolio of approximately $34.8 billion and a second lien loan portfolio of approximately $1.8 billion.


                                        THE POOLING AND SERVICING AGREEMENT

         As described above under "Description of the Certificates--General," each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement and are qualified entirely by reference to the actual terms of the Pooling and Servicing Agreement for a series of Certificates.

Servicing and Administration

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances). As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Mortgage Loan which is over and above the interest rate specified at the time the Company or Residential Funding, as the case may be, committed to purchase the Mortgage Loan. See "Mortgage Loan Program--Subservicing." Subservicers will be required to pay to the Master Servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal Prepayment. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will retain such amounts to the extent collected from Subservicers. In addition, the Master Servicer or a Subservicer will retain all prepayment charges, assumption fees and late

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                                                      -71-

payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Certificate Account (unless otherwise specified in the related Prospectus Supplement) or in a Subservicing Account, as the case may be. In addition, certain reasonable duties of the Master Servicer may be performed by an affiliate of the Master Servicer who will be entitled to reasonable compensation therefor from the Trust Fund.

         The Master Servicer (or, if specified in the related Pooling and Servicing Agreement, the Trustee on behalf of the applicable Trust Fund) will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

         Each Pooling and Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects the minimum servicing standards set forth in the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Federal Home Mortgage Corporation (each, an "Audit Guide") throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

         Each Pooling and Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) was conducted substantially in compliance with the minimum servicing standards set forth in the related Audit Guide (to the extent that procedures in such Audit

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                                                      -72-

Guide are applicable to the servicing obligations set forth in such agreements) except for such significant exceptions or errors in records that shall be reported in such statement. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

         Copies of the annual statement of an officer of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer, at the address indicated in the monthly statement to Certificateholders.

Certain Matters Regarding the Master Servicer and the Company

         The Pooling and Servicing Agreement for each series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

         Each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Master Servicer, the Company and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Master Servicer and the Company will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be

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
expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

         Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that such person meets the requirements set forth in the Pooling and Servicing Agreement. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights and delegate its duties and obligations under a Pooling and Servicing Agreement to any person reasonably satisfactory to the Company and the Trustee and meeting the requirements set forth in the related Pooling and Servicing Agreement. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

Events of Default

         Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, generally will include: (i) any failure by the Master Servicer to make a required deposit to the Custodial Account or the Certificate Account or, if the Master Servicer is the Paying Agent, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of any class of
Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Event of Default as set forth in the Pooling and Servicing Agreement. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

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

Rights Upon Event of Default

         So long as an Event of Default remains unremedied, either the Company or the Trustee may (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer, if applicable), and, at the direction of the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund, the Trustee shall (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer), by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement (other than any right of the Master Servicer as Certificateholder and other than the right to receive servicing compensation, expenses for servicing the Mortgage Loans during any period prior to the date of such termination and such other reimbursements, of amounts the Master Servicer is entitled to withdraw from the Custodial Account) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

         No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity and (c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer). However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


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

Amendment

         Each Pooling and Servicing Agreement may be amended by the Company, the Master Servicer and the Trustee, without the consent of the related Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Certificate Account may not occur later than the related Distribution Date, (b) such change may not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency) as specified in the related Prospectus Supplement; (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any related Certificateholder or (b) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that such change would not adversely affect the applicable ratings of any classes of the Certificates, as evidenced by a letter from each applicable Rating Agency as specified in the related Prospectus Supplement, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee; or (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Certificateholder.

         The Pooling and Servicing Agreement may also be amended by the Company, the Master Servicer and the Trustee (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer) with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the related Certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate, (ii) impair the right of any Certificateholder to institute suit for the enforcement of the provisions of the Pooling and Servicing Agreement or (iii) reduce the percentage of Certificates of any class the holders of which are required to consent to any such amendment unless the holders of all Certificates of such class have consented to the change in such percentage.


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

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

Termination; Retirement of Certificates

         The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to such Certificateholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. In addition to the foregoing, the Master Servicer or the Company may have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer because of such termination.

         Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of any such entity to purchase the Mortgage Loans and related property will be subject to the criteria, and will be at the price set forth in the related Prospectus Supplement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.


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

The Trustee

         The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

         The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                                        YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of a Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the rate and timing of Draws in the case of Revolving Credit Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof, if applicable).

         The amount of interest payments on a Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Certificates) monthly to holders of a class of Certificates entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Certificates) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Certificate, or any combination of such Pass-Through Rates, calculated as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Distributions." Holders of Strip Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Certificates, as applicable.

         The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate to the extent that interest accrues on each Mortgage Loan during the

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
calendar month or a period preceding a Distribution Date instead of through the day immediately preceding such Distribution Date.

         A class of Certificates may be entitled to payments of interest at a variable or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Excess Spread or Excluded Spread) of the related Mortgage Loans (the "Net Mortgage Rate") or certain balances thereof for the month preceding the Distribution Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional amount of Certificates entitled to payments of interest only) and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. The yield on the Certificates will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of certain breaches of representations made in respect of such Mortgage Loans, or conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program--Representations Relating to Mortgage Loans" and "Description of the Certificates--Assignment of Trust Fund Assets" above. In addition, if the index used to determine the Pass-Through Rate for the Certificates is different than the Index applicable to the Mortgage Rates, the yield on the Certificates will be sensitive to changes in the index related to the Pass-Through Rate and the yield on the Certificates may be reduced by application of a cap on the Pass-Through Rate based on the weighted average of the Net Mortgage Rates or such other formulas as may be set forth in the related Prospectus Supplement.

         In general, if a Certificate is purchased at a premium over its face amount and distributions of principal on such Certificate occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount from its face amount and distributions of principal on such Certificate occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip Certificates are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the Mortgage Loans (net of Draws if applicable) will negatively affect the total return to investors in any such Certificates. The yield on a class of Strip Certificates that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related Mortgage Loans because of the effect on the timing and amount of payments. In certain circumstances, rapid principal payments on the Mortgage Loans (net of Draws if applicable) may result in the failure of such holders to recoup their original investment. If Strip Certificates are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Mortgage Loans (net of Draws if applicable) could negatively affect the anticipated yield on such Strip Certificates. In addition, the total return to investors of Certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the Mortgage Loans from time to time will be adversely affected by principal payments on Mortgage Loans with Mortgage Rates higher than the weighted average Mortgage

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

Rate on the Mortgage Loans. In general, mortgage loans with higher Mortgage Rates or Gross Margins are likely to prepay at a faster rate than mortgage loans with lower Mortgage Rates or Gross Margins. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of principal payments on the related Mortgage Loans (net of Draws if applicable) than other classes of Certificates.

         The timing of changes in the rate of principal distributions on a Certificate may significantly affect an investor's actual yield to maturity, even if the average rate of principal distributions experienced over time is consistent with an investor's expectation. In general, the earlier a distribution of principal on a Certificate, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal distributions.

         Unless otherwise specified in the related Prospectus Supplement, prepayments in full or final liquidations of Closed-End Loans will reduce the amount of interest distributed in the following month to holders of Certificates entitled to distribution of interest because the resulting Prepayment Interest Shortfall will not be covered by Compensating Interest. See "Description of the Certificates--Principal and Interest on the Certificates." Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal of a Closed-End Loan is applied so as to reduce the outstanding principal balance thereof as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Closed-End Loan generally will be to reduce the amount of interest distributed to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable
Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Certificates--Payment on Mortgage Loans; Deposits to Certificate Account." Neither full nor partial principal prepayments on Closed-End Loans will be distributed until the Distribution Date in the month following receipt.

         The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the related Certificates. For a general discussion of the risk of defaults on the Mortgage Loans, see "Risk Factors--Special Features of the
Mortgage Loans" herein. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" herein. Even where the applicable credit enhancement covers all losses incurred on the Mortgage

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                                                      -80-

Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield to maturity.

         With respect to certain Mortgage Loans (including ARM Loans and Revolving Credit Loans), the Mortgage Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under Closed-End Loans generally will be qualified on the basis of the Mortgage Rate in effect at origination, and Mortgagors under Revolving Credit Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.

         With respect to certain Closed-End Loans that permit negative amortization, during a period of rising interest rates as well as immediately after origination, that portion of the interest currently accruing thereon but not currently payable will become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof. Unless otherwise specified in the related Prospectus Supplement, Revolving Credit Loans will not be subject to negative amortization.

         As discussed under "Risk Factors-Special Features of the Mortgage Loans-Mortgage Loan Characteristics" with respect to Revolving Credit Loans, except for certain programs under which the Draw Period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of such Mortgage Loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Alternatively, a pool of Closed-End Loans may include Balloon Loans which require a single payment at maturity. Such Mortgage Loans pose a greater risk of default than fully-amortizing Mortgage Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. For a general discussion of factors that may affect a Mortgagor's personal economic circumstances, see "Risk Factors--Special Features of the Mortgage Loans--Mortgagor Credit" herein. Unless otherwise specified in the related Prospectus Supplement, neither the Company, Residential Funding, GMAC Mortgage nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell any Mortgaged Property.


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                                                      -81-

         For any Mortgage Loans secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances. Furthermore, if so specified in the related Prospectus Supplement, under the applicable Pooling and Servicing Agreement the Master Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding junior Mortgage Loan.

         In addition to the Mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the Mortgagor's housing needs, the Mortgagor's net equity in the Mortgaged Property, changes in the value of the Mortgaged Property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments or Draws (if applicable) on the Mortgage Loans. For a discussion of certain factors that may affect national and regional economic conditions, see "Risk Factors--Special Features of the Mortgage Loans--Mortgagor Credit" herein. There can be no assurance as to the rate of principal payments on the Mortgage Loans, and there can be no assurance of the rate of Draws on Revolving Credit Loans. The rate of principal payments and the rate of Draws (if applicable) may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Accordingly, Closed-End Loans may experience a higher rate of prepayment than typical first lien mortgage loans. On the other hand, for Revolving Credit Loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for such loans may be much more volatile than for typical first lien mortgage loans.

         The yield to maturity of the Certificates of any series, or the rate and timing of principal payments or Draws (if applicable) on the related Mortgage Loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Mortgage Loans were originated. For example, Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, Revolving Credit Loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Certificates backed by Revolving Credit Loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.


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                                                      -82-

         The yield to maturity of the Certificates of any series, or the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans and corresponding distributions on the Certificates, will also be affected by the specific terms and conditions applicable to the Certificates. For example, if the index used to determine the Pass-Through Rates for a series of Certificates is different from the Index applicable to the Mortgage Rates of the underlying Mortgage Loans, the yield on the Certificates may be reduced by application of a cap on the Pass-Through Rates based on the weighted average of the Mortgage Rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal distributions on the Certificates, or may affect the amount of any Overcollateralization (or the amount on deposit in any Reserve Fund) which could in turn accelerate the distribution of principal on the Certificates if so provided in the Prospectus Supplement. For any series of Certificates backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust Fund will have a significant effect on the rate and timing of principal distributions on the Certificates. For a series of Certificates backed by the Trust Balances of Revolving Credit Loans, the specific provisions applicable to the allocation of payments, Draws and losses on the Revolving Credit Loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal distributions on the Certificates. See "Allocation of Revolving Credit Loan Balances" herein.

         For a series of Certificates backed by Revolving Credit Loans, as a result of the payment terms of the Mortgage Loans or of the Certificate provisions relating to future Draws, there may be no principal distributions on such Certificates in any given month. In addition, it is possible that the aggregate Draws on Revolving Credit Loans included in a Mortgage Pool may exceed the aggregate payments with respect to principal on such Revolving Credit Loans for the related period.

         Unless otherwise specified in the related Prospectus Supplement, all Revolving Credit Loans and all Closed-End Loans (other than ARM Loans) will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law, provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM Loan is generally assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Subservicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Certificates. See "Description of the Certificates--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related

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                                                      -83-

Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         In addition, certain Mortgage Securities included in a Mortgage Pool may be backed by underlying Mortgage Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Certificates will, to a certain extent, depend on the interest rates on such underlying Mortgage Loans.

         At the request of the Mortgagor, the Master Servicer or a Subservicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Subservicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the Master Servicer or any Subservicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

         If the Pooling and Servicing Agreement for a series of Certificates provides for a Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust, as described under "Description of the Certificates; Funding Account" herein, and the Trust is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of Certificates of such series.

         Although the Mortgage Rates on Revolving Credit Loans and ARM Loans will be subject to periodic adjustments, such adjustments generally (i) as to ARM Loans will not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) will not increase such Mortgage Rates over a fixed maximum rate during the life of any Revolving Credit Loan or ARM Loan and (iii) will be based on an Index (which may not rise and fall consistently with prevailing market interest rates) plus the related Gross Margin (which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the Revolving Credit Loans or ARM Loans in any Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans or lines of credit, and accordingly the rate of principal payments (and Draws if applicable) may be lower or higher that would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on Revolving Credit Loans or ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments (or Draws

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                                                      -84-

if applicable) on the Mortgage Loans during any period or over the life of any series of Certificates.
         With respect to any index used in determining the Pass-Through Rates for a series of Certificates or Mortgage Rates of the underlying Mortgage Loans, a number of factors affect the performance of such index and may cause such index to move in a manner different from other indices. To the extent that such index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, such index may remain higher than other market interest rates which may result in a higher level prepayments of the Mortgage Loans, which adjust in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

         Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the Mortgage Loans in a Trust Fund, thus resulting in the early retirement of the related Certificates. See "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."


                                      CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                                AND RELATED MATTERS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

         The Mortgage Loans (other than Cooperative Loans) will be secured by either deeds of trust, mortgages or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as "mortgages". In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the

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                                                      -85-

knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

         If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans may include Cooperative Loans. Each debt instrument (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an

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                                                      -86-

underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1)

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


                                                      -87-

of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

         Although a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, prior to a sale the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of

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                                                      -88-

title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement."

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Risk Factors--Special Features of the Mortgage Loans" and "Description of the Certificates--Realization Upon Defaulted Mortgage Loans" herein.


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                                                      -89-

Foreclosure on Shares of Cooperatives

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay its obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.


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                                                      -90-

         Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders


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                                                      -91-

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

         Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the

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                                                      -92-

debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust Fund, could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

Environmental Legislation

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up

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                                                      -93-

hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

           Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the

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                                                      -94-

Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

Enforceability of Certain Provisions

         The Mortgage Loans generally contain due-on-sale clauses. These clauses permit the mortgagee to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.


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


                                                      -95-

         In foreclosure actions, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans, including cooperative loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for Revolving Credit Loans and ARM Loans, as set forth in the related Prospectus Supplement.

         Unless otherwise set forth in the related Prospectus Supplement, each Seller of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments


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                                                      -96-

         Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional

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                                                      -97-

three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related series.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages; Rights of Senior Mortgagees

         The Mortgage Loans or Mortgage Securities included in the Trust Fund for a series will be secured by mortgages or deeds of trust which are Revolving Credit Loans or Closed-End Loans which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard

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                                                      -98-

insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

         The form of credit line trust deed or mortgage used by most institutional lenders which make Revolving Credit Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes Revolving Credit Loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the Credit Limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

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                                                      -99-


Negative Amortization Loans

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                                      CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion has been prepared with the advice of Thacher Proffitt & Wood and Orrick, Herrington & Sutcliffe LLP, counsel to the Company. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

         Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates, the Master Servicer will cause an election to be made to have the related Trust Fund

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                                                      -100-

treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. If a REMIC election (or elections) will be made for the related Trust Fund, the related Prospectus Supplement for each series of Certificates will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income
consequences  of  the  purchase,   ownership  and  disposition  of  the  related
Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

         Classification of REMICS

         Upon the issuance of each series of REMIC Certificates, either Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe LLP, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

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                                                      -101-


         Characterization of Investments in REMIC Certificates

         In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.
Furthermore,  foreclosure  property  will qualify as "real estate  assets" under
Section 856(c)(5)(A) of the Code.

         Tiered REMIC Structures

         For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe LLP, counsel to the Company, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence

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                                                      -102-

ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates

         General

         Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986, indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used by the Master Servicer in reporting original issue discount for each series of REMIC Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

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                                                      -103-


         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular
Certificate. It is possible that the Internal Revenue Service (the "IRS") will take the position that no portion of interest on a subordinated Certificate (or, perhaps, any Certificate) is qualified stated interest on the grounds that such interest is not unconditionally payable.
     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determina-tion of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. In general terms, original issue discount is accrued by treating the interest rate of the Certificates as fixed and making adjustments to reflect actual interest rate adjustments.

         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such REMIC Regular Certificate (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of

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                                                      -104-

interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price,

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                                                      -105-

over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         Market Discount

         A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or

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                                                      -106-

original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.


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                                                      -107-

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium

         A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If such an election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.


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                                                      -108-

         Realized Losses

         Under Code Section 166 both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General

         As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or

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                                                      -109-

amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

         Taxable Income of the REMIC

         The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other class of REMIC

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                                                      -110-

Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt deductions with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Mortgage Loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See "-Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," except that

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                                                      -111-

the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code and the rules relating to the alternative minimum tax. See "-Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions

         The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.


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                                                      -112-

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see "-Taxation of Owners of REMIC Residual Certificates-General."

         Excess Inclusions

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not

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                                                      -113-

below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses, brokers and underwriters) at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of REMIC
Residual Certificates is sold for cash on or prior to the Closing Date, the issue price for such REMIC Residual Certificates will be treated as the fair market value of such REMIC Residual Certificates on the Closing Date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates

         Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations

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                                                      -114-

provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules

         On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.


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                                                      -115-

         Possible Pass-Through of Miscellaneous Itemized Deductions

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate  two percent of a  taxpayer's  adjusted  gross  income.  In  addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

         Sales of REMIC Certificates

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under

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                                                      -116-

"-Taxation of Owners of REMIC Residual Certificates-Basis Rules, Net Losses and Distributions." Except as described below, any such gain or loss generally will be capital gain or loss. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


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                                                      -117-

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions and Other Possible REMIC Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the

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                                                      -118-

Master Servicer or the Trustee will be payable out of the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations
         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.


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                                                      -119-

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         Termination

         A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be subject to the "wash sale" rules of Section 1091 of the Code. See "--Sales of REMIC Certificates." The character of any such loss as ordinary or capital is uncertain.

         Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus
Supplement, the Master Servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and generally will hold at least a nominal amount of REMIC Residual Certificates.

         As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an

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                                                      -120-

audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Such request should be directed to the Master Servicer at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.


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                                                      -121-

         Backup Withholding With Respect to REMIC Certificates

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates

         A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular
Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the Trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.


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                                                      -122-

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.


                                         STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.


                                               ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code, collectively "Parties in Interest") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an

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                                                      -123-

excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any such transaction.

Plan Asset Regulations

         An investment of the assets of a Plan in Certificates may cause the underlying Mortgage Loans, Mortgage Securities or any other assets included in a Trust Fund to be deemed plan assets ("Plan Assets" as defined below) of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if: (1) the entity is an operating company; or (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" as defined in Section 3(3) or ERISA which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, foreign plans and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of an entity (such as a Trust Fund) or may be deemed merely to include its interest in the instrument evidencing such equity interest (such as a Certificate). Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this section "ERISA Considerations," the term "Plan Assets" or "assets of a Plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

         The  prohibited  transaction  provisions  of  Section  406 of ERISA and
Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, a Trust Fund, including the Mortgage Loans,
Mortgage Securities or any other assets held in such Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such

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                                                      -124-

assets, the Company, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either
(i) has investment  discretion with respect to the investment of Plan Assets; or
(ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

         Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee (in the manner described above) is a fiduciary of the investing Plan. If the Mortgage Loans, the Mortgage Securities or any other assets in a Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the Mortgage Loans, Mortgage Securities or any other assets in a Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets, as well as the operation of such Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

         The DOL issued an individual exemption, Prohibited Transaction Exemption 94-29, (59 Fed. Reg. 14,674, March 29, 1994 (the "Exemption")), to Residential Funding and certain of its affiliates, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates issued by such a trust as to which (i) the Company or any of its affiliates is the sponsor, and any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or
(ii) the Company or an affiliate is the underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this section, the term "Underwriter" shall include (a) the Company and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests

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                                                      -125-

that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the
Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Company, the Master Servicer, any Subservicer and any mortgagor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Subservicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan-Asset Investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

         A fiduciary or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by an Excluded Plan or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Certificates, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.


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                                                      -126-

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust Fund or (b) an affiliate of such a person (provided that, with respect to the acquisition of certificates in connection with the initial issuance of the certificates, certain quantitative restrictions set forth in the Exemption are met), (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and (3) the holding of Certificates by a Plan or with Plan Assets.

         Additionally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools. Unless otherwise set forth in the related Prospectus Supplement, the Company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections  4975(c)(1)(A) through
(D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party In Interest with respect to an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

         In addition to the Exemption, a fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 95-60, regarding transactions by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; and PTCE 96-23, regarding transactions effected by an "in-house asset manager." In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential first or second

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                                                      -127-

mortgage loans, such fiduciary or other Plan investor should consider the availability of the Exemption or PTCE 83-1. There can be no assurance that any of the Class Exemptions will apply with respect to any particular Plan's or Plan investor's investment in Certificates or, even if a Class Exemption were deemed to apply, that such Class Exemption would apply to all transactions that may occur in connection with or as a result of such an investment. The respective Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other Class Exemption, with respect to the Certificates offered thereby.

Insurance Company General Accounts

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

Representation from Investing Plans

         It is not clear whether Certificates backed by Revolving Credit Loans with respect to which certain Trust Balances of Revolving Credit Loans are included in the related Trust Fund would constitute "certificates" for purposes of the Exemption. In promulgating the Exemption, the DOL did not have under consideration interests in mortgage pools of the exact nature described in this

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                                                      -128-

paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Certificates representing interests as described in this paragraph should not be purchased by or on behalf of a Plan or with Plan Assets based solely upon the Exemption. In addition, the exemptive relief afforded by the Exemption will not apply to the purchase, sale or holding of any class of Subordinate Certificates and may not apply to any Certificates where the related Trust Fund contains a Funding Account during the period in which additional Mortgage Loans are permitted to be transferred to such Trust Fund.

         To the extent Certificates are backed by Revolving Credit Loans or are Subordinate Certificates or the related Trust Fund contains a Funding Account, except as otherwise specified in the respective Prospectus Supplement, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee and the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the transferee may provide a certification of facts substantially to the effect that the purchase of Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60) and (b) the conditions set forth in Section I and Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

Tax Exempt Investors

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

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                                                      -129-


Consultation with Counsel

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that the exemption would apply to transactions involving a Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption or in one of the Class Exemptions would be satisfied and (b) in the case of a Certificate purchased under the Exemption, the Certificate constitutes a "certificate" for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption or in any of the Class Exemptions, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan.


                                             LEGAL INVESTMENT MATTERS

         Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will evidence an interest in Mortgage Loans primarily secured by second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments for them.

         All depository institutions considering an investment in the Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."


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                                                      -130-

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Certificates or to purchase any class of Certificates representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                                  USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans or Mortgage Securities underlying the Certificates or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                                              METHODS OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

         The Company intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;
     2. by placements by the Company with institutional investors through dealers; and
     3. by direct placements by the Company with institutional investors.

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


                                                      -131-

         In addition, if specified in the related Prospectus Supplement, a series of Certificates may be offered in whole or in part to the Seller of the related Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Certificates.

         If underwriters are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Certificates, underwriters may receive compensation from the Company or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such series.

         The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

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


                                                      -132-



                                                   LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the Prospectus Supplement.


                                               FINANCIAL INFORMATION

         The Company has determined that its financial statements are not material to the offering made hereby. The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be to repurchase Mortgage Loans or Mortgage Securities upon any breach of certain limited representations and warranties made by the Company, or as otherwise provided in the applicable Prospectus Supplement.

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                                                      -133-


                                          INDEX OF PRINCIPAL DEFINITIONS

                                                                       age
401(c) Regulations.....................................................126
Account Balance   ......................................................28
Accrual Certificates.....................................................6
Actuarial Mortgage Loan.................................................26
Additional Balance......................................................28
Additional Charges......................................................28
Advance           ......................................................53
Affiliated Sellers......................................................21
ARM Loans         ......................................................25
Audit Guide       ......................................................72
Balloon Amount    ......................................................26
Balloon Loans     ......................................................26
Bankruptcy Loss   ......................................................61
Bankruptcy Losses ......................................................65
Beneficial Owner  ......................................................43
Book-Entry Certificates.................................................42
CEDEL             ......................................................42
CEDEL Participants......................................................44
CERCLA            ......................................................93
Certificate Account.....................................................49
Certificate Administrator...............................................23
Certificate Registrar...................................................42
Certificateholder ......................................................42
Certificates      .......................................................1
Class Exemptions  .....................................................126
Clearance Cooperative...................................................44
Closed-End Loans  .......................................................1
Closing Date      .....................................................103
CLTV              ......................................................22
Code              ......................................................13
Combined Loan-to-Value Ratio............................................22
Commission        .......................................................3
Committee Report  .....................................................102
Company           .......................................................1
Conservation Act  ......................................................93
Contributions Tax .....................................................117
Convertible Mortgage Loan...............................................27
Cooperative       ......................................................85
Cooperative Loans ......................................................20
Cooperative Note  ......................................................85

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                                                      -134-

Cooperative Notes ......................................................20
Credit Enhancer   ......................................................63
Credit Line Agreements..................................................27
Credit Utilization Rate.................................................23
Crime Control Act ......................................................97
Custodial Account ......................................................37
Custodian         ......................................................46
Debt Service Reduction..................................................65
Defaulted Mortgage Loss.................................................61
Deferred Interest ......................................................26
Deficient Valuation.....................................................64
Deleted Mortgage Loan...................................................37
Depositaries      ......................................................42
Designated Seller ......................................................21
Designated Seller Transaction...........................................21
Determination Date......................................................53
DIDMC             ......................................................99
Disqualified Persons...................................................122
Distribution Amount.....................................................52
Distribution Date .......................................................8
DOL               .....................................................122
DOL Regulations   .....................................................122
Draw              ......................................................28
Draw Period       ......................................................28
DTC               ......................................................42
DTC Participants  ......................................................42
Eligible Account  ......................................................49
Environmental Lien......................................................93
ERISA             ......................................................13
ERISA Plans       .....................................................121
Euroclear         ......................................................42
Euroclear Operator......................................................44
Euroclear Participants..................................................44
Excess Interest   ......................................................66
Excess Spread     ......................................................47
Exchange Act      .......................................................3
Excluded Balance  ......................................................29
Excluded Plan     .....................................................125
Excluded Spread   ......................................................47
Exemption         .....................................................123
Exemption Rating Agencies..............................................124
Extraordinary Losses....................................................62
FDIC              ......................................................34
Finance Charge    ......................................................28

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                                                      -135-

Financial Guaranty Insurance Policy.....................................63
Fraud Loss        ......................................................62
Funding Account   ......................................................55
Garn-St Germain Act.....................................................94
Gross Margin      ......................................................25
Guide             ......................................................30
High Cost Loans   ......................................................92
Home Equity Program.....................................................30
Index             ......................................................25
Indirect Participants...................................................43
Insurance Proceeds......................................................48
Insurer           ......................................................63
Issue Premium     .....................................................110
Junior Ratio      ......................................................23
Letter of Credit  ......................................................64
Letter of Credit Bank...................................................64
Liquidated Mortgage Loan................................................59
Liquidation Proceeds....................................................48
Manager           ......................................................22
Mark-to-Market Regulations.............................................114
Master Commitments......................................................31
Mezzanine Certificates...................................................7
Mortgage          ......................................................28
Mortgage Loans    .......................................................1
Mortgage Note     ......................................................20
Mortgage Rate     ......................................................25
Mortgage Securities......................................................8
Mortgaged Properties.....................................................8
Mortgagor         ......................................................15
Net Mortgage Rate ......................................................78
Nonrecoverable Advance..................................................51
OID Regulations   .....................................................100
Overcollateralization...................................................67
Participants      ......................................................42
Parties in Interest....................................................122
Pass-Through Rate .......................................................6
Paying Agent      ......................................................51
Percentage Interest.....................................................52
Permitted Investments...................................................49
Plan Assets       .....................................................123
Plans             .....................................................122
Pooling and Servicing Agreement..........................................6
Prepayment Assumption..................................................102
Prepayment Interest Shortfall............................................9

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                                                      -136-

Principal Balance ......................................................28
Prohibited Transactions Tax............................................116
PTCE 83-1         .....................................................126
Purchase Price    ......................................................37
Purchase Obligations....................................................69
Qualified Insurer ......................................................68
Qualified Substitute Mortgage Loan......................................37
Rating Agency     ......................................................12
Realized Loss     ......................................................62
Record Date       ......................................................52
Registration Statement...................................................3
Relief Act        ......................................................96
REMIC             .......................................................1
REMIC Provisions  .....................................................100
REMIC Regular Certificates.............................................100
REMIC Regulations .....................................................100
REMIC Residual Certificates............................................100
REO Mortgage Loan ......................................................59
Reserve Fund      ......................................................67
Residential Funding......................................................5
Revolving Credit Loans...................................................1
RICO              ......................................................97
Risk Factors      ......................................................14
Sellers           ......................................................21
Senior Certificates......................................................7
Senior Percentage ......................................................65
Senior/Subordinate Series...............................................41
Servicing Advances......................................................50
Simple Interest Mortgage Loan...........................................26
Single Certificate......................................................56
SMMEA             ......................................................12
Special Hazard Instrument...............................................62
Special Hazard Insurance Policy.........................................64
Special Hazard Loss.....................................................61
Spread Account    ......................................................67
Stated Principal Balance................................................62
Strip Certificates.......................................................6
Subordinate Certificates.................................................7
Subservicers      ......................................................23
Subservicing Account....................................................48
Subservicing Agreement..................................................39
Tax Favored Plans .....................................................121
Tax-Exempt Investor....................................................128
Terms and Conditions....................................................44
Tiered REMICs     .....................................................101

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                                                      -137-
Title V           ......................................................95
Title VIII        ......................................................96
Trust Balance     ......................................................29
Trust Fund        .......................................................1
Trustee           .......................................................5
UBTI              .....................................................128
UCC               ......................................................90
Unaffiliated Sellers....................................................21



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